As filed with the Securities and Exchange Commission on September 1, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OIL STATES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3533	76-0476605
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
(713) 652-0582
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Bradley J. Dodson
Senior Vice President, Chief Financial Officer and Treasurer
Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
(713) 652-0582
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Matthew R. Pacey
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Amount of
Title of Each Class of	Amount	Registration
Securities to be Registered	to be Registered	Fee(1)
6.50% Senior Notes due 2019	$600,000,000	$69,660
Guarantees of 6.50% Senior Notes due 2019(2)		None(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)	Acute Technological Services, Inc., Capstar Drilling LP, L.L.C., Capstar Holding, L.L.C., Capstar Drilling, Inc., Capstar Drilling GP, L.L.C., General Marine Leasing, LLC, Oil States Energy Services, Inc., Oil States Management, Inc., Oil States Industries, Inc., Oil States Skagit SMATCO, LLC, PTI Group USA LLC, PTI Mars Holdco 1, LLC, Sooner Inc., Sooner Pipe, L.L.C., Sooner Holding Company, Specialty Rental Tools & Supply, L.L.C., Stinger Wellhead Protection, Incorporated, and Well Testing, Inc., our existing material domestic subsidiaries, will guarantee the notes being registered.

(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	IRS Employer
	Incorporation or	Identification
Exact Name of Registrant Guarantors(1)	Formation	Number

Acute Technological Services, Inc.	Texas	20-5786381
Capstar Drilling LP, L.L.C	Delaware	22-3861885
Capstar Holding, L.L.C.	Delaware	75-1950400
Capstar Drilling, Inc.	Texas	75-1226273
Capstar Drilling GP, L.L.C.	Delaware	—
General Marine Leasing, LLC	Delaware	55-0809699
Oil States Energy Services, Inc.	Delaware	76-0562413
Oil States Management, Inc.	Delaware	55-0809703
Oil States Industries, Inc.	Delaware	75-0734429
Oil States Skagit SMATCO, LLC	Delaware	72-1518822
PTI Group USA LLC	Delaware	27-1509846
PTI Mars Holdco 1, LLC	Delaware	27-3611340
Sooner Inc.	Delaware	73-1558443
Sooner Pipe, L.L.C	Delaware	73-0552990
Sooner Holding Company	Delaware	73-1498779
Specialty Rental Tools & Supply, L.L.C.	Delaware	76-0286357
Stinger Wellhead Protection, Incorporated	Texas	75-2239172
Well Testing, Inc.	Delaware	26-0440252

(1)	The address for each of the Registrant Guarantors is Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, and the telephone number for each of the Registrant Guarantor is (713) 652-0582. The Primary Industrial Classification Code for each of the Registrant Guarantors is 3533.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2011

PROSPECTUS

Offer to Exchange
Up To $600,000,000 of
6.50% Senior Notes due 2019
That Have Not Been Registered Under
The Securities Act of 1933
For
Up To $600,000,000 of
6.50% Senior Notes due 2019
That Have Been Registered Under
The Securities Act of 1933

Terms of the New 6.50% Senior Notes due 2019 Offered in the Exchange Offer:

•	The terms of the new notes are identical to the terms of the old notes that were issued on June 1, 2011, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $600,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date.

In this prospectus, “we,” “us,” “our,” the “Company,” and “Oil States” refer to Oil States International, Inc. and its material domestic subsidiaries, unless otherwise indicated or the context otherwise requires.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, TX 77002 (Telephone (713) 652-0582). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We include the following cautionary statement to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, for any “forward-looking statement” made by us, or on our behalf. The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. You can typically identify “forward-looking statements” by the use of forward-looking words such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast,” and other similar words. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, budgets, capital expenditures, projected costs, plans and objectives of management for future operations and possible future strategic transactions, are forward-looking statements. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results. The differences between assumed facts or bases and actual results can be material, depending upon the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.

In any forward-looking statement where we, or our management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Taking this into account, the following are identified as important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company:

•	the level of demand for and supply of oil and natural gas;

•	fluctuations in the current and future prices of oil and natural gas;

•	the level of activity and developments in the Canadian oil sands;

•	the level of drilling and completion activity;

•	the level of mining activity in Australia and demand for coal from Australia;

•	the level of onshore and offshore oil and natural gas developmental activities;

•	general economic conditions and the pace of recovery from the recent recession;

•	our ability to find and retain skilled personnel;

•	the availability and cost of capital; and

•	the other factors identified under the caption “Risks Factors” in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ii

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus before making an investment decision. You should carefully consider the information set forth under “Risk Factors” beginning on page 8 of this prospectus and the risk factors and other cautionary statements. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on June 1, 2011 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Oil States International, Inc.

Oil States, through its subsidiaries, is a leading provider of specialty products and services to natural resources companies throughout the world. We operate in a substantial number of the world’s active oil, natural gas and coal producing regions, including Canada, onshore and offshore U.S., Australia, West Africa, the North Sea, South America and Southeast and Central Asia. Our customers include many national oil companies, major and independent oil and natural gas companies, onshore and offshore drilling companies, other oilfield service companies and mining companies. We operate in four principal business segments, accommodations, offshore products, well site services and tubular services, and have established a leadership position in certain of our product or service offerings in each segment.

Our principal executive offices are located at Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, and our telephone number at that address is (713) 652-0582.

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 8 of this prospectus.

Exchange Offer

On June 1, 2011, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer within 365 days after the date we issued the old notes.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirm that:

• DTC has received your instructions to exchange your notes, and

• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer” and “Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal by telegram, facsimile transmission or letter to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act of 1933 (the Securities Act) except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wells Fargo Bank, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479

Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

Terms of the New Notes

The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please refer to the section entitled “Description of the Notes” in this prospectus.

Issuer	Oil States International, Inc.

Notes Offered	$600 million aggregate principal amount of 6.500% senior notes due 2019.

Maturity	June 1, 2019.

Interest Payment Dates	Interest on the new notes will be paid semi-annually in arrears on June 1 and December 1 of each year commencing on December 1, 2011. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note tendered in exchange thereof, or, if no interest has been paid on the old note, from the date of the original issue of the old note.

Guarantees	Our obligations under the new notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing material domestic subsidiaries and by certain of our future subsidiaries. See “Description of the Notes — Guarantees.”

Ranking	The new notes will be our general unsecured senior obligations. The new notes will:

• rank equally in right of payment with all of our existing and future senior indebtedness;

• rank senior in right of payment to any of our future subordinated indebtedness; and

• effectively rank junior in right of payment to all of our existing and future secured indebtedness and other obligations, including borrowings under our credit facilities, to the extent of the value of the assets securing such indebtedness and other obligations.

The guarantees will be the guarantors’ general senior unsecured obligations and will:

• rank equally in right of payment with any existing and future senior indebtedness of such guarantor;

• rank senior in right of payment to any future subordinated indebtedness of such guarantor; and

• effectively rank junior in right of payment to existing and future secured indebtedness and other obligations of such guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption	We will have the option to redeem the new notes, in whole or in part, at any time on or after June 1, 2014, in each case at the redemption prices described in this prospectus under the heading

“Description of the Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Prior to June 1, 2014, we may redeem the new notes, in whole or in part, at a “make-whole” redemption price described under “Description of the Notes — Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

In addition, prior to June 1, 2014, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at a redemption price equal to 106.500% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption.

Mandatory Offers to Purchase	Upon the occurrence of a change of control, holders of the new notes will have the right to require us to purchase all or a portion of the new notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	We will issue the new notes under an indenture, dated June 1, 2011, with Wells Fargo Bank, N.A., as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur, assume or guarantee additional indebtedness or issue redeemable stock;

• pay dividends on stock, repurchase stock or redeem subordinated debt;

• make investments;

• enter into transactions with affiliates;

• create liens on our assets;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• restrict dividends, loans or other asset transfers from our restricted subsidiaries; and

• consolidate with or merge with or into, or sell all or substantially all of our properties to, another person.

However, many of these covenants will terminate if:

• either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. assigns the notes an investment grade rating; and

• no default under the indenture exists.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Notes — Certain Covenants.”

Transfer Restrictions; Absence of a Public Market for the Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page 8 for a discussion of certain factors you should consider in evaluating an investment in the new notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	7.82	12.81	6.63	15.06	11.79	11.81

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of the sum of pre-tax income from continuing operations before income or loss from equity investees, adjusted to reflect actual distributions from equity investments, fixed charges, amortization of capitalized interest less interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” consists of the sum of interest costs expensed and capitalized, amortized discounts and debt issue costs related to indebtedness and the portion of rental expense, which we believe represents an interest factor.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

RISK FACTORS

You should carefully consider the information included in this prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” and the following risks before investing in the notes.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Relating to the Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The Amended and Restated Credit Agreement (the Credit Agreement) governing our U.S. and Canadian credit facilities and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the Credit Agreement and the indenture governing the notes or in current or future debt financing agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our Credit Agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our Credit Agreement and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our Credit Agreement and the indenture governing the notes. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our Credit Agreement could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Agreement to avoid being in default. If we breach our covenants under our Credit Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes in certain circumstances.

Under the terms of the indenture governing the notes, you may require us to repurchase all or a portion of your notes if we sell certain assets or in the event of a change of control. We may not have enough funds to pay the repurchase price on a purchase date. Our existing and any future credit agreements or other debt agreements to which we become a party may provide that our obligation to purchase or redeem the notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the notes. If we are prohibited from repurchasing or redeeming the notes, we could seek the consent of our then-existing lenders to repurchase or redeem the notes or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the notes. Our failure to redeem tendered notes would constitute a default under the indenture governing the notes and might constitute a default under the terms of other indebtedness that we incur.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily afford holders of notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all or a portion of the notes held by such holder may be impaired.

Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, a subsidiary guarantee may be voided as a fraudulent conveyance or held unenforceable if a U.S. court was to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•	the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Many of the covenants contained in the indenture governing the notes terminate if the notes are rated investment grade by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the notes terminate if the notes are rated investment grade by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. These covenants restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would, for the term of the notes, allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please read “Description of the Notes — Certain Covenants — Covenant Termination.”

Your right to receive payments on the notes is effectively junior to our current and future indebtedness to the extent it is secured by our assets.

The notes and any guarantee effectively rank junior to any secured indebtedness we or the applicable guarantor currently have or may incur in the future, to the extent of the value of the assets that secure such indebtedness, including current and future borrowings under our credit facilities. As a result, upon any distribution to our creditors or the creditors of our guarantor subsidiaries in a bankruptcy, liquidation or reorganization or similar proceeding relating to us, our guarantor subsidiaries or our respective property, the holders of our secured debt will be entitled to be paid in cash, to the extent of the value of the collateral securing such debt, before any payment may be made with respect to the notes.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, our subsidiaries or our respective properties, holders of the notes will participate with our trade creditors and all other holders of our senior unsecured indebtedness in the assets remaining. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of secured debt.

The notes are structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes.

The notes are guaranteed by each of our existing material domestic subsidiaries and will be guaranteed by certain of our future subsidiaries. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

•	the sale or other disposition of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the Notes — Guarantees.”

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

Risks Relating to Our Business

Our business is subject to a number of economic risks.

Financial markets worldwide experienced extreme disruption in the past three years, including, among other things, extreme volatility in securities prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. Governments took unprecedented actions intended to address extreme market conditions such as severely restricted credit and declines in real estate values. Such economic events can recur and can potentially affect businesses such as ours in a number of ways. Tightening of credit in financial markets and a slowing economy adversely affects the ability of our customers and suppliers to obtain financing for significant operations, can result in lower demand for our products and services, and could result in a decrease in or cancellation of orders included in our backlog and adversely affect the collectability of our receivables. Additionally, tightening of credit in financial markets coupled with a slowing economy could negatively impact our cost of capital and ability to grow. Our business is also adversely affected when energy demand declines as a result of lower overall economic activity. Typically, lower energy demand negatively affects commodity prices that reduces the earnings and cash flow of our exploration and production and mining customers, reducing their spending and demand for our products and services. These conditions could have an adverse effect on our operating results and our ability to recover our assets at their stated values. Likewise, our suppliers may be unable to sustain their current level of operations, fulfill their commitments and/or fund future operations and obligations, each of which could adversely affect our operations. Strengthening of the rate of exchange for the U.S. Dollar against certain major currencies, such as the Euro, the British Pound and the Canadian and Australian Dollar, could also adversely affect our results.

Decreased customer expenditure levels will adversely affect our results of operations.

Demand for our products and services is particularly sensitive to the level of exploration, development and production activity of, and the corresponding capital spending by, oil and gas and mining companies, including national oil companies. If our customers’ expenditures decline, our business will suffer. The industry’s willingness to explore, develop and produce depends largely upon the availability of attractive drilling prospects and the prevailing view of future commodity prices. Prices for oil, coal, natural gas, and other minerals are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and a variety of other factors that are beyond our control. A sudden or long-term decline in product pricing would have material adverse effects on our results of operations. Any prolonged reduction in oil and natural gas prices will depress levels of exploration, development, and production activity, often reflected as reductions in rig counts. Additionally, significant new regulatory requirements, including climate change legislation, could have an impact on the demand for and the cost of producing oil and gas. Many factors affect the supply and demand for oil, coal, natural gas and other minerals and, therefore, influence product prices, including:

•	the level of drilling activity;

•	the level of production;

•	the levels of oil and natural gas inventories;

•	depletion rates;

•	the worldwide demand for oil and natural gas;

•	the expected cost of finding, developing and producing new reserves;

•	delays in major offshore and onshore oil and natural gas field development timetables;

•	the level of activity and developments in the Canadian oil sands;

•	the level of demand for coal and other natural resources from Australia;

•	the availability of attractive oil and natural gas field prospects, which may be affected by governmental actions or environmental activists which may restrict drilling;

•	the availability of transportation infrastructure, refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;

•	global weather conditions and natural disasters;

•	worldwide economic activity including growth in underdeveloped countries, such as China and India;

•	national government political requirements, including the ability of the Organization of Petroleum Exporting Companies (OPEC) to set and maintain production levels and prices for oil and government policies which could nationalize or expropriate oil and natural gas exploration, production, refining or transportation assets;

•	the level of oil and gas production by non-OPEC countries;

•	the impact of armed hostilities involving one or more oil producing nations;

•	rapid technological change and the timing and extent of alternative energy sources, including liquefied natural gas (LNG) or other alternative fuels;

•	environmental regulation; and

•	domestic and foreign tax policies.

Our business may be adversely affected by extended periods of low oil prices or unsuccessful exploration results may decrease deepwater exploration and production activity or oil sands development and production in Canada.

Two of our businesses, where we manufacture offshore products for deepwater exploration and production and where we supply accommodations for oil sands developments, typically support our customers’ projects that are more capital intensive and take longer to generate first production than traditional oil and natural gas exploration and development activities. The economic analyses conducted by exploration and production companies in deepwater and oil sands areas have historically assumed a relatively conservative longer-term price outlook for production from such projects to determine economic viability. Perceptions of lower longer-term oil prices by these companies can cause our customers to reduce or defer major expenditures given the long-term nature of many large scale development projects, which could adversely affect our revenues and profitability in our offshore products segment and our accommodations segment.

Federal legislation and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays as well as adversely affect our services.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations such as shales and involves the pressurized injection of water, sand and chemicals into rock formations to stimulate production. In the U.S., the process is typically regulated by state oil and gas commissions. However, the U.S. Environmental Protection Agency, or EPA, recently asserted federal regulatory authority over hydraulic fracturing involving diesel additives under the Safe Drinking Water Act’s Underground Injection Control Program. While the EPA has yet to take action to enforce or implement this newly asserted regulatory authority, industry groups have filed suit challenging the EPA’s recent action. At the same time, the EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities, with initial results of the study expected to be available in late 2012 and final results in 2014. In addition, for the second consecutive session, the federal Congress is considering two companion bills, known as the “Fracturing Responsibility and Awareness of Chemicals Act,” or “FRAC Act,” that would repeal an exemption in the federal Safe Drinking Water Act for the underground injection of hydraulic fracturing fluids other than diesel near drinking water sources. This legislation, if adopted, would require federal regulation of hydraulic fracturing as well as disclosure of the chemicals used in the fracturing process. Also, some states, such as New York, Pennsylvania, Colorado and Wyoming, have adopted, and other states, including Texas, are considering adopting, laws or regulations imposing disclosure obligations or restrictions on hydraulic fracturing activities in certain circumstances. The adoption of the FRAC Act or any other federal, state or local laws or regulations or similar measures in other countries imposing disclosure obligations on, or otherwise limiting, the hydraulic fracturing process could make it more difficult to complete natural gas wells in certain formations, increase our costs of compliance, and adversely affect the demand for the well site services that we provide.

Unconventional natural gas sources are exerting downward pricing pressures on the price of natural gas.

The rise in production of unconventional gas resources (onshore shale plays resulting from technological advancements in horizontal drilling and fracturing) in North America and the commissioning of a number of new large Liquefied Natural Gas (LNG) export facilities around the world are contributing to an over-supplied natural gas market. While production of natural gas from unconventional sources is a relatively small portion of the worldwide natural gas production, it is increasing because improved drilling efficiencies are lowering the costs of extraction. There is a significant oversupply of natural gas inventories in the United States in part due to the increase of unconventional gas in the market. Prolonged increases in the worldwide supply of natural gas, whether from conventional or unconventional sources, will likely continue to suppress natural gas prices. A prolonged period of suppressed natural gas prices would likely have a negative impact on development plans of exploration and production companies, which in turn, may result in a decrease in demand for drilling and completion products and services supplied by our well site services and tubular services segments.

Our financial results could be adversely impacted by the Macondo well incident and the resulting changes in regulation of offshore oil and natural gas exploration and development activity.

The U.S. Department of the Interior has issued Notices to Lessees and Operators (NTLs), has implemented additional safety and certification requirements applicable to drilling activities in the U.S. Gulf of Mexico, has imposed additional requirements with respect to development and production activities in U.S. waters and has delayed the approval of drilling plans and well permits in both deepwater and shallow water areas. The delays caused by new regulations and requirements have and will continue to have an overall negative effect on Gulf of Mexico drilling activity, and to a certain extent, our financial results.

The Macondo well incident, the subsequent oil spill and moratorium on drilling has caused offshore drilling delays, and is expected to result in increased state, federal and international regulation of our and our customer’s operations that could negatively impact our earnings, prospects and the availability and cost of insurance coverage. This delay could result in decreased demand for all of our business segments. There have been a variety of proposals to change existing laws and regulations that could affect offshore development and production, including proposals to significantly increase the minimum financial responsibility demonstration required under the federal Oil Pollution Act of 1990. Any increased regulation of the exploration and production industry as a whole that arises out of the Macondo well incident could result in fewer companies being financially qualified to operate offshore in the U.S., could result in higher operating costs for our customers and could reduce demand for our services.

We have a significant concentration of our accommodations business located in the oil sands region of Alberta, Canada.

Because of the concentration of our accommodations business in the Canadian oil sands in one relatively small geographic area, we have increased exposure to political, regulatory, environmental, labor, climate or natural disaster events or developments that could negatively impact our operations and financial results.

In our accommodations business supporting mining, our clients’ production or price issues may adversely affect us.

The volumes and prices of the products of our clients, including coal and gold, have historically varied significantly and are difficult to predict. The demand for, and price of, these minerals and commodities is highly dependent on a variety of factors, including international supply and demand, the price and availability of alternative fuels, actions taken by governments and global economic and political developments. Mineral and commodity prices have fluctuated in recent years and may continue to fluctuate significantly in the future. We expect that a material decline in mineral and commodity prices could result in a decrease in the activity of our clients with the possibility that this would materially adversely affect us. No assurance can be given regarding future volumes and/or prices relating to the activities of our clients.

Because the oil and gas industry is cyclical, our operating results may fluctuate.

Oil and natural gas prices have been and are expected to remain volatile. This volatility causes oil and gas companies and drilling contractors to change their strategies and expenditure levels. Supplies of oil and natural gas can be influenced by many factors, including improved technology such as the hydraulic fracturing of horizontally drilled wells in shale discoveries, access to potential productive regions and availability of required infrastructure to deliver production to the marketplace. We have experienced in the past, and expect to experience in the future, significant fluctuations in operating results based on these changes.

The cyclical nature of our business and a severe prolonged downturn could negatively affect the value of our goodwill.

As of June 30, 2011 and December 31, 2010, goodwill represented approximately 14% and 16%, respectively, of our total assets. We have recorded goodwill because we paid more for some of our businesses than the fair market value of the tangible and separately measurable intangible net assets of those businesses. Current accounting standards, which were effective January 1, 2002, require a periodic review of goodwill for impairment in value and a non-cash charge against earnings with a corresponding decrease in stockholders’ equity if circumstances, some of which are beyond our control, indicate that the carrying amount will not be recoverable. In the fourth quarter of 2008, we recognized an impairment of a portion of our goodwill totaling $85.6 million as a result of several factors affecting our tubular services and drilling reporting units. In the second quarter of 2009, we recognized an impairment of $94.5 million representing a portion of our remaining goodwill as a result of several factors affecting our rental tools reporting unit. It is possible that we could recognize additional goodwill impairment losses in the future if, among other factors:

•	global economic conditions deteriorate;

•	the outlook for future profits and cash flow for any of our reporting units deteriorate as the result of many possible factors, including, but not limited to, increased or unanticipated competition, technology becoming obsolete, reductions in customer capital spending plans, loss of key personnel, adverse legal or regulatory judgment(s), future operating losses at a reporting unit, downward forecast revisions, or restructuring plans;

•	costs of equity or debt capital increase further; or

•	valuations for comparable public companies or comparable acquisition valuations deteriorate.

The level and pricing of tubular goods imported into the U.S. could decrease demand for our tubular goods inventory and adversely impact our results of operations. Also, if steel mills were to sell a substantial amount of goods directly to end users in the U.S., our results of operations could be adversely impacted.

Although imports of oil country tubular goods (OCTG) from China are currently restricted by trade sanctions imposed by the U.S. government, lower-priced tubular goods from a number of foreign countries are still imported into the U.S. tubular goods market. If the level of imported lower-priced tubular goods were to otherwise increase from current levels or if prices and margins are driven down by increased supplies of tubular goods, our tubular services segment could be adversely affected to the extent that we would then have higher-cost tubular goods in inventory. If prices were to decrease significantly, we might not be able to profitably sell our inventory of tubular goods. In addition, significant price decreases could result in a longer holding period for some of our inventory, which could also have an adverse effect on our tubular services segment.

We do not manufacture any of the tubular goods that we distribute. Historically, users of tubular goods in the U.S., in contrast to those outside the U.S., have purchased tubular goods through distributors. If customers were to purchase tubular goods directly from steel mills, our results of operations could be adversely impacted.

We do business in international jurisdictions whose political and regulatory environments and compliance regimes differ from those in the U.S.

A portion of our revenue is attributable to operations in foreign countries. These activities accounted for approximately 29% (8% excluding Canada) of our consolidated revenue in the year ended December 31, 2010. Risks associated with our operations in foreign areas include, but are not limited to:

•	war and civil disturbances or other risks that may limit or disrupt markets;

•	expropriation, confiscation or nationalization of assets;

•	renegotiation or nullification of existing contracts;

•	foreign exchange restrictions;

•	foreign currency fluctuations;

•	foreign taxation;

•	the inability to repatriate earnings or capital;

•	changing political conditions;

•	changing foreign and domestic monetary policies;

•	social, political, military and economic situations in foreign areas where we do business and the possibilities of war, other armed conflict or terrorist attacks; and

•	regional economic downturns.

Additionally, in some jurisdictions we are subject to foreign governmental regulations favoring or requiring the awarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These regulations may adversely affect our ability to compete.

Our international business operations also include projects in countries where governmental corruption has been known to exist and where our competitors who are not subject to the same ethics related laws and regulations such as the Foreign Corrupt Practices Act in the U.S. and the Anti-Bribery law in the U.K., can gain competitive advantages over us by securing business awards, licenses or other preferential treatment in those jurisdictions using methods that certain ethics related laws and regulations prohibit us from using. For example, our non-U.S. competitors are not subject to the anti-bribery restrictions of the Foreign Corrupt Practices Act, which make it illegal to give anything of value to foreign officials or employees or agents of nationally owned oil companies in order to obtain or retain any business or other advantage. While many countries, like the U.S. and the U.K., have adopted similar anti-bribery statutes, there has not been universal adoption and enforcement of such statutes. Therefore, we may be subject to competitive disadvantages to the extent that our competitors are able to secure business, licenses or other preferential treatment by making payments to government officials and others in positions of influence.

Violations of these laws could result in monetary and criminal penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business.

We are subject to extensive and costly environmental laws and regulations that may require us to take actions that will adversely affect our results of operations.

All of our operations are significantly affected by stringent and complex foreign, federal, provincial, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to protection of natural resources and the environment. These laws and regulations may impose restrictions and numerous obligations applicable to our operations including the acquisition of permits before conducting regulated activities, the restriction on the types, quantities and concentration of materials that can be released into the environment, and the imposition of substantial liabilities for pollution resulting from our operations. Any failure by us to comply with these applicable environmental laws and regulations may result in governmental authorities taking actions against our business that could adversely impact our operations and financial condition, including the:

•	issuance of administrative, civil and criminal penalties;

•	denial or revocation of permits or other authorizations;

•	reduction or cessation in operations; and

•	performance of site investigatory, remedial or other corrective actions.

There is inherent risk of incurring significant environmental costs and liabilities in the performance of our operations as a result of the handling of petroleum hydrocarbons, naturally occurring radioactive materials and wastes, the occurrence of spills or other unauthorized releases, and legacies arising from historical industry activities and waste disposal practices. We could be exposed to liability for cleanup costs, natural resource damages and other damages as a result of our conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. Moreover, environmental laws and regulations are subject to change in the future, possibly resulting in more stringent requirements. If existing regulatory requirements or enforcement policies change or are more stringently enforced, we may be required to make significant unanticipated capital and operating expenditures.

We may be exposed to certain regulatory and financial risks related to climate change.

Climate change is receiving increasing attention from scientists and legislators alike. The debate is ongoing as to the extent to which our climate is changing, the potential causes of this change and its potential impacts. Some attribute global warming to increased levels of greenhouse gases, including carbon dioxide and methane, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. A significant focus is being made on companies that are active producers of depleting natural resources.

There are a number of legislative and regulatory initiatives addressing greenhouse gas emissions both in the U.S. and abroad, which are in various phases of discussion or implementation. The outcome of foreign, U.S. federal, regional, provincial and state actions to address global climate change could result in a variety of regulatory programs including potential new regulations, additional costs to conduct energy efficiency activities, or other regulatory actions. These actions could:

•	result in increased costs associated with our operations and our customers’ operations;

•	increase other costs to our business;

•	adversely impact overall drilling activity in the areas in which we operate;

•	reduce the demand for carbon-based fuels; and

•	reduce the demand for our services.

Any adoption by foreign, U.S. federal, regional, provincial or state governments of enforceable requirements mandating a substantial reduction in greenhouse gas emissions, implementation of the Kyoto Protocol, or other foreign, U.S. federal, regional or state requirements or other efforts to regulate greenhouse gas emissions, could have far-reaching and significant impacts on the energy industry in general and our customers in particular. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions, and could have a material adverse effect on our business or demand for our services. See “Business — Government Regulation” for a more detailed description of our climate-change related risks.

Currently proposed legislative changes could materially, negatively impact the company, increase the costs of doing business and decrease the demand for our products.

The current U.S. administration and Congress have proposed several new articles of legislation or legislative and administration changes which could have a material negative effect on our company. Some of the proposed changes that could negatively impact us are:

•	cap and trade system for emissions;

•	increase environmental limits on exploration and production activities;

•	repeal of expensing of intangible drilling costs;

•	increase of the amortization period for geological and geophysical costs to seven years;

•	repeal of percentage depletion;

•	limits on hydraulic fracturing or disposal of hydraulic fracturing fluids;

•	repeal of the domestic manufacturing deduction for oil and natural gas production;

•	repeal of the passive loss exception for working interests in oil and natural gas properties;

•	repeal of the credits for enhanced oil recovery projects and production from marginal wells;

•	repeal of the deduction for tertiary injectants;

•	changes to the foreign tax credit limitation calculation; and

•	changes to healthcare rules and regulations.

Our customers in the accommodations business are exposed to a number of unique operating risks which could also adversely affect us.

We could be materially adversely affected by disruptions to the operation of our clients caused by any one of or all of the following singularly or in combination:

•	domestic and international pricing and demand for the natural resource being produced at a given project (or proposed project);

•	unexpected problems and delays during the development, construction and project start-up which may delay the commencement of production;

•	unforeseen and adverse climatic, geological, geotechnical, seismic and mining conditions;

•	lack of availability of sufficient water or power to maintain their or our operations;

•	lack of availability or failure of the required infrastructure necessary to maintain or to expand their operations;

•	the breakdown or shortage of equipment and labor necessary to maintain their or our operations;

•	risks associated with the natural resources industry being subject to various regulatory approvals. Such risks may include a Government Agency failing to grant an approval or failing to renew an existing approval, or the approval or renewal not being provided by the Government Agency in a timely manner or the Government Agency granting or renewing an approval subject to materially onerous conditions;

•	risks to land titles, mining titles and use thereof as a result of native title claims;

•	claims by persons living in close proximity to mining projects, which may have an impact on the consents granted;

•	interruptions to the operations of our clients caused by industrial accidents or disputation; and

•	delays in or failure to commission new infrastructure in time frames so as not to disrupt client operations.

Our accommodations business is exposed to a number of general risks that could materially adversely affect our assets and liabilities, financial position, profits, prospects and share price.

Examples of these broad general risks which may impact our performance include:

•	abnormal stoppages in the production or delivery of the products of our clients due to factors such as industrial disruption, infrastructure failure, war, political or civil unrest;

•	cost overruns in the provision of new rooms or in other associated or related capital expenditure;

•	higher than budgeted costs associated with the provision of accommodations services;

•	our clients not renewing their contracts, renewing them on less favorable terms, or other loss of clients;

•	failure of our clients to meet their obligations under their contracts;

•	extreme weather conditions adversely affecting our operations or the operations of our clients; and

•	a major disaster at one or more of our large accommodations facilities involving fire, communicable diseases, criminal acts or other events causing significant reputational damage.

Development of permanent infrastructure in the oil sands region or regions of Australia where we locate accommodations villages could negatively impact our accommodations business.

Our accommodations business specializes in providing housing and personnel logistics for work forces in remote areas which lack the infrastructure typically available in nearby towns and cities. If permanent towns, cities and municipal infrastructure develop in the oil sands region of northern Alberta, Canada, or regions of Australia where we locate accommodations villages, demand for our accommodations could decrease as customer employees move to the region and choose to utilize permanent housing and food services.

Construction risks exist in our accommodations business.

There are a number of general risks that might impinge on companies involved in the development, construction, manufacture and installation of facilities as a prerequisite to the management of those assets in an operational sense. We might be exposed to these risks from time to time by relying on these corporations and/or other third parties which could include any and/or all of the following:

•	the construction activities of our accommodations business are partially dependent on the supply of appropriate construction and development opportunities;

•	development approvals, slow decision making by counterparties, complex construction specifications, changes to design briefs, legal issues and other documentation changes may give rise to delays in completion, loss of revenue and cost over-runs. Delays in completion may, in turn, result in liquidated damages and termination of accommodation supply contracts;

•	other time delays that may arise in relation to construction and development include supply of labor, scarcity of construction materials, lower than expected productivity levels, inclement weather conditions, land contamination, cultural heritage claims, difficult site access, or industrial relations issues;

•	objections aired by community interest, environment and/or neighborhood groups which may cause delays in the granting or approvals and/or the overall progress of a project;

•	where we assume design responsibility, design problems or defects may result in rectification and/or costs or liabilities which we cannot readily recover; and

•	we may fail to fulfill our statutory and contractual obligations in relation to the quality of our materials and workmanship, including warranties and defect liability obligations.

We are susceptible to seasonal earnings volatility due to adverse weather conditions in our regions of operations.

Our operations are directly affected by seasonal differences in weather in the areas in which we operate, most notably in Canada, Australia, the Rocky Mountain region and the Gulf of Mexico. A portion of our Canadian accommodations operations is conducted during the winter months when the winter freeze in remote regions is required for exploration and production activity to occur. The spring thaw in these frontier regions restricts operations in the spring months and, as a result, adversely affects our operations and sales of products and services in the second and, to a lesser extent, third quarters. Our operations in the Gulf of Mexico are also affected by weather patterns. Weather conditions in the Gulf Coast region generally result in higher drilling activity in the spring, summer and fall months with the lowest activity in the winter months. As a result of these seasonal differences, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters. In addition, summer and fall drilling activity can be restricted due to hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast. For example, during 2005, a significant disruption occurred in oil and natural gas drilling and production operations in the U.S. Gulf of Mexico due to damage inflicted by Hurricanes Katrina and Rita and, during 2008, from Hurricane Ike. Cyclones can affect our operations in Australia.

We are exposed to risk relating to subcontractors’ performance in some of our projects.

In many cases, we subcontract the performance of parts of our operations to subcontractors. While we seek to obtain appropriate indemnities and guarantees from these subcontractors, we remain ultimately responsible for the performance of our subcontractors. Industrial disputes, natural disasters, financial failure or default or inadequate performance in the provision of services, or the inability to provide services by such subcontractors has the potential to materially adversely affect us.

Our inability to control the inherent risks of acquiring and integrating businesses could adversely affect our operations.

Acquisitions have been, and our management believes acquisitions will continue to be, a key element of our growth strategy. We may not be able to identify and acquire acceptable acquisition candidates on favorable terms in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements could impose a significant burden on our results of operations and financial condition.

We expect to gain certain business, financial and strategic advantages as a result of business combinations we undertake, including synergies and operating efficiencies. Our forward-looking statements assume that we will successfully integrate our business acquisitions and realize these intended benefits. An inability to realize expected strategic advantages as a result of the acquisition would negatively affect the anticipated benefits of the acquisition. Additional risks we could face in connection with acquisitions include:

•	retaining key employees of acquired businesses;

•	retaining and attracting new customers of acquired businesses;

•	retaining supply and distribution relationships key to the supply chain;

•	increased administrative burden;

•	developing our sales and marketing capabilities;

•	managing our growth effectively;

•	potential impairment resulting from the overpayment for an acquisition;

•	integrating operations;

•	operating a new line of business; and

•	increased logistical problems common to large, expansive operations.

Additionally, an acquisition may bring us into businesses we have not previously conducted and expose us to additional business risks that are different from those we have previously experienced. If we fail to manage any of these risks successfully, our business could be harmed. Our capitalization and results of operations may change significantly following an acquisition.

We may not have adequate insurance for potential liabilities.

Our operations are subject to many hazards. We face the following risks under our insurance coverage:

•	we may not be able to continue to obtain insurance on commercially reasonable terms;

•	we may be faced with types of liabilities that will not be covered by our insurance, such as damages from environmental contamination or terrorist attacks;

•	the dollar amount of any liabilities may exceed our policy limits;

•	the counterparties to our insurance contracts may pose credit risks; and

•	we may incur losses from interruption of our business that exceed our insurance coverage.

Even a partially uninsured or underinsured claim, if successful and of significant size, could have a material adverse effect on our results of operations or consolidated financial position.

We are subject to litigation risks that may not be covered by insurance.

In the ordinary course of business, we become the subject of various claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters, including occasional claims by individuals alleging exposure to hazardous materials as a result of our products or operations. Some of these claims relate to the activities of businesses that we have sold, and some relate to the activities of businesses that we have acquired, even though these activities may have occurred prior to our acquisition of such businesses. We maintain insurance to cover many of our potential losses, and we are subject to various self-retentions and deductibles under our insurance. It is possible, however, that a judgment could be rendered against us in cases in which we could be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for such matters.

Our concentration of customers in two industries may impact overall exposure to credit risk.

Substantially all of our customers operate in the energy or mining industries. This concentration of customers in two industries may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables.

We may assume contractual risk in developing, manufacturing and delivering products in our offshore products business segment.

Many of our products from our offshore products segment are ordered by customers under frame agreements or project specific contracts. In some cases these contracts stipulate a fixed price for the delivery of our products and impose liquidated damages or late delivery fees if we do not meet specific customer deadlines. In addition, some customer contracts stipulate consequential damages payable, generally as a result of our gross negligence or willful misconduct. The final delivered products may also include customer and third party supplied equipment, the delay of which can negatively impact our ability to deliver our products on time at our anticipated profitability.

In certain cases these orders include new technology or unspecified design elements. In some cases we may not be fully or properly compensated for the cost to develop and design the final products, negatively impacting our profitability on the projects. In addition, our customers, in many cases, request changes to the original design or bid specifications for which we may not be fully or properly compensated.

As is customary for our offshore products segment, we agree to provide products under fixed-price contracts, typically assuming responsibility for cost overruns. Our actual costs and any gross profit realized on these fixed-price contracts may vary from the initially expected contract economics. There is inherent risk in the estimation process including significant unforeseen technical and logistical challenges or longer than expected lead times. A fixed-price contract may prohibit our ability to mitigate the impact of unanticipated increases in raw material prices (including the price of steel) through increased pricing. In fulfilling some contracts, we provide limited warranties for our products. Although we estimate and record a provision for potential warranty claims, repair or replacement costs under warranty provisions in our contracts could exceed the estimated cost to cure the claim which could be material to our financial results. We utilize percentage completion accounting, depending on the size of a project and variations from estimated contract performance could have a significant impact on our reported operating results as we progress toward completion of major jobs.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an imperfect indicator of our future revenues and earnings.

The revenues projected in our backlog may not be realized or, if realized, may not result in profits. Because of potential changes in the scope or schedule of our customers’ projects, we cannot predict with certainty when or if backlog will be realized. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed to us. Material delays, cancellations or payment defaults could materially affect our financial condition, results of operations and cash flows.

Reductions in our backlog due to cancellations by customers or for other reasons would adversely affect, potentially to a material extent, the revenues and earnings we actually receive from contracts included in our backlog. Some of the contracts in our backlog are cancelable by the customer, subject to the payment of termination fees and/or the reimbursement of our costs incurred. We typically have no contractual right upon cancellation to the total revenues reflected in our backlog. If we experience significant project terminations, suspensions or scope adjustments to contracts reflected in our backlog, our financial condition, results of operations and cash flows may be adversely impacted.

We might be unable to employ a sufficient number of technical personnel.

Many of the products that we sell, especially in our offshore products segment, are complex and highly engineered and often must perform in harsh conditions. We believe that our success depends upon our ability to employ and retain technical personnel with the ability to design, utilize and enhance these products. In addition, our ability to expand our operations depends in part on our ability to increase our skilled labor force. During periods of increased activity, the demand for skilled workers is high, and the supply is limited. We have already experienced high demand and increased wages for labor forces serving our accommodations business in Canada. When these events occur, our cost structure increases and our growth potential could be impaired.

We might be unable to compete successfully with other companies in our industry.

The markets in which we operate are highly competitive and certain of them have relatively few barriers to entry. The principal competitive factors in our markets are product, equipment and service quality, availability, responsiveness, experience, technology, safety performance and price. In some of our business segments, we compete with the oil and gas industry’s largest oilfield service providers. These large national and multi-national companies have longer operating histories, greater financial, technical and other resources and greater name recognition than we do. Several of our competitors provide a broader array of services and have a stronger presence in more geographic markets. In addition, we compete with several smaller companies capable of competing effectively on a regional or local basis. Our competitors may be able to respond more quickly to new or emerging technologies and services and changes in customer requirements. Some contracts are awarded on a bid basis, which further increases competition based on price. As a result of competition, we may lose market share or be unable to maintain or increase prices for our present services or to acquire additional business opportunities, which could have a material adverse effect on our business, financial condition and results of operations.

If we do not develop new competitive technologies and products, our business and revenues may be adversely affected.

The market for our offshore products is characterized by continual technological developments to provide better performance in increasingly greater water depths, higher pressure levels and harsher conditions. If we are not able to design, develop and produce commercially competitive products in a timely manner in response to changes in technology, our business and revenues will be adversely affected. In addition, competitors or customers may develop new technology, which addresses similar or improved solutions to our existing technology. Should our technology, particularly in offshore products or in our rental tool business, become the less attractive solution, our operations and profitability would be negatively impacted.

During periods of strong demand, we may be unable to obtain critical project materials on a timely basis.

Our operations depend on our ability to procure, on a timely basis, certain project materials, such as forgings, to complete projects in an efficient manner. Our inability to procure critical materials during times of strong demand could have a material adverse effect on our business and operations.

Our oilfield operations involve a variety of operating hazards and risks that could cause losses.

Our operations are subject to the hazards inherent in the oilfield business. These include, but are not limited to, equipment defects, blowouts, explosions, fires, collisions, capsizing and severe weather conditions. These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. We may incur substantial liabilities or losses as a result of these hazards as part of our ongoing business operations. We may agree to indemnify our customers against specific risks and liabilities. While we maintain insurance protection against some of these risks, and seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective enough to protect us under all circumstances or against all risks. The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition.

If we were to lose a significant supplier of our tubular goods, we could be adversely affected.

During the year ended December 31, 2010, we purchased 56% of our total tubular goods from a single domestic supplier and 72% of our total OCTG purchases from three domestic suppliers. If we were to lose any of these suppliers or if production at one or more of the suppliers was interrupted, our tubular services segment’s business, financial condition and results of operations could be adversely affected. If the extent of the loss or interruption were sufficiently large, the impact on us could be material.

Our operations may suffer due to increased industry-wide capacity of certain types of equipment or assets.

The demand for and pricing of certain types of our assets and equipment, particularly our drilling rigs and rental tool assets, is subject to the overall availability of such assets in the marketplace. If demand for our assets were to decrease, or to the extent that we and our competitors increase our fleets in excess of current demand, we may encounter decreased pricing for or utilization of our assets and services, which could adversely impact our operations and profits.

In addition, we have significantly increased our accommodations capacity in the oil sands region over the past five years based on our expectation for current and future customer demand for accommodations in the area. Should our customers build their own facilities to meet their accommodations needs or our competitors likewise increase their available accommodations, or activity in the oil sands decline significantly, demand and/or pricing for our accommodations could decrease, negatively impacting the profitability of our accommodations segment.

We might be unable to protect our intellectual property rights.

We rely on a variety of intellectual property rights that we use in our offshore products and well site services segments, particularly our patents relating to our FlexJoint® technology and intervention tools utilized in the completion or workover of oil and natural gas wells. The market success of our technologies will depend, in part, on our ability to obtain and enforce our proprietary rights in these technologies, to preserve rights in our trade secret and non-public information, and to operate without infringing the proprietary rights of others. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented or challenged. If any of our patents or other intellectual property rights are determined to be invalid or unenforceable, or if a court limits the scope of claims in a patent or fails to recognize our trade secret rights, our competitive advantages could be significantly reduced in the relevant technology, allowing competition for our customer base to increase. In addition, the laws of some foreign countries in which our products and services may be sold do not protect intellectual property rights to the same extent as the laws of the U.S. The failure of our company to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could adversely affect our competitive position.

Loss of key members of our management could adversely affect our business.

We depend on the continued employment and performance of key members of management. If any of our key managers resign or become unable to continue in their present roles and are not adequately replaced, our business operations could be materially adversely affected. We do not maintain “key man” life insurance for any of our officers.

We are exposed to the credit risk of our customers and other counterparties, and a general increase in the nonpayment and nonperformance by counterparties could have an adverse impact on our cash flows, results of operations and financial condition.

Risks of nonpayment and nonperformance by our counterparties are a concern in our business. We are subject to risks of loss resulting from nonpayment or nonperformance by our customers and other counter-parties, such as our lenders and insurers. Many of our customers finance their activities through cash flow from operations, the incurrence of debt or the issuance of equity. In connection with the recent economic downturn, commodity prices declined sharply, and the credit markets and availability of credit were constrained. Additionally, many of our customers’ equity values declined substantially. The combination of lower cash flow due to commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of available debt or equity financing may result in a significant reduction in our customers’ liquidity and ability to pay or otherwise perform on their obligations to us. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Any increase in the nonpayment and nonperformance by our counterparties could have an adverse impact on our results of operations, cash flows and financial condition, adversely affecting our liquidity.

Employee and customer labor problems could adversely affect us.

As of December 31, 2010, we were party to collective bargaining agreements covering 1,689 employees in Canada, Australia, the United Kingdom and Argentina. In addition, our accommodations facilities serving oil sands development work in Northern Alberta, Canada house both union and non-union customer employees. We have not experienced strikes, work stoppages or other slowdowns in the recent past, but we cannot guarantee that we will not experience such events in the future. A prolonged strike, work stoppage or other slowdown by our employees or by the employees of our customers could cause us to experience a disruption of our operations, which could adversely affect our business, financial condition and results of operations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Six Months
	Ended June 30,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	7.82	12.81	6.63	15.06	11.79	11.81

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of the sum of pre-tax income from continuing operations before income or loss from equity investees, adjusted to reflect actual distributions from equity investments, fixed charges, amortization of capitalized interest less interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” consists of the sum of interest costs expensed and capitalized, amortized discounts and debt issue costs related to indebtedness and the portion of rental expense, which we believe represents an interest factor.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables show our historical consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income and cash flows data for the years ended December 31, 2010, 2009, 2008 and 2007 and the consolidated balance sheet data as of December 31, 2010, 2009 and 2008 are derived from our audited consolidated financial statements. The summary consolidated statement of income and cash flows data for the year ended December 31, 2006 and the consolidated balance sheet data as of December 31, 2007 and 2006 are derived from our unaudited accounting records, which were adjusted for the retrospective application of ASC 470-20 “Debt With Conversion and Other Options.” The consolidated statements of income and cash flows data for the six months ended June 30, 2011 and 2010 and consolidated balance sheet data as of June 30, 2011 are derived from our unaudited condensed consolidated financial statements included in this registration statement. The summary financial data presented below are qualified in their entirety by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this registration statement.

	Six Months Ended
	June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Unaudited)					(Unaudited)
	(In thousands, except share data)

Statements of Income:
Total revenues	$1,580,758	$1,126,877	$2,411,984	$2,108,250	$2,948,457	$2,088,235	$1,923,357
Total costs and expenses	1,370,819	1,009,319	2,156,402	1,989,521	2,564,702	1,790,449	1,625,420
Operating income	209,939	117,558	255,582	118,729	383,755	297,786	297,937
Net income	136,820	78,023	168,605	59,612	219,299	200,076	194,404
Less: Net income attributable to noncontrolling interests	500	303	587	498	446	284	94
Net income attributable to us	$136,320	$77,720	$168,018	$59,114	$218,853	$199,792	$194,310
Basic earnings per share:
Basic earnings per share attributable to us	$2.67	$1.55	$3.34	$1.19	$4.41	$4.04	$3.92
Shares used in basic net income per share	51,083	50,021	50,238	49,625	49,622	49,500	49,519
Diluted earnings per share:
Diluted earnings per share attributable to us	$2.48	$1.49	$3.19	$1.18	$4.26	$3.92	$3.83
Shares used in diluted net income per share	55,061	52,188	52,700	50,219	51,414	50,911	50,773
Statements of Cash Flows:
Net cash flows provided by operating activities	$96,635	$85,855	$230,922	$453,362	$257,464	$247,899	$137,367
Net cash flows used in investing Activities	(231,315)	(74,224)	(889,680)	(102,608)	(246,094)	(310,836)	(114,248)
Net cash flows provided by (used in) financing activities	164,131	6,655	649,032	(296,773)	(1,666)	60,632	(11,201)
Effect of exchange rate changes on cash	(2,399)	(5,005)	16,477	5,695	(9,802)	5,018	1,350
Cash and cash equivalents, end of period	123,304	102,948	96,350	89,742	30,199	30,592	28,396

	Six Months Ended
	June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Unaudited)					(Unaudited)
	(In thousands, except share data)

Other Financial Data:
EBITDA(1)	$300,513	$179,567	$379,766	$238,205	$495,632	$385,542	$372,871
Capital expenditures, including capitalized interest	230,253	76,077	182,207	124,488	247,384	239,633	129,591
Balance sheet data (as of period end):
Total assets	$3,425,054		$3,015,999	$1,932,386	$2,298,518	$1,928,669	$1,569,908
Total debt	1,077,306		912,907	164,538	454,001	459,647	360,579
Stockholders’ equity	1,851,722		1,628,933	1,382,066	1,235,541	1,105,058	863,522

(1)	The term EBITDA consists of net income plus interest expense, net, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. We have included EBITDA as a supplemental disclosure because our management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. We use EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as one of the primary measures to benchmark for the award of incentive compensation under its annual incentive compensation plan.

We believe that net income is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most directly comparable to EBITDA. The following table reconciles EBITDA with our net income, as derived from our financial information (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(In thousands)

Net income attributable to us	$136,320	$77,720	$168,018	$59,114	$218,853	$199,792	$194,310
Depreciation and amortization	90,390	61,678	124,202	118,108	102,604	70,703	54,340
Interest expense, net	21,533	6,790	15,523	14,886	20,024	20,102	22,102
Income taxes	52,270	33,379	72,023	46,097	154,151	94,945	102,119

EBITDA	$300,513	$179,567	$379,766	$238,205	$495,632	$385,542	$372,871

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our historical consolidated financial statements and notes, as well as the selected historical consolidated financial data, included elsewhere in this registration statement. Our operating results for the periods discussed may not be indicative of future performance. Statements concerning future results are forward-looking statements that should be read in connection with “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this registration statement.

Overview

We provide a broad range of products and services to the oil and gas industry through our accommodations, offshore products, well site services and tubular services business segments. In our accommodations segment, we also support the mining industry in Australia. Demand for our products and services is cyclical and substantially dependent upon activity levels in the oil and gas and mining industries, particularly our customers’ willingness to spend capital on the exploration for and development of oil, natural gas, coal and mineral reserves. Our customers’ spending plans are generally based on their outlook for near-term and long-term commodity prices. As a result, demand for our products and services is highly sensitive to current and expected commodity prices. Activity for our accommodations and offshore products segments is primarily tied to the long-term outlook for commodity prices. In contrast, activity for our well site services and tubular services segments responds more rapidly to shorter-term movements in oil and natural gas prices and, specifically, changes in North American drilling and completion activity. Other factors that can affect our business and financial results include the general global economic environment and regulatory changes in the U.S. and internationally. Our offshore products segment provides highly engineered products for offshore oil and natural gas drilling and production systems and facilities. Sales of our offshore products and services depend primarily upon development of infrastructure for offshore production systems and subsea pipelines, repairs and upgrades of existing offshore drilling rigs and construction of new offshore drilling rigs and vessels. In this segment, we are particularly influenced by global deepwater drilling and production spending, which are driven largely by our customers’ longer-term outlook for oil and natural gas prices. Through our tubular services segment, we distribute a broad range of casing and tubing used in the drilling and completion of oil and natural gas wells primarily in North America. Accordingly, sales and gross margins in our tubular services segment depend upon the overall level of drilling activity, the types of wells being drilled, movements in global steel input prices and the overall industry level of OCTG inventory and pricing. Historically, tubular services’ gross margin generally expands during periods of rising OCTG prices and contracts during periods of decreasing OCTG prices. In our well site services segment, we provide rental tools and land drilling services. Demand for our drilling services is driven by land drilling activity in our primary drilling markets in West Texas, where we primarily drill oil wells, and in the Rocky Mountains area in the U.S. where we drill both oil and natural gas wells. Our rental tools business provides equipment and service personnel utilized in the completion and initial production of new and recompleted wells. Activity for the rental tools business is dependant primarily upon the level and complexity of drilling, completion and workover activity throughout North America.

Our Business Segments

Our accommodations business is predominantly located in northern Alberta, Canada and Queensland, Australia and derives most of its business from resource companies who are developing and producing oil sands and coal resources and, to a lesser extent, other mineral resources. A significant portion of our accommodations revenues is generated by our large-scale lodge and village facilities. Where traditional accommodations and infrastructure are not accessible or cost effective, our semi-permanent lodge and village facilities provide comprehensive accommodations services similar to those found in an urban hotel. We typically contract our facilities to our customers on a fee per day covering lodging and meals that is based on the duration of their needs which can range from several months to several years. In addition, we provide shorter-term remote site accommodations in smaller configurations utilizing our modular, mobile camp assets.

Generally, our customers for oil sands and mining accommodations are making multi-billion dollar investments to develop their prospects, which have estimated reserve lives of 10 to 30 years, and consequently these investments are dependent on those customers’ longer-term view of commodity demand and prices. Oil sands development activity has increased in the past year and has had a positive impact on our accommodations segment. Recent announcements have led to extensions of existing accommodations contracts and incremental accommodations contracts for us in Canada. In addition, several major oil companies and national oil companies have acquired oil sands leases over the past twelve months that should bode well for future oil sands investment and, as a result, demand for oil sands accommodations. Our Australian accommodations business is significantly influenced by increased metallurgical coal demand, especially from China and India. We are expanding our Australian accommodations manufacturing capacity to meet increasing demand and prospects for increased customer room demands are likely.

Another factor that influences the financial results for our accommodations segment is the exchange rate between the U.S. dollar and the Canadian dollar and, to a lesser extent, the exchange rate between the U.S. dollar and the Australian dollar. Our accommodations segment has derived a majority of its revenues and operating income in Canada denominated in Canadian dollars. These revenues and profits are translated into U.S. dollars for U.S. GAAP financial reporting purposes. For the first six months of 2011, the Canadian dollar was valued at an average exchange rate of U.S. $1.02 compared to U.S. $0.97 for the first six months of 2010, an increase of 5%. This strengthening of the Canadian dollar had a positive impact on the translation of earnings generated from our Canadian subsidiaries and, therefore, the financial results of our accommodations segment.

Our offshore products segment is also influenced significantly by our customers’ longer term outlook for energy prices and provides highly engineered products for offshore oil and natural gas drilling and production systems and facilities. Sales of our offshore products and services depend primarily upon development of infrastructure for offshore production systems and subsea pipelines, repairs and upgrades of existing offshore drilling rigs and construction of new offshore drilling rigs and vessels. In this segment, we are particularly influenced by global deepwater drilling and production spending, which are driven largely by our customers’ longer-term outlook for oil and natural gas prices.

New order activity in our offshore products segment was limited beginning in the fourth quarter of 2008 and continued to decline throughout 2009 due to project postponements, cancellations and deferrals by customers as a result of the global economic recession and reduced oil prices. This reduction in order activity led to declines in our offshore products backlog and decreased revenues and profits in the first six months of 2010. With the improvement in oil prices over the last two years along with the improved outlook for long-term oil demand, we began experiencing increased bidding and quoting activity for our offshore products in the second half of 2010 and continuing throughout the first six months of 2011. As a result of this increased activity, our backlog in offshore products has increased from $215.7 million as of June 30, 2010 to $518.6 million as of June 30, 2011, a 140% increase.

Our well site services and tubular services segments are significantly influenced by drilling and completion activity primarily in the U.S. and, to a lesser extent, Canada. Over the past several years, this activity has been primarily driven by spending for natural gas exploration and production, particularly in the shale play regions of the U.S. using horizontal drilling and completion techniques. However, with the rise in oil prices, the lower natural gas prices and the advancement of horizontal drilling and completion techniques, activity in North America is beginning to shift to a greater proportion of oil and liquids rich gas drilling. The oil rig count in the U.S. now totals approximately 1,000 rigs, the highest count in over 20 years, comprising approximately 53% of total U.S. drilling activity.

In our well site services segment, we provide rental tools and land drilling services. Demand for our drilling services is driven by land drilling activity in West Texas, where we primarily drill oil wells, and in the Rocky Mountains area in the U.S., where we drill both oil and natural gas wells. Our rental tools business provides equipment and service personnel utilized in the completion and initial production of new and recompleted wells. Activity for the rental tools business is dependant primarily upon the level and complexity of drilling, completion and workover activity throughout North America.

Through our tubular services segment, we distribute a broad range of casing and tubing used in the drilling and completion of oil and natural gas wells primarily in North America. Accordingly, sales and gross margins in our tubular services segment depend upon the overall level of drilling activity, the types of wells being drilled, movements in global steel input prices and the overall industry level of OCTG inventory and pricing. Historically, tubular services’ gross margin generally expands during periods of rising OCTG prices and contracts during periods of decreasing OCTG prices.

Demand for our tubular services, land drilling and rental tool businesses is highly correlated to changes in the drilling rig count in the U.S. and, to a much lesser extent, Canada. The table below sets forth a summary of North American rig activity, as measured by Baker Hughes Incorporated, for the periods indicated.

	Average Drilling Rig Count for
	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

U.S. Land	1,744	1,385	1,510	1,042	1,813	1,695	1,559
U.S. Offshore	29	42	31	44	65	73	90

Total U.S.	1,773	1,427	1,541	1,086	1,878	1,768	1,649
Canada	387	318	351	221	379	343	470

Total North America	2,160	1,745	1,892	1,307	2,257	2,111	2,119

The rig count began to decline in the fourth quarter of 2008 and fell precipitously in the first half of 2009. The average North American rig count for the year ended December 31, 2010 increased by 585 rigs, or 45%, compared to the average for the year ended December 31, 2009 largely due to growth in the U.S. land rig count. The average North American rig count for the three months ended June 30, 2011 increased by 344 rigs, or 21%, compared to the three months ended June 30, 2010 largely due to growth in the U.S. land rig count.

Steel and steel input prices influence the pricing decisions of our OCTG suppliers, thereby influencing the pricing and margins of our tubular services segment. OCTG marketplace supply and demand has become more balanced recently compared to the 2008 to 2009 period. Increased supplies of OCTG have met the increased demand caused by expanded drilling activity. Recent global steel prices have increased affecting the raw material costs of our OCTG suppliers. To date, we have incurred modest OCTG price increases, which we have been able to pass through to our customers. The OCTG Situation Report indicates that industry OCTG inventory levels peaked in the first quarter of 2009 at approximately twenty months’ supply on the ground and have trended down to approximately five to six months’ supply currently, which is considered closer to a normalized level measured against historical levels.

During 2010, U.S. mills began increasing production and imports of steel have increased in the first part of 2011, particularly goods imported from Canada and Korea followed by India, Mexico and Japan. We believe this increase in supply has been in response to the approximately 21% year-over-year increase in the drilling rig count in the U.S.

Other Factors that Influence our Business

While global demand for oil and natural gas are significant factors influencing our business generally, certain other factors also influence our business, such as the pace of worldwide economic growth and recovery in U.S. Gulf of Mexico drilling following the government imposed drilling moratorium.

We have witnessed unprecedented events in the U.S. Gulf of Mexico as a result of the Macondo well incident and resultant oil spill. As a result of the incident, in May 2010, the Bureau of Ocean Energy Management, Regulation and Enforcement, or BOEMRE, of the U.S. Department of the Interior implemented a moratorium on certain drilling activities in water depths greater than 500 feet in the U.S. Gulf of Mexico that effectively shut down new deepwater drilling activities in 2010. The moratorium was lifted during October 2010. However, the BOEMRE issued Notices to Lessees and Operators (NTLs), implemented additional safety and certification requirements applicable to plans for drilling activities in the U.S. waters, imposed additional requirements with respect to development and production activities in the U.S. waters, and delayed the approval of applications to drill in both deepwater and shallow-water areas. Despite the rescission of the moratorium, offshore drilling activity is being delayed by adjustments in operating procedures, compliance certifications, and lead times for permits and inspections, as a result of changes in the regulatory environment. In addition, there have been a variety of proposals to change existing laws and regulations that could affect offshore development and production. Uncertainties and delays caused by the new regulatory environment have and are expected to continue to have an overall negative effect on Gulf of Mexico drilling activity and, to a certain extent, the financial results of all of our business segments.

We continue to monitor the global economy, the demand for crude oil, coal and natural gas prices and the resultant impact on the capital spending plans and operations of our customers in order to plan our business. We currently expect that our 2011 capital expenditures will total approximately $650 million compared to 2010 capital expenditures of $182 million. Our 2011 capital expenditures include funding to expand several of our Canadian and Australian accommodations facilities, to add incremental equipment in our rental tools segment, to increase our fleet of modular, mobile camp assets in Canada and the U.S. and to complete projects in progress at December 31, 2010, including (i) the construction of the Henday Lodge accommodations facility in the Canadian oil sands, (ii) continued expansion of our Wapasu Creek, Beaver River and Athabasca Lodge accommodations facilities in the Canadian oil sands and (iii) ongoing maintenance capital requirements. In our well site services segment, we continue to monitor industry capacity additions and will make future capital expenditure decisions based on a careful evaluation of both the market outlook and industry fundamentals. In our tubular services segment, we remain focused on industry inventory levels, future drilling and completion activity and OCTG prices.

Consolidated Results of Operations

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2011	2010	2010	2009	2008
	(In millions)

Revenues
Well site services —
Rental tools	$112.7	$79.1	$220.2	$146.6	$343.0	$234.1	$355.8
Drilling and other	41.0	34.2	74.1	64.6	133.2	71.2	177.4

Total well site services	153.7	113.3	294.3	211.2	476.2	305.3	533.2
Accommodations	202.9	121.9	400.1	267.5	537.7	481.4	427.1
Offshore products	131.7	106.0	260.2	209.0	428.9	509.4	528.2
Tubular services	332.0	253.3	626.2	439.2	969.2	812.2	1,460.0

Total	$820.3	$594.5	$1,580.8	$1,126.9	$2,412.0	$2,108.3	$2,948.5

Product costs; service and other costs (“cost of sales and service”)
Well site services —
Rental tools	$70.4	$50.0	$137.7	$95.3	$220.1	$169.6	$207.3
Drilling and other	29.2	28.4	54.4	53.4	105.5	58.2	114.2

Total well site services	99.6	78.4	192.1	148.7	325.6	227.8	321.5
Accommodations	108.5	73.2	216.8	155.0	314.4	278.7	245.6
Offshore products	98.2	77.7	194.8	155.9	316.5	377.1	394.2
Tubular services	310.5	240.2	587.5	416.4	917.8	756.6	1,273.7

Total	$616.8	$469.5	$1,191.2	$876.0	$1,874.3	$1,640.2	$2,235.0

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2011	2010	2010	2009	2008
	(In millions)

Gross margin
Well site services —
Rental tools	$42.3	$29.1	$82.5	$51.3	$122.9	$64.5	$148.5
Drilling and other	11.8	5.8	19.7	11.2	27.7	13.0	63.2

Total well site services	54.1	34.9	102.2	62.5	150.6	77.5	211.7
Accommodations	94.4	48.7	183.3	112.5	223.3	202.7	181.5
Offshore products	33.5	28.3	65.4	53.1	112.4	132.3	134.0
Tubular services	21.5	13.1	38.7	22.8	51.4	55.6	186.3

Total	$203.5	$125.0	$389.6	$250.9	$537.7	$468.1	$713.5

Gross margin as a percentage of revenues
Well site services —
Rental tools	38%	37%	37%	35%	36%	28%	42%
Drilling and other	29%	17%	27%	17%	21%	18%	36%
Total well site services	35%	31%	35%	30%	32%	25%	40%
Accommodations	47%	40%	46%	42%	42%	42%	42%
Offshore products	25%	27%	25%	25%	26%	26%	25%
Tubular services	6%	5%	6%	5%	5%	7%	13%
Total	25%	21%	25%	22%	22%	22%	24%

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

We reported net income attributable to Oil States International, Inc. for the quarter ended June 30, 2011 of $74.2 million, or $1.34 per diluted share. These results compare to net income of $37.5 million, or $0.71 per diluted share, reported for the quarter ended June 30, 2010.

Revenues.  Consolidated revenues increased $225.8 million, or 38%, in the second quarter of 2011 compared to the second quarter of 2010.

Our well site services segment revenues increased $40.4 million, or 36%, in the second quarter of 2011 compared to the second quarter of 2010. This increase was primarily due to significantly increased rental tools revenues. Our rental tools revenues increased $33.6 million, or 42%, primarily due to increased demand for completion services with the increase in the U.S. rig count, a more favorable mix of higher value rentals, increased rental tools utilization and better pricing. Our drilling services revenues increased $6.8 million, or 20%, in the second quarter of 2011 compared to the second quarter of 2010 primarily as a result of increases in pricing with average day rates rising to $16.5 thousand per day in the second quarter of 2011 from $14.2 thousand per day in the second quarter of 2010.

Our accommodations segment reported revenues in the second quarter of 2011 that were $81.0 million, or 66%, above the second quarter of 2010. The increase in accommodations revenue resulted from the full quarter contribution from the recent acquisitions of The MAC and Mountain West and increased oil sands lodge revenues from increased room capacity. Revenues and average available rooms for our oil sands lodges increased 43% and 29%, respectively, in the second quarter of 2011 compared to the second quarter of 2010.

Our offshore products segment revenues increased $25.7 million, or 24%, in the second quarter of 2011 compared to the second quarter of 2010. This increase was primarily the result of higher revenues for production and subsea orders.

Tubular services segment revenues increased $78.7 million, or 31%, in the second quarter of 2011 compared to the second quarter of 2010. This increase was the result of an increase in tons shipped from 134,900 in 2010 to 173,300 in 2011, an increase of 38,400 tons, or 28%, driven by increased drilling activity.

Cost of Sales and Service.  Our consolidated cost of sales increased $147.3 million, or 31%, in the second quarter of 2011 compared to the second quarter of 2010 as a result of increased cost of sales at our tubular services segment of $70.3 million, or 29%, an increase at our accommodations segment of $35.3 million, or 48%, an increase at our well site services segment of $21.2 million, or 27%, and an increase at our offshore products segment of $20.5 million, or 26%. Our consolidated gross margin as a percentage of revenues increased from 21% in the second quarter of 2010 to 25% in the second quarter of 2011 primarily due to the increased proportion of relatively higher margin accommodations segment revenues in 2011 compared to 2010 and higher margins realized in our accommodations business in Australia.

Our well site services segment cost of sales increased $21.2 million, or 27%, in the second quarter of 2011 compared to the second quarter of 2010 as a result of a $20.4 million, or 41%, increase in rental tools services cost of sales. Our well site services segment gross margin as a percentage of revenues increased from 31% in the second quarter of 2010 to 35% in the second quarter of 2011. Our rental tool gross margin as a percentage of revenues increased from 37% in the second quarter of 2010 to 38% in the second quarter of 2011 primarily due to a more favorable mix of higher value rentals and improved pricing along with higher fixed cost absorption as a result of increased rental tools utilization. Our drilling services cost of sales increased $0.8 million, or 3%, in the second quarter of 2011 compared to the second quarter of 2010. Our drilling services gross margin as a percentage of revenues increased from 17% in the second quarter of 2010 to 29% in the second quarter of 2011 primarily due to the increase in day rates.

Our accommodations segment cost of sales increased $35.3 million, or 48%, in the second quarter of 2011 compared to the second quarter of 2010 primarily as a result of operating costs associated with the acquisitions of The MAC and Mountain West and a $13.1 million, or 19%, increase in the cost of sales of our Canadian accommodations business primarily due to increased revenues. Our accommodations segment gross margin as a percentage of revenues increased from 40% in the second quarter of 2010 to 47% in the second quarter of 2011 primarily as a result of higher margins realized by our Australian operations.

Our offshore products segment cost of sales increased $20.5 million, or 26%, in the second quarter of 2011 compared to the second quarter of 2010 primarily due to increased revenues. Our offshore products segment gross margin as a percentage of revenues decreased from 27% in the second quarter of 2010 to 25% in the second quarter of 2011 primarily due to product mix and lower service content in the second quarter of 2011.

Tubular services segment cost of sales increased by $70.3 million, or 29%, primarily as a result of an increase in tons shipped. Our tubular services segment gross margin as a percentage of revenues increased from 5% in the second quarter of 2010 to 6% in the second quarter of 2011 due primarily to a 2% increase in revenue per ton.

Selling, General and Administrative Expenses.  Selling, general and administrative expense (SG&A) increased $5.6 million, or 15%, in the second quarter of 2011 compared to the second quarter of 2010 due primarily to SG&A expense associated with the inclusion of The MAC, which added $2.7 million in SG&A expense in the second quarter of 2011, an increase in employee-related costs, higher ad valorem taxes and higher SG&A costs in our Canadian accommodations business due to the strengthening of the Canadian dollar. SG&A was 5.2% of revenues in the second quarter of 2011 compared to 6.3% of revenues in the second quarter of 2010.

Depreciation and Amortization.  Depreciation and amortization expense increased $14.6 million, or 48%, in the second quarter of 2011 compared to the same period in 2010 due primarily to $12.2 million in depreciation and amortization expense associated with acquisitions made in the fourth quarter of 2010 and capital expenditures made during the previous twelve months largely related to investments made in our Canadian accommodations business.

Operating Income.  Consolidated operating income increased $57.4 million, or 99%, in the second quarter of 2011 compared to the second quarter of 2010 primarily as a result of an increase in operating income from our well site services segment of $22.1 million, or 238%, largely due to the more favorable mix of higher value rentals, improved pricing and increased rental tools utilization coupled with higher operating income in our accommodations segment due to the addition of operating income from The MAC and an increase in operating income from our oil sands lodges due to increased room capacity.

Interest Expense and Interest Income.  Net interest expense increased by $8.9 million, or 262%, in the second quarter of 2011 compared to the second quarter of 2010 due to increased debt levels, including interest expense on the 6 1/2% Notes, and an increase in non-cash interest expense as a result of the amortization of debt issuance costs on our $1.05 billion credit facilities. The weighted average interest rate on the Company’s revolving credit facilities was 3.0% in the second quarters of 2011 and 2010.

Income Tax Expense.  Our income tax provision for the three months ended June 30, 2011 totaled $28.9 million, or 27.9% of pretax income, compared to income tax expense of $16.6 million, or 30.6% of pretax income, for the three months ended June 30, 2010. The decrease in the effective tax rate from the prior year was largely the result of foreign sourced income in 2011 being taxed at lower statutory rates compared to 2010.

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

We reported net income attributable to Oil States International, Inc. for the six months ended June 30, 2011 of $136.3 million, or $2.48 per diluted share. These results compare to net income of $77.7 million, or $1.49 per diluted share, reported for the six months ended June 30, 2010.

Revenues.  Consolidated revenues increased $453.9 million, or 40%, in the first half of 2011 compared to the first half of 2010.

Our well site services segment revenues increased $83.1 million, or 39%, in the first half of 2011 compared to the first half of 2010. This increase was primarily due to significantly increased rental tools revenues. Our rental tools revenues increased $73.6 million, or 50%, primarily due to increased demand for completion services with the increase in the U.S. rig count, a more favorable mix of higher value rentals, increased rental tools utilization and better pricing. Our drilling services revenues increased $9.5 million, or 15%, in the first half of 2011 compared to the first half of 2010 primarily as a result of increases in pricing with average day rates rising to $15.9 thousand per day in the first half of 2011 from $14.0 thousand per day in the first half of 2010.

Our accommodations segment reported revenues in the first half of 2011 that were $132.6 million, or 50%, above the first half of 2010. The increase in accommodations revenue resulted from the contribution from the recent acquisitions of The MAC and Mountain West and increased oil sands lodge revenues from increased room capacity, partially offset by the Vancouver Olympics contract, which contributed $25.0 million in revenues in the first half of 2010, which was not repeated in 2011. Revenues and average available rooms for our oil sands lodges increased 39% and 27%, respectively, in the first half of 2011 compared to the first half of 2010.

Our offshore products segment revenues increased $51.2 million, or 24%, in the first half of 2011 compared to the first half of 2010. This increase was primarily the result of higher demand for production, subsea pipeline and elastomer products and the contribution from the acquisition of Acute.

Tubular services segment revenues increased $187.0 million, or 43%, in the first half of 2011 compared to the first half of 2010. This increase was a result of an increase in tons shipped from 236,100 in 2010 to 327,700 in 2011, an increase of 91,600 tons, or 39%, driven by increased drilling activity.

Cost of Sales and Service.  Our consolidated cost of sales increased $315.2 million, or 36%, in the first half of 2011 compared to the first half of 2010 as a result of increased cost of sales at our tubular services segment of $171.1 million, or 41%, an increase at our accommodations segment of $61.8 million, or 40%, an increase at our well site services segment of $43.4 million, or 29%, and an increase at our offshore products segment of $38.9 million, or 25%. Our consolidated gross margin as a percentage of revenues increased from 22% in the first half of 2010 to 25% in the first half of 2011 primarily due to the increased proportion of relatively higher margin accommodations segment revenues in 2011 compared to 2010 and higher margins realized in our well site services, accommodations and tubular services segments, partially offset by the increased proportion of relatively lower margin tubular services segment revenues in 2011 compared to 2010.

Our well site services segment cost of sales increased $43.4 million, or 29%, in the first half of 2011 compared to the first half of 2010 as a result of a $42.4 million, or 44%, increase in rental tools services cost of sales. Our well site services segment gross margin as a percentage of revenues increased from 30% in the first half of 2010 to 35% in the first half of 2011. Our rental tools gross margin as a percentage of revenues increased from 35% in the first half of 2010 to 37% in the first half of 2011 primarily due to a more favorable mix of higher value rentals and improved pricing along with higher fixed cost absorption as a result of increased rental tools utilization. Our drilling services cost of sales increased $1.0 million, or 2%, in the first half of 2011 compared to the first half of 2010. Our drilling services gross margin as a percentage of revenues increased from 17% in the first half of 2010 to 27% in the first half of 2011 primarily due to the increase in day rates.

Our accommodations segment cost of sales increased $61.8 million, or 40%, in the first half of 2011 compared to the first half of 2010 primarily as a result of operating costs associated with the acquisitions of The MAC and Mountain West and a $16.7 million, or 11%, increase in the cost of sales of our Canadian accommodations business primarily due to increased revenues. Our accommodations segment gross margin as a percentage of revenues increased from 42% in the first half of 2010 to 46% in the first half of 2011 primarily due to higher margins realized by our Australian operations.

Our offshore products segment cost of sales increased $38.9 million, or 25%, in the first half of 2011 compared to the first half of 2010 primarily due to increased revenues. Our offshore products segment gross margin as a percentage of revenues was 25% in the first half of 2010 and 2011.

Tubular services segment cost of sales increased by $171.1 million, or 41%, primarily as a result of an increase in tons shipped. Our tubular services segment gross margin as a percentage of revenues increased from 5% in the first half of 2010 to 6% in the first half of 2011 due primarily to a 3% increase in revenue per ton.

Selling, General and Administrative Expenses.  SG&A increased $14.1 million, or 20%, in the first half of 2011 compared to the first half of 2010 due primarily to SG&A expense associated with the inclusion of The MAC, which added $6.0 million in SG&A expense in the first half of 2011, increased employee-related costs and increased ad valorem taxes. SG&A was 5.5% of revenues in the first half of 2011 compared to 6.4% of revenues in the first half of 2010.

Depreciation and Amortization.  Depreciation and amortization expense increased $28.7 million, or 47%, in the first half of 2011 compared to the same period in 2010 due primarily to $23.0 million in depreciation and amortization expense associated with acquisitions made in the fourth quarter of 2010 and capital expenditures made during the previous twelve months largely related to investments made in our Canadian accommodations business.

Operating Income.  Consolidated operating income increased $92.4 million, or 79%, in the first half of 2011 compared to the first half of 2010 primarily as a result of an increase in operating income from our well site services segment of $46.4 million, or 396%, largely due to the more favorable mix of higher value rentals, improved pricing and increased rental tools utilization and the addition of operating income from The MAC. Operating income in the first half of 2011 included $1.4 million in acquisition related expenses for acquisitions closed in the fourth quarter of 2010.

Interest Expense and Interest Income.  Net interest expense increased by $14.7 million, or 217%, in the first half of 2011 compared to the first half of 2010 due to increased debt levels, including interest expense on the 6 1/2% Notes, and an increase in non-cash interest expense as a result of the amortization of debt issuance costs on our $1.05 billion credit facilities. The weighted average interest rate on the Company’s revolving credit facilities was 3.0% in the first six months of 2011 compared to 2.5% in the first six months of 2010. Interest income increased as a result of increased cash balances in interest bearing accounts.

Income Tax Expense.  Our income tax provision for the six months ended June 30, 2011 totaled $52.3 million, or 27.6% of pretax income, compared to income tax expense of $33.4 million, or 30.0% of pretax income, for the six months ended June 30, 2010. The decrease in the effective tax rate from the prior year was largely the result of foreign sourced income in 2011 being taxed at lower statutory rates compared to 2010.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

We reported net income attributable to Oil States International, Inc. for the year ended December 31, 2010 of $168.0 million, or $3.19 per diluted share. These results compare to net income of $59.1 million, or $1.18 per diluted share, reported for the year ended December 31, 2009. The net income for 2009 included an after tax loss of $81.2 million, or approximately $1.62 per diluted share, on the impairment of goodwill in our rental tools reporting unit.

Revenues.  Consolidated revenues increased $303.7 million, or 14%, in 2010 compared to 2009.

Our well site services revenues increased $170.9 million, or 56%, in 2010 compared to 2009. This increase was primarily due to increased rental tool revenues and significantly increased rig utilization in our drilling services operations. Our rental tool revenues increased $108.9 million, or 47%, primarily due to increased demand for completion services with the increase in the U.S. rig count, a more favorable mix of higher value rentals, increased rental tool utilization and improved pricing. Our drilling services revenues increased $62.0 million, or 87%, in 2010 compared to 2009 primarily as a result of increased utilization of our rigs. Utilization of our drilling rigs increased from an average of approximately 37% in 2009 to an average of approximately 71% in 2010.

Our accommodations segment reported revenues in 2010 that were $56.3 million, or 12%, above 2009. The increase in accommodations revenue resulted from increased activity at our large accommodation facilities supporting oil sands development activities in northern Alberta, Canada, the expansion of two of these facilities and the strengthening of the Canadian dollar versus the U.S. dollar, partially offset by a $63 million decrease in third-party accommodations manufacturing revenues.

Our offshore products revenues decreased $80.5 million, or 16%, in 2010 compared to 2009. This decrease was primarily due to lower starting backlog levels, a decrease in subsea pipeline revenues and rig and vessel equipment revenues driven principally by reductions in our customers’ spending caused by deferrals and delays of deepwater development projects and capital upgrades.

Tubular services revenues increased $157.0 million, or 19%, in 2010 compared to 2009. This increase was a result of an increase in tons shipped from 330,800 in 2009 to 502,800 in 2010 driven by increased drilling activity, an increase of 172,000 tons, or 52%, partially offset by a 22% decrease in realized revenues per ton shipped in 2010.

Cost of Sales and Service.  Our consolidated cost of sales increased $234.1 million, or 14%, in 2010 compared to 2009. This increase was primarily as a result of increased cost of sales at our tubular services segment of $161.2 million, or 21%, an increase at our well site services segment of $97.8 million, or 43% and an increase at our accommodations segment of $35.7 million, or 13%, partially offset by a decrease in cost of sales at our offshore products segment of $60.6 million, or 16%. Our consolidated gross margin as a percentage of revenues was 22% in both 2010 and 2009.

Our well site services cost of sales increased $97.8 million, or 43%, in 2010 compared to 2009 as a result of a $50.5 million, or 30%, increase in rental tools services cost of sales and a $47.3 million, or 81%, increase in drilling services cost of sales. Our well site services segment gross margin as a percentage of revenues increased from 25% in 2009 to 32% in 2010. Our rental tool gross margin as a percentage of revenues increased from 28% in 2009 to 36% in 2010 primarily due to a more favorable mix of higher value rentals and improved pricing along with improved fixed cost absorption as a result of increased rental tool utilization. Our drilling services gross margin as a percentage of revenues increased from 18% in 2009 to 21% in 2010 primarily due to the increase in drilling activity levels.

Our accommodations cost of sales increased $35.7 million, or 13%, in 2010 compared to 2009 primarily as a result of increased activity at our large accommodation facilities supporting oil sands development activities in northern Alberta, Canada, the expansion of two of these facilities and the strengthening of the Canadian dollar versus the U.S. dollar, partially offset by a decrease in third-party accommodations manufacturing and installation costs. Our accommodations segment gross margin as a percentage of revenues was 42% in 2009 and 2010.

Our offshore products cost of sales decreased $60.6 million, or 16%, in 2010 compared to 2009 primarily due to a decrease in subsea pipeline and rig and vessel equipment costs. Our offshore products segment gross margin as a percentage of revenues was 26% in both 2009 and 2010.

Tubular services segment cost of sales increased $161.2 million, or 21%, in 2010 compared to 2009 primarily as a result of an increase in tons shipped driven by increased drilling activity, partially offset by lower priced OCTG inventory being sold. Our tubular services gross margin as a percentage of revenues decreased from 7% in 2009 to 5% in 2010 primarily due to a larger portion of service related costs expensed on certain program work.

Selling, General and Administrative Expenses.  SG&A expense increased $11.6 million, or 8%, in 2010 compared to 2009 due primarily to an increased accrual for incentive bonuses, increased salaries, wages and benefits and an increase in our accommodations SG&A expenses as a result of the strengthening of the Canadian dollar versus the U.S. dollar. SG&A was 6.3% of revenues in 2010 compared to 6.6% of revenues in 2009.

Depreciation and Amortization.  Depreciation and amortization expense increased $6.1 million, or 5%, in 2010 compared to 2009 due primarily to capital expenditures made during the previous twelve months largely related to our Canadian accommodations business, partially offset by decreased depreciation in our drilling services business where several major assets have become fully-depreciated.

Impairment of Goodwill.  We recorded a goodwill impairment of $94.5 million, before tax, in 2009. The impairment was the result of our assessment of several factors affecting our rental tools reporting unit. We did not record an impairment of goodwill in 2010.

Operating Income.  Consolidated operating income increased $136.9 million, or 115%, in 2010 compared to 2009 primarily as a result of the $94.5 million pre-tax goodwill impairment loss recognized in the second quarter of 2009, a $67.6 million increase in operating income from our well site services segment (excluding the goodwill impairment) primarily due to increased U.S. completion activity, the more favorable mix of higher value rentals, improved pricing and increased rental tool utilization in our rental tools operation and increased utilization of our rigs in our drilling services business, partially offset by a $20.4 million decrease in operating income from our offshore products segment. Operating income in 2010 included $7.0 million of transaction costs related to the three acquisitions made during the year.

Interest Expense and Interest Income.  Net interest expense increased $0.6 million, or 4%, in 2010 compared to 2009 due to an increase in non-cash interest expense related to the write-off of the remaining balance of debt issuance costs for our prior revolving credit facility, partially offset by reduced average debt levels in 2010. The weighted average interest rate on the company’s credit facilities was 3.6% in 2010 compared to 1.5% in 2009. Interest income increased as a result of increased cash balances in interest bearing accounts partially offset by the repayment during the first quarter of 2009 of a note receivable from Boots & Coots International Well Control, Inc. (Boots & Coots).

Income Tax Expense.  Our income tax provision for 2010 totaled $72.0 million, or 29.9% of pretax income, compared to $46.1 million, or 43.6% of pretax income, for 2009. The effective tax rate in 2009 was impacted by a significant portion of the goodwill impairment loss recognized during the period being nondeductible for tax purposes. Excluding the goodwill impairment, the effective tax rate for 2009 would have approximated 29.7%.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

We reported net income for the year ended December 31, 2009 of $59.1 million, or $1.18 per diluted share. These results compare to net income of $218.9 million, or $4.26 per diluted share, reported for the year ended December 31, 2008. The net income in 2009 included an after tax loss of $81.2 million, or approximately $1.62 per diluted share, on the impairment of goodwill in our rental tools reporting unit. Net income in 2008 included an after tax loss of $79.8 million, or approximately $1.55 per diluted share, on the impairment of goodwill in our tubular services and drilling reporting units. Net income in 2008 also included an after tax gain of $3.6 million, or approximately $0.07 per diluted share, on the sale of 11.51 million shares of common stock of Boots & Coots.

Revenues.  Consolidated revenues decreased $840.2 million, or 28%, in 2009 compared to 2008.

Our well site services revenues decreased $227.9 million, or 43%, in 2009 compared to 2008. This decrease was primarily due to reductions in both activity and pricing from the company’s North American drilling and rental tool operations as a result of the 42% year-over-year decrease in the North American rig count.

Our accommodations segment reported revenues in 2009 that were $54.3 million, or 13%, above 2008. The increase in the accommodations revenue resulted from the expansion of our large accommodation facilities supporting oil sands development activities in northern Alberta, Canada and increased third-party accommodations manufacturing revenues, partially offset by lower accommodations activities in support of conventional oil and natural gas drilling activity in Canada and the weakening of the Canadian dollar versus the U.S. dollar.

Our rental tool revenues decreased $121.7 million, or 34%, in 2009 compared to 2008 primarily due to lower rental tool utilization and pricing primarily as a result of significantly reduced completion activity in the U.S. and greater competition.

Our drilling services revenues decreased $106.2 million, or 60%, in 2009 compared to 2008 primarily as a result of reduced utilization and pricing in all of our drilling operating regions. Our land drilling utilization averaged 36.7% during 2009 compared to 82.4% in 2008.

Our offshore products revenues decreased $18.8 million, or 4%, in 2009 compared to 2008. This decrease was primarily due to a decrease in bearing and connectors revenue due to deepwater development project award delays and a decrease in elastomer revenues as a result of reduced drilling and completion activity in North America. These decreases were partially offset by an increase in subsea pipeline revenues.

Tubular services revenues decreased $647.8 million, or 44%, in 2009 compared to 2008 as a result of a 46% decrease in tons shipped in 2009, resulting from fewer wells drilled and completed in the period, partially offset by a 2% increase in average selling prices. Although OCTG prices decreased throughout 2009, our average sales price realized increased from 2008 due to sales commitments made in 2008 that extended into 2009.

Cost of Sales and Service.  Our consolidated cost of sales decreased $594.8 million, or 27%, in 2009 compared to 2008 primarily as a result of decreased cost of sales at tubular services of $517.1 million, or 41%, and at well site services of $93.7 million, or 29%. Our overall gross margin as a percentage of revenues declined from 24% in 2008 to 22% in 2009 primarily due to lower margins realized in our tubular services and well site services segments during 2009.

Our well site services segment gross margin as a percentage of revenues declined from 40% in 2008 to 25% in 2009. Our rental tool gross margin as a percentage of revenues declined from 42% in 2008 to 28% in 2009 primarily due to significant reductions in drilling and completion activity in both the U.S. and Canada, which negatively impacted pricing and demand for our equipment and services. In addition, a portion of our rental tool costs do not change proportionately with changes in revenue, leading to reduced gross margin percentages. Our drilling services cost of sales decreased $56.0 million, or 49%, in 2009 compared to 2008 as a result of significantly reduced rig utilization and pricing in each of our drilling operating areas, which led to significant cost reductions. This decline in drilling activity levels also resulted in our drilling services gross margin as a percentage of revenues decreasing from 36% in 2008 to 18% in 2009.

Our accommodations cost of sales included a $45.8 million increase in third-party accommodations manufacturing and installation costs, which were only partially offset by a reduction in costs stemming from the implementation of cost saving measures in response to the lower conventional oil and natural gas drilling activity levels in Canada and the weakening of the Canadian dollar versus the U.S. dollar. Our accommodations segment gross margin as a percentage of revenues was 42% in 2008 and 2009.

Our offshore products segment gross margin as a percentage of revenues was essentially flat (25% in 2008 compared to 26% in 2009).

Tubular services segment cost of sales decreased by $517.1 million, or 41%, as a result of lower tonnage shipped partially offset by higher priced OCTG inventory being sold. Our tubular services gross margin as a percentage of revenues decreased from 13% in 2008 to 7% in 2009 due to excess industry-wide OCTG inventory levels in 2009 resulting in lower margins.

Selling, General and Administrative Expenses.  SG&A expense decreased $3.8 million, or 3%, in 2009 compared to 2008 due primarily to decreases in accrued incentive bonuses. In addition, our costs decreased as a result of the implementation of cost saving measures, including headcount reductions and reductions in overhead costs such as travel and entertainment, professional fees and office expenses, in response to industry conditions. SG&A was 6.6% of revenues in 2009 compared to 4.9% of revenues in 2008 due to the significant decline in our revenues during 2009.

Depreciation and Amortization.  Depreciation and amortization expense increased $15.5 million, or 15%, in 2009 compared to 2008 due primarily to capital expenditures made during the previous twelve months.

Impairment of Goodwill.  We recorded a pre-tax goodwill impairment in the amount of $94.5 million in 2009. The impairment was the result of our assessment of several factors affecting our rental tools reporting unit. We recorded a pre-tax goodwill impairment in the amount of $85.6 million in 2008. The impairment was the result of our assessment of several factors affecting our tubular services and drilling reporting units.

Operating Income.  Consolidated operating income decreased $265.0 million, or 69%, in 2009 compared to 2008 primarily as a result of a decrease in operating income from our rental tool services and tubular operations.

Gain on Sale of Investment.  We reported a gain on the sale of investment of $6.2 million in 2008. The sale related to our investment in Boots & Coots common stock.

Interest Expense and Interest Income.  Net interest expense decreased by $5.1 million, or 26%, in 2009 compared to 2008 due to reduced debt levels and lower LIBOR interest rates applicable to borrowings under our revolving credit facilities. The weighted average interest rate on the company’s revolving credit facilities was 1.5% in 2009 compared to 3.9% in 2008. Interest income decreased as a result of the repayment in 2009 of a note receivable due from Boots & Coots and reduced cash balances in interest bearing accounts.

Equity in Earnings of Unconsolidated Affiliates.  Our equity in earnings of unconsolidated affiliates is $2.6 million, or 64%, lower in 2009 than in 2008 primarily due to the sale, in August of 2008, of our remaining investment in Boots & Coots.

Income Tax Expense.  Our income tax provision for the year ended December 31, 2009 totaled $46.1 million, or 43.6% of pretax income, compared to $154.2 million, or 41.3% of pretax income, for the year ended December 31, 2008. The higher effective tax rate in both years was primarily due to the impairment of goodwill, the majority of which was not deductible for tax purposes. Absent the goodwill impairment in 2009, our effective tax rate was favorably influenced by lower statutory rates applicable to our foreign sourced income.

Liquidity and Capital Resources

Our primary liquidity needs are to fund capital expenditures, which have in the past included expanding our accommodations facilities, expanding and upgrading our offshore products manufacturing facilities and equipment, increasing and replacing rental tools assets, adding drilling rigs, funding new product development and general working capital needs. In addition, capital has been used to fund strategic business acquisitions. Our primary sources of funds have been cash flow from operations and proceeds from borrowings.

Cash Provided by Operations

Cash totaling $96.6 million was provided by operations during the first six months of 2011 compared to cash totaling $85.9 million provided by operations during the first six months of 2010. During the first six months of 2011, $148.2 million was used to fund working capital, primarily due to increased investments in working capital for our tubular services segment, increases in receivables in our Canadian accommodations business and increased raw materials inventory in our offshore products segment due to increased activity levels. During the first six months of 2010, $57.1 million was used to fund working capital, primarily due to increased OCTG inventory levels in our tubular services segment to meet increasing demand.

Cash totaling $230.9 million was provided by operations during the year ended December 31, 2010 compared to cash totaling $453.4 million provided by operations during the year ended December 31, 2009. During 2010, $100.0 million was used to fund working capital, primarily due to increased investments in working capital for our tubular services and rental tool businesses and lower taxes payable, partially offset by a reduction in accounts receivable at our offshore products segment. In contrast, during 2009, $176.0 million was provided from net working capital reductions, primarily due to a reduction in accounts receivable and lower inventory levels, especially in our tubular services segment.

Cash Used in Investing Activities

Cash was used in investing activities during the six months ended June 30, 2011 and 2010 in the amount of $231.3 million and $74.2 million, respectively. Capital expenditures totaled $230.3 million and $76.1 million during the six months ended June 30, 2011 and 2010, respectively. Capital expenditures in both years consisted principally of purchases of assets for our accommodations and well site services segments, and in particular for accommodations investments made in support of Canadian oil sands developments.

Cash was used in investing activities during the years ended December 31, 2010 and 2009 in the amount of $889.7 million and $102.6 million, respectively. During the year ended December 31, 2010, we spent cash totaling $709.6 million, net of cash acquired, to acquire The MAC in Sydney, Australia to expand our accommodations business internationally, Mountain West Oilfield Service and Supplies, Inc. in Vernal, Utah, an accommodations business servicing the U.S. Rockies and the Bakken Shale region, and Acute in Houston, Texas, a provider of welding services to the energy industry worldwide for both onshore and offshore activities. The company funded the acquisition of The MAC with cash on hand and borrowings available under our five-year, $1.05 billion senior secured bank facilities. We funded the Acute and Mountain West acquisitions using cash on hand and our then existing credit facility. See Note 6 to the audited consolidated financial statements included in this registration statement for additional information about our senior secured bank facilities. There were no significant acquisitions made by the company during the year ended December 31, 2009.

Capital expenditures totaled $182.2 million and $124.5 million during the years ended December 31, 2010 and 2009, respectively. Capital expenditures in both years consisted principally of purchases of assets for our accommodations and well site services segments, and in particular for accommodations investments made in support of Canadian oil sands developments. In 2009, we received $21.2 million from Boots & Coots in full satisfaction of a note receivable due us.

We currently expect to spend a total of approximately $650 million for capital expenditures during 2011 to expand our Canadian oil sands and Australian mining related accommodations facilities, to fund our other product and service offerings, and for maintenance and upgrade of our equipment and facilities. We expect to fund these capital expenditures with cash available, internally generated funds and borrowings under our revolving credit facilities or other corporate borrowings. The foregoing capital expenditure budget does not include any funds for opportunistic acquisitions, which the Company could pursue depending on the economic environment in our industry and the availability of transactions at prices deemed attractive to the Company.

Cash Provided by (Used in) Financing Activities

Net cash of $164.1 million was provided by financing activities during the six months ended June 30, 2011, primarily as a result of proceeds from the issuance of $600 million aggregate principal amount of 6 1/2% senior unsecured notes due in 2019 in the second quarter of 2011. We spent $12.6 million in financing costs in the first six months of 2011. A total of $6.7 million was provided by financing activities during the six months ended June 30, 2010, primarily as a result of the issuance of common stock as a result of stock option exercises.

Net cash of $649.0 million was provided by financing activities during the year ended December 31, 2010, primarily as a result of borrowings under our $1.05 billion credit facilities. Net cash of $296.8 million was used in financing activities during the year ended December 31, 2009, primarily as a result of free cash flow being used to pay off all amounts outstanding under our revolving credit facility.

We believe that cash on hand, cash flow from operations and available borrowings under our credit facilities will be sufficient to meet our liquidity needs in the coming twelve months. If our plans or assumptions change, or are inaccurate, or if we make further acquisitions, we may need to raise additional capital. Acquisitions have been, and our management believes acquisitions will continue to be, a key element of our business strategy. The timing, size or success of any acquisition effort and the associated potential capital commitments are unpredictable and uncertain. We may seek to fund all or part of any such efforts with proceeds from debt and/or equity issuances. Our ability to obtain capital for additional projects to implement our growth strategy over the longer term will depend upon our future operating performance, financial condition and, more broadly, on the availability of equity and debt financing. Capital availability will be affected by prevailing conditions in our industry, the economy, the financial markets and other factors, many of which are beyond our control. In addition, such additional debt service requirements could be based on higher interest rates and shorter maturities and could impose a significant burden on our results of operations and financial condition, and the issuance of additional equity securities could result in significant dilution to stockholders.

Stock Repurchase Program.  On August 27, 2010, the Company announced that its Board of Directors authorized $100 million for the repurchase of the Company’s common stock, par value $.01 per share. The authorization replaced the prior share repurchase authorization, which expired on December 31, 2009. The Company presently has approximately 51.3 million shares of common stock outstanding. The Board of Directors’ authorization is limited in duration and expires on September 1, 2012. Subject to applicable securities laws, such purchases will be at such times and in such amounts as the Company deems appropriate. As of June 30, 2011, we had not repurchased any shares pursuant to this board authorization.

Credit Facilities.  On December 10, 2010, we replaced our existing $500 million bank credit facility with $1.05 billion in senior credit facilities governed by the Amended and Restated Credit Agreement (Credit Agreement). The Credit Agreement consists of a U.S. revolving credit facility, a U.S. term loan, a Canadian revolving facility, and a Canadian term loan. The new facilities increased the total commitments available from $500 million under the previous facilities to $1.05 billion. In connection with the execution of the Credit Agreement, the Total U.S. Commitments (as defined in the Credit Agreement) were increased from U.S. $325 million to U.S. $700 million (including $200 million in term loans), and the total Canadian Commitments (as defined in the Credit Agreement) were increased from U.S. $175 million to U.S. $350 million (including $100 million in term loans). The maturity date of the Credit Agreement is December 10, 2015. The aggregate principal of the term loans is repayable at a rate of 1.25% per quarter in 2011 and 2.5% per quarter thereafter. We currently have 19 lenders in our Credit Agreement with commitments ranging from $26.6 million to $150 million. While we have not experienced, nor do we anticipate, any difficulties in obtaining funding from any of these lenders at this time, the lack of or delay in funding by a significant member of our banking group could negatively affect our liquidity position.

As of June 30, 2011, we had $296.5 million outstanding under the Credit Agreement and an additional $18.5 million of outstanding letters of credit, leaving $727.4 million available to be drawn under the facilities.

On July 13, 2011, The MAC entered into a A$150 million Facility Agreement with National Australia Bank Limited. The Facility Agreement replaces The MAC’s existing A$75 million revolving loan facility on substantially the same terms, including the maturity date of the Facility Agreement of November 30, 2013. As of June 30, 2011, there were no borrowings outstanding under this facility.

Our total debt represented 36.8% of our combined total debt and shareholders’ equity at June 30, 2011 compared to 35.9% at December 31, 2010 and 10.3% at June 30, 2010. As of June 30, 2011, the Company was in compliance with all of its debt covenants.

6 1/2% Notes.  On June 1, 2011, the Company sold $600 million aggregate principal amount of 6 1/2% Notes due 2019 through a private placement to qualified institutional buyers.

The 6 1/2% Notes are senior unsecured obligations of the Company and the Guarantors which bear interest at a rate of 6 1/2% per annum and mature on June 1, 2019. At any time prior to June 1, 2014, the Company may redeem up to 35% of the 6 1/2% Notes at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings. Prior to June 1, 2014, the Company may redeem some or all of the 6 1/2% Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after June 1, 2014, the Company may redeem some or all of the 6 1/2% Notes at redemption prices (expressed as percentages of principal amount) equal to 104.875% for the twelve-month period beginning on June 1, 2014, 103.250% for the twelve-month period beginning June 1, 2015, 101.625% for the twelve-month period beginning June 1, 2016 and 100.00% beginning on June 1, 2017, plus accrued and unpaid interest to the redemption date.

In connection with the note offering, the Company, the Guarantors of the 6 1/2% Notes and the initial purchasers entered into a registration rights agreement at the closing of the offering. Pursuant to the registration rights agreement, the Company and the Guarantors agreed that they will, subject to certain exceptions, use commercially reasonable efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the 6 1/2% Notes for an issue of Commission-registered 6 1/2% Notes with identical terms. If the exchange offer is not completed on or before the date that is 365 days after the closing date of this offering (the Target Registration Date), then the Company agreed to pay each holder of the 6 1/2% Notes liquidated damages in the form of additional interest in an amount equal to 0.25% per annum of the principal amount of notes held by such holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), in each case until the exchange offer is completed or the shelf registration statement is declared effective or is no longer required to be effective; provided, however, that at no time will the amount of liquidated damages accruing exceed in the aggregate 0.5% per annum. The maximum additional interest potentially payable pursuant to this provision would be $2.6 million.

The Company utilized approximately $515 million of the net proceeds of the 6 1/2% Note offering in June 2011 to repay borrowings under its senior secured credit facilities. The remaining net proceeds of approximately $75 million were utilized for general corporate purposes.

On June 1, 2011, in connection with the issuance of the 6 1/2% Notes, the Company entered into an Indenture (the Indenture), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee. The Indenture restricts the Company’s ability and the ability of the Guarantors to: (i) incur additional debt; (ii) pay distributions on, redeem or repurchase equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the 6 1/2% Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard &

Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants. The Indenture contains customary events of default. As of June 30, 2011, the Company was in compliance with all covenants of the 6 1/2% Notes.

2 3/8% Notes.  As of June 30, 2011, we had classified the $175.0 million principal amount of our 2 3/8% Notes, net of unamortized discount, as a current liability because certain contingent conversion thresholds based on the Company’s stock price were met at that date and, as a result, 2 3/8% Note holders could present their notes for conversion during the quarter following the June 30, 2011 measurement date. If a 2 3/8% Note holder chooses to present their notes for conversion during a future quarter prior to the first put/call date in July 2012, they would receive cash up to $1,000 for each 2 3/8% Note plus Company common stock for any excess valuation over $1,000 using the conversion rate of the 2 3/8% Notes of 31.496 multiplied by the Company’s average common stock price over a ten trading day period following presentation of the 2 3/8% Notes for conversion. The future convertibility and resultant balance sheet classification of this liability will be monitored at each quarterly reporting date and will be analyzed dependent upon market prices of the Company common stock during the prescribed measurement periods. As of June 30, 2011, the recent trading prices of the 2 3/8% Notes exceeded their conversion value due to the remaining imbedded conversion option of the holder. Based on recent trading patterns of the 2 3/8% Notes, we do not currently expect any significant amount of the 2 3/8% Notes to convert over the next twelve months. Should a holder convert their 2 3/8% Notes, we would utilize our existing credit facilities to fund the cash portion of the conversion value.

Contractual Cash Obligations

The following summarizes our contractual obligations at December 31, 2010 (in thousands):

		Due in Less
December 31, 2010	Total	Than 1 Year	Due in 1-3 Years	Due in 3-5 Years	Due After 5 Years

Contractual obligations:
Total debt, including capital leases(1)	$912,907	$18,067	$251,457	$635,782	$7,601
Non-cancelable operating leases	42,234	10,198	15,872	9,498	6,666
Purchase obligations	401,393	401,393	—	—	—

Total contractual cash obligations	$1,356,534	$429,658	$267,329	$645,280	$14,267

(1)	Excludes interest on debt. We cannot predict with any certainty the amount of interest due on our revolving debt due to the expected variability of interest rates and principal amounts outstanding. If we assume interest payment amounts are calculated using the outstanding principal balances, interest rates and foreign currency exchange rates as of December 31, 2010 and include applicable commitment fees, estimated interest payments on our credit facilities and 2 3/8% Notes would be $29.7 million “due in less than one year”, $50.7 million “due in one to three years” and $39.8 million “due in three to five years”. In the case of our outstanding term loans, applicable principal pay down amounts have been reflected in the interest payment calculations. See Note 8 to the audited consolidated financial statements included in this registration statement for additional information on our credit facilities.

Off-Balance Sheet Arrangements

As of June 30, 2011, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Tax Matters

Our primary deferred tax assets at December 31, 2010, were related to employee benefit costs for our 2001 Equity Participation Plan (Equity Participation Plan) deductible goodwill, inventory allowance for obsolescence, foreign tax credit carryforwards and $5.6 million in available federal net operating loss carryforwards, or regular tax net operating losses (NOLs), as of that date. The regular tax NOLs will expire in varying amounts after 2011 if they are not first used to offset taxable income that we generate. Our ability to utilize a portion of the available regular tax NOLs is currently limited under Section 382 of the Internal Revenue Code due to a change of control that occurred during 1995. We currently believe that substantially all of our regular tax NOLs will be utilized. The company has utilized all federal alternative minimum tax net operating loss carryforwards.

Our income tax provision for the year ended December 31, 2010 totaled $72.0 million, or 29.9% of pretax income, compared to $46.1 million, or 43.6% of pretax income, for the year ended December 31, 2009. The effective tax rate in 2009 was impacted by a significant portion of the goodwill impairment loss recognized during the period being non-deductible for tax purposes. Excluding the goodwill impairment, the effective tax rate for 2009 would have approximated 29.7%.

There are a number of legislative proposals to change the U.S. tax laws related to multinational corporations. These proposals are in various stages of discussion. It is not possible at this time to predict how these proposals would impact our business or whether they could result in increased tax costs.

Critical Accounting Policies

In our selection of critical accounting policies, our objective is to properly reflect our financial position and results of operations in each reporting period in a manner that will be understood by those who utilize our financial statements. Often we must use our judgment about uncertainties.

There are several critical accounting policies that we have put into practice that have an important effect on our reported financial results.

Accounting for Contingencies.  We have contingent liabilities and future claims for which we have made estimates of the amount of the eventual cost to liquidate these liabilities or claims. These liabilities and claims sometimes involve threatened or actual litigation where damages have been quantified and we have made an assessment of our exposure and recorded a provision in our accounts to cover an expected loss. Other claims or liabilities have been estimated based on our experience in these matters and, when appropriate, the advice of outside counsel or other outside experts. Upon the ultimate resolution of these uncertainties, our future reported financial results will be impacted by the difference between our estimates and the actual amounts paid to settle a liability. Examples of areas where we have made important estimates of future liabilities include litigation, taxes, interest, insurance claims, warranty claims, contract claims and discontinued operations.

Tangible and Intangible Assets, including Goodwill.  Our goodwill totaled $475.2 million, or 15.8%, of our total assets, as of December 31, 2010. Our other intangible assets totaled $139.4 million, or 4.6%, of our total assets, as of December 31, 2010. The assessment of impairment on long-lived assets, intangibles and investments in unconsolidated subsidiaries, is conducted whenever changes in the facts and circumstances indicate a loss in value has occurred. The determination of the amount of impairment would be based on quoted market prices, if available, or upon our judgments as to the future operating cash flows to be generated from these assets throughout their estimated useful lives. Our industry is highly cyclical and our estimates of the period over which future cash flows will be generated, as well as the predictability of these cash flows and our determination of whether a decline in value of our investment has occurred, can have a significant impact on the carrying value of these assets and, in periods of prolonged down cycles, may result in impairment losses.

We review each reporting unit, as defined in current accounting standards regarding goodwill and other intangible assets to assess goodwill for potential impairment. Our reporting units include rental tools, drilling, accommodations, offshore products and tubular services. There is no remaining goodwill in our drilling or tubular services reporting units subsequent to the full impairment of goodwill at those reporting units as of December 31, 2008. As part of the goodwill impairment analysis, we estimate the implied fair value of each reporting unit (IFV) and compare the IFV to the carrying value of such unit (the Carrying Value). Because none of our reporting units has a publically quoted market price, we must determine the value that willing buyers and sellers would place on the reporting unit through a routine sale process (a Level 3 fair value measurement). In our analysis, we target an IFV that represents the value that would be placed on the reporting unit by market participants, and value the reporting unit based on historical and projected results throughout a cycle, not the value of the reporting unit based on trough or peak earnings. We utilize, depending on circumstances, trading multiples analyses, discounted projected cash flow calculations with estimated terminal values and acquisition comparables to estimate the IFV. The IFV of our reporting units is affected by future oil and natural gas prices, anticipated spending by our customers, and the cost of capital. If the carrying amount of a reporting unit exceeds its IFV, goodwill is considered to be potentially impaired and additional analysis in accordance with current accounting standards is conducted to determine the amount of impairment, if any. At the date of our annual goodwill impairment test, the IFV’s of our offshore products, accommodations and rental tools reporting units exceeded their Carrying Values by 240%, 231% and 158%, respectively.

As part of our process to assess goodwill for impairment, we also compare the total market capitalization of the company to the sum of the IFV’s of all of our reporting units to assess the reasonableness of the IFV’s in the aggregate.

For our intangible assets, when facts and circumstances indicate a loss in value has occurred, we compare the Carrying Value of the intangible asset to the fair value of the intangible asset. For intangible assets that we amortize, we review the useful life of the intangible asset and evaluate each reporting period whether events and circumstances warrant a revision to the remaining useful life. We evaluate the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life.

Revenue and Cost Recognition.  We recognize revenue and profit as work progresses on long-term, fixed price contracts using the percentage-of-completion method, which relies on estimates of total expected contract revenue and costs. We follow this method since reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Recognized revenues and profit are subject to revisions as the contract progresses to completion. Revisions in profit estimates are charged to income or expense in the period in which the facts and circumstances that give rise to the revision become known. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined.

Valuation Allowances.  Our valuation allowances, especially related to potential bad debts in accounts receivable and to obsolescence or market value declines of inventory, involve reviews of underlying details of these assets, known trends in the marketplace and the application of historical factors that provide us with a basis for recording these allowances. If market conditions are less favorable than those projected by management, or if our historical experience is materially different from future experience, additional allowances may be required. We have, in past years, recorded a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized.

Estimation of Useful Lives.  The selection of the useful lives of many of our assets requires the judgments of our operating personnel as to the length of these useful lives. Should our estimates be too long or short, we might eventually report a disproportionate number of losses or gains upon disposition or retirement of our long-lived assets. We believe our estimates of useful lives are appropriate.

Stock Based Compensation.  Since the adoption of the accounting standards regarding share-based payments, we are required to estimate the fair value of stock compensation made pursuant to awards under our Equity Participation Plan. An initial estimate of fair value of each stock option or restricted stock award determines the amount of stock compensation expense we will recognize in the future. To estimate the value of stock option awards under the Plan, we have selected a fair value calculation model. We have chosen the Black Scholes “closed form” model to value stock options awarded under the Plan. We have chosen this model because our option awards have been made under straightforward and consistent vesting terms, option prices and option lives. Utilizing the Black Scholes model requires us to estimate the length of time options will remain outstanding, a risk free interest rate for the estimated period options are assumed to be outstanding, forfeiture rates, future dividends and the volatility of our common stock. All of these assumptions affect the amount and timing of future stock compensation expense recognition. We will continually monitor our actual experience and change assumptions for future awards as we consider appropriate.

Income Taxes.  In accounting for income taxes, we are required by the provisions of current accounting standards regarding the accounting for uncertainty in income taxes, to estimate a liability for future income taxes. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Recent Accounting Pronouncements

In October 2009, the FASB issued an accounting standards update that modified the accounting and disclosures for revenue recognition in a multiple-element arrangement. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption was permitted), modify the criteria for recognizing revenue in multiple- element arrangements and the scope of what constitutes a non-software deliverable. The company early adopted this standard. The impact of these amendments was not material to the company’s reported results.

In December 2009, the FASB issued an accounting standards update which amends previously issued accounting guidance for the consolidation of variable interest entities (VIE’s). These amendments require a qualitative approach to identifying a controlling financial interest in a VIE, and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. These amendments are effective for annual reporting periods beginning after November 15, 2009. Adoption of this standard had no effect on our financial condition, results of operations or cash flows.

In January 2010, the FASB issued an accounting standards update which requires reporting entities to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. These amendments were effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of these amendments did not have a material impact on our disclosures.

In December 2010, the FASB issued an accounting standards update on disclosures of supplementary pro forma information for business combinations. These amendments specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. These amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. We early adopted the provisions of this amendment in 2010, and they are reflected in our pro forma disclosures included in Note 5 to the audited consolidated financial statements included in this registration statement.

In June 2011, the FASB issued amendments to disclosure requirements for the presentation of comprehensive income. This guidance eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The amendments should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. We do not expect the adoption of this amendment to have a material effect on our consolidated financial statements.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

We have credit facilities that are subject to the risk of higher interest charges associated with increases in interest rates. As of June 30, 2011, we had floating-rate obligations totaling approximately $296.5 million drawn under our credit facilities. These floating-rate obligations expose us to the risk of increased interest expense in the event of increases in short-term interest rates. If the floating interest rates increased by 1% from June 30, 2011 levels, our consolidated interest expense would increase by a total of approximately $3.0 million annually.

Foreign Currency Exchange Rate Risk

Our operations are conducted in various countries around the world and we receive revenue from these operations in a number of different currencies. As such, our earnings are subject to movements in foreign currency exchange rates when transactions are denominated in (i) currencies other than the U.S. dollar, which is our functional currency or (ii) the functional currency of our subsidiaries, which is not necessarily the U.S. dollar. In order to mitigate the effects of exchange rate risks in areas outside the U.S., we generally pay a portion of our expenses in local currencies and a substantial portion of our contracts provide for collections from customers in U.S. dollars. During the first six months of 2011, our realized foreign exchange losses were $1.9 million and are included in other operating (income) expense in the condensed consolidated statements of income.

Some of our foreign operations are conducted through wholly-owned foreign subsidiaries that have functional currencies other than the United States dollar. We currently have subsidiaries whose functional currencies are the Canadian dollar and Australian dollar. Assets and liabilities from these subsidiaries are translated into United States dollars at the exchange rate in effect at each balance sheet date. The resulting translation gains or losses are reflected as accumulated other comprehensive income (loss) in the shareholders’ equity section of our consolidated balance sheets.

BUSINESS

Our Company

Oil States, through its subsidiaries, is a leading provider of specialty products and services to natural resources companies throughout the world. We operate in a substantial number of the world’s active oil, natural gas and coal producing regions, including Canada, onshore and offshore U.S., Australia, West Africa, the North Sea, South America and Southeast and Central Asia. Our customers include many national oil companies, major and independent oil and natural gas companies, onshore and offshore drilling companies, other oilfield service companies and mining companies. We operate in four principal business segments, accommodations, offshore products, well site services and tubular services, and have established a leadership position in certain of our product or service offerings in each segment.

Capital Spending and Acquisitions

Capital spending since our initial public offering in February 2001 has totaled approximately $1.4 billion and has included both growth and maintenance capital expenditures in each of our businesses as follows: accommodations, $747 million, rental tools, $304 million, drilling and other, $202 million, offshore products, $114 million, tubular services, $22 million and corporate, $4 million.

Since our initial public offering in February 2001, we have completed 39 acquisitions for total consideration of $1.2 billion. Acquisitions of other oilfield service businesses and, recently, in the accommodations business supporting the natural resources market in Australia, have been an important aspect of our growth strategy and plan to increase stockholder value. Our acquisition strategy has allowed us to expand our geographic locations and our product and service offerings. This growth strategy has allowed us to leverage our existing and acquired products and services into new geographic locations, and has expanded our technology and product offerings. We have made strategic acquisitions in our accommodations, offshore products, well site services and tubular services business lines.

On December 30, 2010, we acquired all of the ordinary shares of The MAC, through the Scheme under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the natural resources market. As of the acquisition date, The MAC had 5,210 rooms in six locations in Queensland and Western Australia. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash. This price represents a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The company funded the acquisition with cash on hand and borrowings available under our five-year, $1.05 billion senior secured bank facilities. See Note 8 to the audited consolidated financial statements included in this registration statement for additional information on our senior secured bank facilities. The MAC’s operations are reported as part of our accommodations segment.

On December 20, 2010, we also acquired all of the operating assets of Mountain West Oilfield Service and Supplies, Inc. and Ufford Leasing LLC (Mountain West) for total consideration of $47.1 million and estimated contingent consideration of $4.0 million. Headquartered in Vernal, Utah, with operations in the Rockies and the Bakken Shale region, Mountain West provides remote site workforce accommodations to the oil and gas industry. Mountain West has been included in the accommodations segment since its date of acquisition.

On October 5, 2010, we purchased all of the equity of Acute for total consideration of $30.2 million. Headquartered in Houston, Texas and with additional operations in Brazil, Acute provides metallurgical and welding innovations to the oil and gas industry in support of critical, complex subsea component manufacturing and deepwater riser fabrication on a global basis. Acute has been included in the offshore products segment since its date of acquisition.

We funded the Acute and Mountain West acquisitions using cash on hand and our then existing credit facility.

Our Industry

We operate principally in the oilfield services industry and provide a broad range of products and services to our customers through our accommodations, offshore products, well site services and tubular services business segments. We also own and operate accommodations in the natural resources market in Australia. Demand for our products and services is cyclical and substantially dependent upon activity levels in the oil and gas and mining industries, particularly our customers’ willingness to spend capital on the exploration for and development of oil, natural gas, coal and mineral reserves. Our customers’ spending plans are generally based on their outlook for near-term and long-term commodity prices. As a result, demand for our products and services is highly sensitive to current and expected commodity prices. See Note 10 to the audited consolidated financial statements included in this registration statement for financial information by segment.

Our historical financial results reflect the cyclical nature of the oilfield services business. Since 2001, there have been periods of increasing and decreasing activity in each of our operating segments. With the acquisition of The MAC, our results are also influenced by the level of activity in the natural resource market in Australia. For additional information about activities in each of our segments, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our accommodations business is significantly influenced by the level of development of oil sands deposits in Alberta, Canada, activity levels in support of oil and gas development in Canada and the U.S. and, because of the acquisition of The MAC, in natural resource markets, primarily in Australia. Despite the downturn in 2009 and early 2010 as a result of the global financial crisis, activity in our accommodations business has grown significantly in the last five years.

Our offshore products segment, which is more influenced by deepwater development spending and rig and vessel construction and repair, experienced significantly increased backlog and revenues from 2005 to 2008, which resulted in improved operating results during 2006, 2007 and in 2008. A high level of backlog at the beginning of 2009 provided stability in offshore products revenues and profits in that year. However, due to project postponements, cancellations and deferrals that limited new order activity beginning in the fourth quarter of 2008 which continued throughout 2009 and led to backlog declines and decreased revenues and profits in 2010. Increased regulation of offshore drilling as a result of the Deepwater Horizon rig explosion and sinking in 2010 and resultant oil spill from the Macondo well blowout also delayed drilling and development operations in the U.S. offshore. However, with the improvement in oil prices over the last two years and the improved outlook for long-term oil demand, we began experiencing increased bidding and quoting activity for our offshore products beginning in the second half of 2010 and continuing throughout the first half of 2011. As a result of this increased activity, our backlog in offshore products has increased 150% since the beginning of 2010.

Our well site services businesses are significantly affected by movements in the North American rig count. Activity increased to peak levels during 2008, but saw material declines beginning in the fourth quarter of 2008 in most of our businesses, and continued through much of 2009. Activity levels in 2010 and the first half of 2011 improved significantly off their 2009 troughs. In particular, oil related drilling activities have recovered and are now at their highest levels in over 20 years; however, pricing for certain of our products and services has not recovered to prior peak levels.

Our tubular services business is influenced by the overall level of U.S. drilling activity, the types of wells being drilled, movements in global steel input prices and the overall industry level of OCTG inventory and pricing. Our tubular services business has historically been our most cyclical business segment. During 2008, this segment’s margins were positively affected in a significant manner by increasing prices for steel products, including the OCTG we sell. Declining OCTG prices in 2009 coupled with weaker demand for OCTG, caused by a decline in U.S. drilling, led to significantly lower revenues and margins for our tubular services business in 2009. The recovery in U.S. drilling activity in 2010 led to increased tubular services revenues. Although price increases were announced by the major U.S. mills during the first half of 2010, margins for our tubular services business declined in 2010 due primarily to a larger portion of service related costs expensed on certain program work.

Accommodations

Overview.  We are one of North America’s and Australia’s largest integrated providers of accommodations services for people working in remote locations. Our scalable modular facilities provide temporary and semi-permanent work force accommodations where traditional infrastructure is not accessible or cost effective. Once facilities are deployed in the field, we can also provide comprehensive facility management services, water and wastewater treatment, power generation, communications and redeployment logistics. Our accommodations are primarily employed to support work forces in the Canadian oil sands and in a variety of mining and related natural resource applications in Australia. We also support conventional oil and gas development efforts, forest fire fighting and disaster relief efforts, primarily in Canada, Australia and the U.S.

Accommodations Market.  Our accommodations business has grown in recent years due to the increasing demand for accommodations to support workers in the oil sands region of Canada. Demand for oil sands accommodations is influenced to a great extent by the longer-term outlook for energy prices rather than current energy prices, particularly crude oil prices, given the multi-year time frame to complete oil sands projects and the costs associated with development of such large scale projects. Utilization of our existing accommodations capacity and our future expansions will largely depend on continued oil sands development spending.

Beginning in 2011, as a result of our acquisition of The MAC, our accommodations business entered into the Australian natural resources market. The Australian natural resources market plays a vital role in the Australian economy. The growth of Australian natural resource commodity exports over the last decade has been largely driven by strong Asian demand for iron ore, coal and LNG. It is Australia’s largest contributor to exports, a major contributor to gross domestic product, a major employer and a major contributor to government revenue. The MAC’s current activities are primarily related to supplying accommodations in support of metallurgical coal mining.

Australia is a significant producer of most of the world’s key mineral commodities including iron ore, uranium, zinc, bauxite, lead, metallurgical and thermal coal and gold. It also has extensive oil and gas reserves with its major energy resource regions including the North West Shelf off the north coast of Western Australia and the onshore Cooper/Eromanga and Bowen/Surat Basins which straddle Queensland, New South Wales and South Australia.

Western Australia and Queensland are the most natural resource rich states. Western Australia produces a range of commodities including almost all of Australia’s iron ore from the Pilbara region in the northwest and gold and nickel from the Eastern Goldfields region around Kalgoorlie in the southeast. Queensland has significant deposits of metallurgical and thermal coal, lead, zinc, bauxite, gold and minerals sands. The Bowen Basin region of Queensland contains the largest metallurgical coal reserves in Australia and is becoming a major part of the rapidly developing east coast coal seam gas industry. The natural resources market is also a major contributor to economic activity in the other states of Australia (e.g. South Australia is home to the Olympic Dam mine, the fourth largest copper deposit and largest uranium deposit in the world).

Volumes and prices of commodities have historically varied significantly and are difficult to predict. Mineral and commodity prices have fluctuated in recent years and may continue to fluctuate significantly in the future. Strong economic growth in emerging economies, such as China and India, with associated strong demand for mineral and natural gas resources such as coal, iron ore and LNG, has more than offset moderating growth in the U.S., Japan and Europe. This demand is expected to underpin continued investment and growth in the Australian natural resources market.

Products and Services.  Since mid-year 2006, we have installed over 8,000 rooms in four of our major lodge properties supporting oil sands activities in northern Alberta. Our growth plan for this area of our business includes the expansion of these properties where we believe there is durable long-term demand.

In December 2010, we acquired The MAC, which owns and operates six villages with over 5,200 rooms and has a significant development portfolio in Australia. The MAC provides accommodation services to mining and related service companies (including construction contractors) under medium-term contracts. The MAC villages are strategically located in proximity to long-life, low-cost mines operated by large mining companies. The MAC’s villages are developments intended to be in operation for 15 plus years and comprise manufactured relocatable buildings, with two to six rooms per building. The accommodations are built around central facilities such as housing, kitchen, dining, retail, entertainment and fitness areas.

From 2007 to 2009 The MAC added 1,657 rooms (net of retirements) by expanding existing villages and opening new villages. During 2010, given the uncertain global economic outlook, it consolidated its position incurring only maintenance capital expenditure while retiring 278 rooms.

In addition to our large-scale lodge and village facilities, we offer a broad range of semi-permanent and mobile options to house workers in remote regions. Our fleet of temporary camps is designed to be deployed on short notice and can be relocated as a project site moves. Our camps range in size from a 25 person drilling camp to a 2,000 person camp supporting varied operations, including pipeline construction, Steam Assisted Gravity Drainage (SAGD) drilling operations and large shale oil projects.

We own two accommodations manufacturing plants near Edmonton, Alberta, Canada, and a manufacturing location in Adelaide, Australia, which specialize in the design, engineering, production, transportation and installation of a variety of portable modular buildings, predominately for our own use. We manufacture accommodations facilities to suit the climate, terrain and population of a specific project site.

Regions of Operations.  Our accommodations business is focused primarily in northern Canada and, more recently, in Queensland, Australia, but also operates in Western Australia, the U.S. Rocky Mountain corridor and the Bakken Shale region (Wyoming, Colorado, Utah and North Dakota), the Fayetteville Shale region of Arkansas and offshore locations in the Gulf of Mexico. In the past, we have also served companies operating in international markets including the Middle East, Europe, Asia and South America.

Customers and Competitors.  Our customers operate in a diverse mix of industries including primarily oil sands mining and development; drilling, exploration and extraction of oil and natural gas and coal and other extractive industries. To a lesser extent, we also operate in other industries, including pipeline construction, forestry, humanitarian aid and disaster relief, and support for military operations. Our primary competitors in North America include Aramark Corporation, Compass Group PLC, ATCO Structures and Logistics Ltd., Black Diamond Group Limited and Horizon North Logistics, Inc. Our primary competitors in Australia include Ausco Modular Pty Limited, Fleetwood Corporation Limited, Nomad Building Solutions Limited and Decmil Group Limited. Although not direct competitors, accommodations are sometimes owned and/or operated by our potential customers.

Offshore Products

Overview.  Through this segment, we design and manufacture a number of cost-effective, technologically advanced products for the offshore energy industry. In addition, we supply other lower margin products and services such as fabrication and inspection services. Our products and services are used mostly in deepwater producing regions and include flex-element technology, advanced connector systems, deepwater mooring systems, cranes, subsea pipeline products and installation and repair services. We have facilities in Arlington, Houston and Lampasas, Texas; Houma, Louisiana; Tulsa, Oklahoma; Scotland; Brazil; England; Singapore; Thailand and India that support our offshore products segment.

Offshore Products Market.  The market for our offshore products and services depends primarily upon development of infrastructure for offshore production activities, drilling rig refurbishments and upgrades and new rig and vessel construction. Demand for oil and natural gas and related drilling and production in offshore areas throughout the world, particularly in deeper water, will drive spending on these activities.

Products and Services.  Our offshore products segment provides a broad range of products and services for use in offshore drilling and development activities. To a lesser extent, this segment provides onshore oil and natural gas, defense and general industrial products and services. Our offshore products segment is dependent in part on the industry’s continuing innovation and creative applications of existing technologies.

Offshore Development and Drilling Activities.  We design, manufacture, fabricate, inspect, assemble, repair, test and market subsea equipment and offshore vessel and rig equipment. Our products are components of equipment used for the drilling and production of oil and natural gas wells on offshore fixed platforms and mobile production units, including floating platforms, such as Spars, tension leg platforms, floating production, storage and offloading (FPSO) vessels, and on other marine vessels, floating rigs, vessels and jack-up rigs. Our products and services include:

•	flexible bearings and connector products;

•	subsea pipeline products;

•	marine winches, mooring systems, cranes and rig equipment;

•	conductor casing connections and pipe;

•	drilling riser and related repair services;

•	blowout preventer stack assembly, integration, testing and repair services; and

•	other products and services.

Flexible Bearings and Connector Products.  We are the principal supplier of flexible bearings, or FlexJoints®, to the offshore oil and gas industry. We also supply weld-on connectors and fittings that join lengths of large diameter conductor or casing used in offshore drilling operations. FlexJoints® are flexible bearings that permit the controlled movement of riser pipes or tension leg platform tethers under high tension and pressure. They are used on drilling, production and export risers and are used increasingly as offshore production moves to deeper water areas. Drilling riser systems provide the vertical conduit between the floating drilling vessel and the subsea wellhead. Through the drilling riser, equipment is guided into the well and drilling fluids are returned to the surface. Production riser systems provide the vertical conduit for the hydrocarbons from the subsea wellhead to the floating production platform. Oil and natural gas flows to the surface for processing through the production riser. Export risers provide the vertical conduit from the floating production platform to the subsea export pipelines. FlexJoints® are a critical element in the construction and operation of production and export risers on floating production systems in deepwater.

Floating production systems, including tension leg platforms, Spars and FPSO facilities, are a significant means of producing oil and gas, particularly in deepwater environments. We provide many important products for the construction of these facilities. A tension leg platform is a floating platform that is moored by vertical pipes, or tethers, attached to both the platform and the sea floor. Our FlexJoint® tether bearings are used at the top and bottom connections of each of the tethers, and our Merlin connectors are used to efficiently assemble the tethers during offshore installation. A Spar is a floating vertical cylindrical structure which is approximately six to seven times longer than its diameter and is anchored in place. An FPSO is a floating vessel, typically ship shaped, used to produce, and process oil and gas from subsea wells. Our FlexJoints® are also used to attach the steel catenary risers to a Spar, FPSO or tension leg platform and for use on import or export risers.

Subsea Pipeline Products.  We design and manufacture a variety of equipment used in the construction, maintenance, expansion and repair of offshore oil and natural gas pipelines. New construction equipment includes:

•	pipeline end manifolds, pipeline end terminals;

•	midline tie-in sleds;

•	forged steel Y-shaped connectors for joining two pipelines into one;

•	pressure-balanced safety joints for protecting pipelines and related equipment from anchor snags or a shifting sea-bottom;

•	electrical isolation joints; and

•	hot tap clamps that allow new pipelines to be joined into existing lines without interrupting the flow of petroleum product.

We provide diverless connection systems for subsea flowlines and pipelines. Our HydroTech® collet connectors provide a high-integrity, proprietary metal-to-metal sealing system for the final hook-up of deep offshore pipelines and production systems. They also are used in diverless pipeline repair systems and in future pipeline tie-in systems. Our lateral tie-in sled, which is installed with the original pipeline, allows a subsea tie-in to be made quickly and efficiently using proven HydroTech® connectors without costly offshore equipment mobilization and without shutting off product flow.

We provide pipeline repair hardware, including deepwater applications beyond the depth of diver intervention. Our products include:

•	repair clamps used to seal leaks and restore the structural integrity of a pipeline;

•	mechanical connectors used in repairing subsea pipelines without having to weld;

•	misalignment and swivel ring flanges; and

•	pipe recovery tools for recovering dropped or damaged pipelines.

Marine Winches, Mooring Systems, Cranes and Rig Equipment.  We design, engineer and manufacture marine winches, mooring systems, cranes and certain rig equipment. Our Skagit® winches are specifically designed for mooring floating and semi-submersible drilling rigs and positioning pipelay and derrick barges, anchor handling boats and jack-ups, while our Nautilus® marine cranes are used on production platforms throughout the world. We also design and fabricate rig equipment such as automatic pipe racking and blowout preventer handling equipment. Our engineering teams, manufacturing capability and service technicians who install and service our products provide our customers with a broad range of equipment and services to support their operations. Aftermarket service and support of our installed base of equipment to our customers is also an important source of revenue to us.

BOP Stack Assembly, Integration, Testing and Repair Services.  We design and fabricate lifting and protection frames and offer system integration of blow-out preventer stacks and subsea production trees. We can provide complete turnkey and design fabrication services. We also design and manufacture a variety of custom subsea equipment, such as riser flotation tank systems, guide bases, running tools and manifolds. In addition, we also offer blow-out preventer and drilling riser testing and repair services.

To a lesser extent, our offshore products segment also produces a variety of products for use in applications other than in the offshore oil and gas industry. For example, we provide:

•	elastomer consumable downhole products for onshore drilling and production;

•	sound and vibration isolation equipment for the U.S. Navy submarine fleet;

•	metal-elastomeric FlexJoints® used in a variety of naval and marine applications; and

•	drum-clutches and brakes for heavy-duty power transmission in the mining, paper, logging and marine industries.

Backlog.  Backlog in our offshore products segment $354 million at December 31, 2010, $206 million at December 31, 2009 and $362 million at December 31, 2008. Our offshore products backlog consists of firm customer purchase orders for which contractual commitments exist and delivery is scheduled. In some instances, these purchase orders are cancelable by the customer, subject to the payment of termination fees and/or the reimbursement of our costs incurred. Our backlog is an important indicator of future offshore products shipments and revenues; however, backlog as of any particular date may not be indicative of our actual operating results for any future period. We believe that the offshore construction and development business is characterized by lengthy projects and a long “lead-time” order cycle. The change in backlog levels from one period to the next does not necessarily evidence a long-term trend.

Regions of Operations.  Our offshore products segment provides products and services to customers in the major offshore oil and gas producing regions of the world, including the Gulf of Mexico, West Africa, Azerbaijan, the North Sea, Brazil, Southeast Asia and India. We are currently expanding our capabilities in Southeast Asia by constructing a new facility in Singapore.

Customers and Competitors.  We market our products and services to a broad customer base, including direct end users, engineering and design companies, prime contractors, and at times, our competitors through outsourcing arrangements. Our largest customers in 2010 were Transocean Ltd., Halliburton Company and BP p.l.c.

Well Site Services

Overview.  Our well site services segment includes a broad range of products and services that are used to drill, and establish and maintain the flow of, oil and natural gas from a well throughout its lifecycle. In this segment, our operations include completion-focused rental tools and land drilling services. We use our fleet of drilling rigs and rental equipment to serve our customers at well sites and project development locations. Our products and services are used primarily in onshore applications throughout the exploration, development and production phases of a well’s life.

Well Site Services Market.  Demand for our drilling rigs and rental equipment has historically been tied to the level of oil and natural gas exploration and production activity. The primary driver for this activity is the price of oil and natural gas. Activity levels have been, and we expect will continue to be, highly correlated with hydrocarbon commodity prices.

Products and Services

Rental Equipment.  Our rental equipment business provides a wide range of products and services for use in the onshore and offshore oil and gas industry, including:

•	wireline and coiled tubing pressure control equipment;

•	wellhead isolation equipment;

•	pipe recovery systems;

•	thru-tubing fishing services;

•	hydraulic chokes and manifolds;

•	blow out preventers;

•	well testing and flowback equipment, including separators and line heaters;

•	gravel pack operations on well bores; and

•	surface control equipment and down-hole tools utilized by coiled tubing operators.

Our rental equipment is primarily used during the completion and production stages of a well. As of December 31, 2010, we provided rental equipment at 58 distribution points throughout the U.S., Canada, Mexico and Argentina compared to 64 distribution points at December 31, 2009. We continue to consolidate operations in areas where our product lines previously had separate facilities and close facilities in areas where operations are marginal in order to streamline operations, enhance our facilities and improve marketing efficiency. We provide rental equipment on a daily rental basis with rates varying depending on the type of equipment and the length of time rented. In certain operations, we also provide service personnel in connection with the equipment rental. We own patents covering some of our rental tools, particularly in our wellhead isolation equipment product line. Our customers in the rental equipment business include major, independent and private oil and gas companies and other large oilfield service companies. Competition in the rental tool business is widespread and includes many smaller companies, although we also compete with the larger oilfield service companies for certain products and services. The recovery in our industry during 2010 and the first half of 2011 resulted in a shortage of both equipment and personnel, contributing to both higher revenues and margins during 2010 and the first half of 2011 compared to comparable periods in the prior year.

Drilling Services.  Our drilling services business is located in the U.S. and provides land drilling services for shallow to medium depth wells ranging from 1,500 to 15,000 feet. Drilling services are typically used during the exploration and development stages of a field. As of June 30, 2011, we had a total of 34 semi-

automatic drilling rigs with hydraulic pipe handling booms and lift capacities ranging from 75,000 to 500,000 pounds. Twenty-two of these drilling rigs are based in Odessa, Texas and twelve are based in the Rocky Mountains region. Utilization of our drilling rigs increased from an average of 37% in 2009 to an average of 72% in 2010.

We market our drilling services directly to a diverse customer base, consisting of major, independent and private oil and gas companies. We contract on both footage and dayrate basis. Under a footage contract, we assume responsibility for certain costs (such as bits and fuel) and assume more risk (such as time necessary to drill) than we would on a daywork contract. Depending on market conditions and availability of drilling rigs, we see changes in pricing, utilization and contract terms. The land drilling business is highly fragmented, and our competition consists of a small number of larger companies and many smaller companies. Our Permian Basin drilling activities target primarily oil reservoirs while our Rocky Mountain drilling activities target both oil and natural gas reservoirs.

Tubular Services

Overview.  Through our Sooner, Inc. subsidiary, we distribute OCTG, which consists of downhole casing and production tubing. Through our tubular services segment, we:

•	distribute a broad range of casing and tubing; and

•	provide threading, logistical and inventory management services.

We serve a customer base ranging from major oil and gas companies to small independents. Through our key relationships with more than 20 domestic and foreign manufacturers and related service providers and suppliers of OCTG, we deliver tubular products and ancillary services to oil and gas companies, drilling contractors and consultants predominantly in the U.S. The OCTG distribution market is highly fragmented and competitive, and is focused in the U.S. We purchase tubular goods from a variety of sources. However, during the year ended December 31, 2010, we purchased 56% of our total tubular goods from a single domestic supplier and 72% of our total OCTG purchases from three domestic suppliers.

OCTG Market.  Our tubular services segment primarily distributes casing and tubing. Casing forms the structural wall in oil and natural gas wells to provide support, control pressure and prevent collapse during drilling operations. Casing is also used to protect water-bearing formations during the drilling of a well. Casing is generally not removed after it has been installed in a well. Production tubing, which is used to bring oil and natural gas to the surface, may be replaced during the life of a producing well.

A key indicator of domestic demand for OCTG is the aggregate footage of wells drilled onshore and offshore in the U.S. The OCTG market is also affected by the level of inventories maintained by manufacturers, distributors and end users. Inventory on the ground, when at high levels, can cause tubular sales to lag a rig count increase due to inventory destocking and can put downward pressure on OCTG pricing. Demand for tubular products is positively impacted by increased drilling of deeper, horizontal and offshore wells. Deeper wells require incremental tubular footage and enhanced mechanical capabilities to ensure the integrity of the well. Premium tubulars are generally used in deeper wells and in horizontal drilling to withstand the increased bending and compression loading associated with a horizontal well. Operators typically specify premium tubulars for the completion of offshore wells.

Products and Services

Tubular Products and Services.  We distribute various types of OCTG produced by both domestic and foreign manufacturers to major and independent oil and gas exploration and production companies and other OCTG distributors. We have distribution relationships with most major domestic and certain international steel mills. We do not manufacture any of the tubular goods that we distribute. As a result, gross margins in this segment are generally lower than those reported by our other business segments. We operate our tubular services segment from a total of ten offices and facilities located near areas of oil and natural gas exploration and development activity.

In our tubular services segment, inventory management is critical to our success. We maintain on-the-ground inventory in five company-owned yards and approximately 60 third-party yards located in the U.S., giving us the flexibility to fill customer orders from our own stock or directly from the manufacturer. We have a proprietary inventory management system, designed specifically for the OCTG industry, which enables us to track our product shipments.

A-Z Terminal.  Our A-Z Terminal pipe maintenance and storage facility in Crosby, Texas is equipped to provide a full range of tubular services, giving us strong customer service capabilities. Our A-Z Terminal is on 109 acres, is an ISO 9001-certified facility, has a rail spur and more than 1,350 pipe racks and two double-ended thread lines. We have exclusive use of a permanent third-party inspection center within the facility. The facility also includes indoor chrome storage capability and patented pipe cleaning machines. We offer services at our A-Z Terminal facility typically outsourced by other distributors, including the following: threading, inspection, cleaning, cutting, logistics, rig returns, installation of float equipment and non-destructive testing.

Other Facilities.  We also offer tubular services at our facilities in Midland and Godley, Texas, Searcy, Arkansas and Montoursville, Pennsylvania. Our Midland, Texas facility covers approximately 60 acres and has more than 570 pipe racks. Our Godley, Texas facility, which services the Barnett shale area, has approximately 350 pipe racks on approximately 31 developed acres and is serviced by a rail spur. Our Searcy location has approximately 130 pipe racks on 14 acres. Our Montoursville location has approximately 150 pipe racks on 24 acres. Independent third party inspection companies operate within each of these facilities either with mobile or permanent inspection equipment.

Tubular Products and Services Sales Arrangements.  We provide our tubular products and logistics services through a variety of arrangements, including spot market sales and alliances. We provide some of our tubular products and services to independent and major oil and gas companies under alliance or program arrangements. Although our alliances are generally not as profitable as the spot market and can generally be cancelled by the customer, they provide us with more stable and predictable revenues and an improved ability to forecast required inventory levels, which allows us to manage our inventory more efficiently.

Regions of Operations.  Our tubular services segment provides tubular products and services principally to customers in the U.S. both for land and offshore applications. However, we also sell a small percentage for export worldwide.

Suppliers and Competitors.  Our largest supplier is U.S. Steel Group. Although we have a leading market share position in tubular services distribution, the market is highly fragmented. Our main competitors in tubular distribution are Bourland & Leverich Supply Company, L.C., McJunkin Red Man Corporation, Pipeco Services Inc. and Premier Pipe L.P.

Seasonality of Operations

Our operations are directly affected by seasonal differences in weather in the areas in which we operate, most notably in Canada, Australia, the Rocky Mountain region and the Gulf of Mexico. A portion of our Canadian accommodations operations is conducted during the winter months when the winter freeze in remote regions is required for exploration and production activity to occur. The spring thaw in these frontier regions restricts operations in the second quarter and adversely affects our operations and sales of products and services. Our operations in the Gulf of Mexico are also affected by weather patterns. Weather conditions in the Gulf Coast region generally result in higher drilling activity in the spring, summer and fall months with the lowest activity in the winter months. As a result of these seasonal differences, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters. In addition, summer and fall drilling activity can be restricted due to hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast. For example, during 2005, a significant disruption occurred in oil and natural gas drilling and production operations in the U.S. Gulf of Mexico due to damage inflicted by Hurricanes Katrina and Rita and, during 2008, from Hurricane Ike. Cyclones can affect our operations in Australia.

Employees

As of December 31, 2010, the Company had 6,904 full-time employees on a consolidated basis, 44% of whom are in our accommodations segment, 24% of whom are in our offshore products segment, 29% of whom are in our well site services segment, 2% of whom are in our tubular services segment and 1% of whom are in our corporate headquarters. We are party to collective bargaining agreements covering 1,689 employees located in Canada, Australia, the United Kingdom and Argentina as of December 31, 2010. We believe relations with our employees are good.

Government Regulation

Our business is significantly affected by foreign, federal, provincial, state and local laws and regulations relating to the oil and gas industry, worker safety and environmental protection. Changes in these laws, including more stringent regulations and increased levels of enforcement of these laws and regulations, could have a significant adverse effect on our business. We cannot predict changes in the level of enforcement of existing laws and regulations or how these laws and regulations may be interpreted or the effect changes in these laws and regulations may have on us or our future operations or earnings. We also are not able to predict whether new laws and regulations will be adopted.

We depend on the demand for our products and services from oil and gas companies. This demand is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally, including those specifically directed to oilfield and offshore operations. The adoption of laws and regulations curtailing exploration and development drilling for oil and natural gas in our areas of operation could also adversely affect our operations by limiting demand for our products and services. We cannot determine the extent to which our future operations and earnings may be adversely affected by new legislation, new regulations or changes in existing regulations or enforcement.

Some of our employees who perform services on offshore platforms and vessels are covered by the provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws operate to make the liability limits established under states’ workers’ compensation laws inapplicable to these employees and permit them or their representatives generally to pursue actions against us for damages or job-related injuries with no limitations on our potential liability.

Our operations are subject to numerous stringent and comprehensive foreign, federal, state and local environmental laws and regulations governing the release and/or discharge of materials into the environment or otherwise relating to environmental protection. Numerous governmental agencies issue regulations to implement and enforce these laws, for which compliance is often costly and difficult. The violation of these laws and regulations may result in the denial or revocation of permits, issuance of corrective action orders, modification or cessation of operations, assessment of administrative and civil penalties, and even criminal prosecution. We believe that we are in substantial compliance with existing environmental laws and regulations and we do not anticipate that future compliance with existing environmental laws and regulations will have a material effect on our consolidated financial statements. However, there can be no assurance that substantial costs for compliance or penalties for non-compliance with these existing requirements will not be incurred in the future. Moreover, it is possible that other developments, such as the adoption of stricter environmental laws, regulations and enforcement policies or more stringent enforcement of existing environmental laws and regulations, could result in additional costs or liabilities that we cannot currently quantify.

For example, in Canada, the Federal Government of Canada in September 2010 appointed an Oil Sands Advisory Panel to review and comment upon existing scientific studies and literature regarding water monitoring in the Lower Athabasca region and provide recommendations for improving such monitoring. The Oil Sands Advisory Panel presented its final report to the Minister of the Environment in December 2010. In response to the findings of the report, on March 25, 2011, the Federal Environment Minister of Canada, Peter Kent, announced the proposed launch of a new water pollution monitoring system in the oil sands that will include more frequent and widespread sampling and form part of a broader system that also will monitor air quality and the impact of development on the region’s wildlife. The development and implementation of such new monitoring system is expected to increase the level and cost of government oversight, which costs are to be incurred by industry participants, under an industrial user pay system. Initial estimates to implement this monitoring system is $20 million (Canadian) per year.

Further, the Province of Alberta released a report in December 2010 regarding regulatory changes to be implemented in 2011 regarding Alberta Environment’s regulation of oil sands operations. The report suggests regulatory changes will include increased reclamation security requirements, increased monitoring requirements for water quality, and additional requirements for the management of tailings ponds. These changes, if and when they are implemented, may result in additional costs or liabilities for our customers’ operations.

Hazardous Wastes and Substances

With regard to our U.S. operations, we generate wastes, including “hazardous wastes,” which are subject to the federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes. The EPA and analogous state agencies have limited the approved methods of disposal for some types of hazardous and nonhazardous wastes. Some wastes handled by us in our field service activities currently are exempt from treatment as hazardous wastes under RCRA because that act specifically excludes drilling fluids, produced waters and other wastes associated with the exploration, development or exploration of oil or natural gas from regulation as hazardous waste. However, it is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. In September 2010, the Natural Resources Defense Council filed a petition with the EPA requesting them to reconsider the RCRA exemption for exploration, production, and development wastes. To date, the EPA has not taken any action on the petition. Any re-designation of such currently RCRA exempt waste to hazardous waste in the future would subject us to more rigorous and costly operating and disposal requirements. In any event, such wastes currently remain subject to regulation under RCRA as solid wastes.

Some of our equipment may be exposed to naturally occurring radiation associated with oil and natural gas deposits, and this exposure may result in the generation of wastes containing naturally occurring radioactive materials or “NORM.” NORM wastes exhibiting trace levels of naturally occurring radiation in excess of established state standards are subject to special handling and disposal requirements, and any storage vessels, piping, and work area affected by NORM may be subject to remediation or restoration requirements. Because many of the properties presently or previously owned, operated, or occupied by us have been used for oil and gas production operations for many years, it is possible that we may incur costs or liabilities associated with elevated levels of NORM that are found on such properties.

The federal Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, also known as the “Superfund” law, and comparable state statutes impose liability, without regard to fault or legality of the original conduct, on classes of persons in the U.S. that are considered to have contributed to the release of a hazardous substance into the environment. These persons include the owner or operator of the disposal site or the site where the release occurred and companies that transported, disposed of, or arranged for the disposal of the hazardous substances at the site where the release occurred. Under CERCLA, these persons may be subject to joint and several, strict liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. We currently have operations in the U.S. on properties that involve our handling of hazardous substances or where the activities involving the handling of hazardous substances may have been conducted prior to our operations on such properties or by third parties whose operations were not under our control. These properties may be subject to CERCLA, RCRA and analogous state laws. Under these laws and related regulations, we could be required to remove or remediate previously discarded hazardous substances and wastes or property contamination that was caused by these third parties. These laws and regulations may also expose us to liability for our acts that were in compliance with applicable laws at the time the acts were performed.

Water Discharge

The Federal Water Pollution Control Act and analogous state laws impose restrictions and strict controls regarding the discharge of “pollutants” into waters of the U.S. and state waters. The discharge of pollutants into jurisdictional waters is prohibited unless the discharge is permitted by the EPA or applicable state agencies. Many of our domestic properties and operations require permits for discharges of wastewater and/or storm water, and we have procedures in place for securing and maintaining these permits. In addition, the Oil Pollution Act of 1990 imposes a variety of requirements on responsible parties related oil spills prevention and response planning and liability for damages, including natural resource damages, resulting from spills of oil in waters of the U.S. A responsible party includes the owner or operator of an onshore facility or a vessel, or the lessee or permittee of the area in which an offshore facility is located. The Federal Water Pollution Control Act and analogous state laws provide for administrative, civil and criminal penalties for unauthorized discharges and, together with the Oil Pollution Act, impose substantial liabilities for the costs of removal, remediation, and damages in connection with any unauthorized discharges.

A certain portion of our rental tools business supports other contractors actually performing hydraulic fracturing to enhance the production of natural gas from formations with low permeability, such as shales. Due to concerns raised in the U.S. concerning potential impacts of hydraulic fracturing on groundwater quality, legislative and regulatory efforts at the federal level and in some states have been initiated to impose new or more stringent permitting and compliance requirements for hydraulic fracturing. Congress is considering two companion bills, known as the “Fracturing Responsibility and Awareness of Chemicals Act,” or FRAC Act, that would repeal an exemption in the federal Safe Drinking Water Act, or SWDA, for the underground injection of hydraulic fracturing fluids other than diesel near drinking water sources. The EPA has already asserted federal regulatory authority over hydraulic fracturing involving diesel additives under the federal Safe Drinking Water Act, but the agency has not yet taken action to enforce or implement this recently asserted regulatory authority, and industry groups have filed suits challenging the EPA’s decision. Sponsors of the FRAC Act have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. If enacted, the FRAC Act could result in additional regulatory burdens on the oil and gas industry in general, and on our customers in particular, such as permitting, construction, financial assurance, monitoring, recordkeeping, and plugging and abandonment requirements. The FRAC Act also proposes requiring the disclosure of chemical constituents used in the fracturing process to state or federal regulatory authorities, who would then make such information publicly available. The availability of this information could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. The Committee on Energy and Environment of the U.S. House of Representatives has been examining the practice of hydraulic fracturing in the U.S. and has gathered and reported information on its potential impacts on human health and the environment. Also, the EPA also has commenced a study of the potential adverse effects that hydraulic fracturing may have on water quality and public health and anticipates that initial results of the study will be available in late 2012 and final results in 2014. Moreover, various state and local governments have implemented or are considering increased regulatory oversight of hydraulic fracturing through additional permit requirements, operational restrictions, requirements for disclosure of chemical constituents, and temporary or permanent bans on hydraulic fracturing in certain environmentally sensitive areas such as watersheds. The adoption of the FRAC Act or any other federal or state laws or regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process could make it more difficult, or less economic, to complete natural gas wells in certain formations, increase our customers’ costs of compliance, and cause delays in permitting. Such regulatory and legislative efforts could have an adverse effect on oil and natural gas production activities by operators or other contractors with whom we have a business relationship, which in turn could have an adverse effect on demand for our North American completion products and services.

Offshore Regulation

In April 2010, there was a fire and explosion aboard the Deepwater Horizon drilling rig resulting in an oil spill from a well known as the Macondo well and operated in the ultra deep water in the U.S. Gulf of

Mexico. In response to the explosion and spill, there have been many proposals by governmental and private constituencies to address the direct impact of the incident and to prevent similar incidents in the future. Beginning in May 2010, the Bureau of Ocean Energy Management, Regulation and Enforcement, or BOEMRE (formerly the Minerals Management Service), of the U.S. Department of the Interior implemented a moratorium on deepwater drilling activities in the U.S. Gulf of Mexico that effectively shut down deepwater drilling activities until the moratorium was lifted by Secretary of the Interior Ken Salazar in October 2010. In addition, while the moratorium was in place, BOEMRE issued a series of NTLS and implemented additional safety and certification requirements applicable to drilling activities in the U.S. Gulf of Mexico. For example, before being allowed to resume drilling in deepwater, operators in the outer continental shelf waters of the U.S. Gulf of Mexico must certify compliance with all applicable operating regulations found in 30 C.F.R. Part 250, including those rules recently placed into effect, such as rules relating to well casing and cementing, blowout preventers, safety certification, emergency response and worker training. Operator must also demonstrate the availability of adequate spill response and blowout containment resources. Notwithstanding the lifting of the moratorium, we anticipate that there will continue to be delays in the resumption of drilling-related activities, including delays in the issuance of drilling permits, as these various regulatory initiatives are fully implemented. In addition, there have been a variety of proposals to change existing laws and regulations that could affect offshore development and production, including proposals in the previous session of Congress to significantly increase the minimum financial responsibility demonstration required under the federal Oil Pollution Act of 1990. Uncertainties and delays caused by the new regulatory environment have and will continue to have an overall negative effect on U.S. Gulf of Mexico drilling activity and, to a certain extent, the financial results of each of our business segments.

Air Emissions

Some of our operations also result in emissions of regulated air pollutants. The federal Clean Air Act, or CAA, and analogous state laws require permits for facilities in the U.S. that have the potential to emit “pollutants” into the atmosphere that could adversely affect air quality. Failure to obtain a permit prior to construction of an air source or modification of an existing operation emitting pollutants or to comply with air quality permit requirements could result in the imposition of substantial administrative, civil and even criminal penalties.

Past scientific studies have suggested that emissions of certain gases, commonly referred to as greenhouse gases, or GHG, and including carbon dioxide and methane, may be contributing to warming of the Earth’s atmosphere and other climatic changes. In response to such studies, many foreign nations, including Canada, have agreed to limit emissions of these gases pursuant to the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol.” In December 2002, Canada ratified the Kyoto Protocol, which requires Canada to reduce its emissions of greenhouse gases to 6% below 1990 levels by 2012. The Canadian federal government previously released the “Regulatory Framework for Air Emissions,” updated March 10, 2008 by “Turning the Corner: Regulatory Framework for Industrial Greenhouse Emissions” (collectively, the “Regulatory Framework”) for regulating GHG emissions and in doing so proposed mandatory emissions intensity reduction obligations on a sector by sector basis. In addition, the Government of Canada has announced a number of regulatory changes to address GHG emissions from motor vehicles and coal fired electricity generation. These changes may have implications for our costs of operations.

On January 29, 2010, Canada affirmed its desire to be associated with the Copenhagen Accord that was negotiated in December 2009 as part of the international meetings on climate change regulation in Copenhagen. The Copenhagen Accord, which is not legally binding, allows countries to commit to specific efforts to reduce GHG emissions, although how and when the commitments may be converted into binding emission reduction obligations is currently uncertain. Pursuant to the Copenhagen Accord process, Canada has indicated an economy-wide GHG emissions target that equates to a 17 per cent reduction from 2005 levels by 2020, and the Canadian federal government has also indicated an objective of reducing overall Canadian GHG emissions by 60% to 70% by 2050. Additionally, in 2009, the Canadian federal government announced its commitment to work with the provincial governments to implement a North America-wide cap and trade system for GHG emissions, in cooperation with the U.S. Under the system, Canada would have a cap-and-trade market for Canadian-specific industrial sectors that could be integrated into a North American market for carbon permits. It is uncertain whether either federal GHG regulations or an integrated North American cap-and-trade system will be implemented, or what obligations might be imposed under any such systems.

Additionally, GHG regulation can take place at the provincial and municipal level. For example, Alberta introduced the Climate Change and Emissions Management Act, which provides a framework for managing GHG emissions by reducing specified gas emissions, relative to gross domestic product, to an amount that is equal to or less than 50% of 1990 levels by December 31, 2020. The accompanying regulation, the Specified Gas Emitters Regulation, effective July 1, 2007, requires mandatory emissions reductions through the use of emissions intensity targets, and a company can meet the applicable emissions limits by making emissions intensity improvements at facilities, offsetting GHG emissions by purchasing offset credits or emission performance credits in the open market, or acquiring “fund credits” by making payments of $15 per ton of GHG emissions to the Alberta Climate Change and Management Fund. The Alberta government recently announced its intention to raise the price of fund credits. The Specified Gas Reporting Regulation imposes GHG emissions reporting requirements if a company has GHG emissions of 100,000 tons or more from a facility in a year. In addition, Alberta facilities must currently report emissions of industrial air pollutants and comply with obligations in permits and under other environmental regulations. The Canadian federal government currently proposes to enter into equivalency agreements with provinces to establish a consistent regulatory regime for GHGs, but the success of any such plan is uncertain, possibly leaving overlapping levels of regulation. The direct and indirect costs of these regulations may adversely affect our operations and financial results as well as those of our customers.

Although the U.S. is not participating in the Kyoto Protocol, in December 2009, the U.S. EPA determined that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. Based on these findings, the EPA has begun adopting and implementing regulations to restrict emissions of GHGs under existing provisions of the CAA. The EPA has recently adopted two sets of rules regulating GHG emissions under the CAA, one of which requires a reduction in emissions of GHGs from motor vehicles and the other of which regulates emissions of GHGs from certain large stationary sources, effective January 2, 2011. The EPA has also adopted rules requiring the reporting of GHG emissions from specified large GHG emission sources in the U.S., including petroleum refineries, on an annual basis, beginning in 2011 for emissions occurring after January 1, 2010, as well as certain oil and natural gas production, processing, transmission, storage and distribution facilities, on an annual basis, beginning in 2012 for emissions occurring in 2011.

In addition, the U.S. Congress has from time to time considered adopting legislation to reduce emissions of GHGs and almost one-half of the states have already taken legal measures to reduce emissions of GHGs primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions, such as electric power plants, or major producers of fuels, such as refineries and gas processing plants, to acquire and surrender emission allowances. The number of allowances available for purchase is reduced each year in an effort to achieve the overall GHG emission reduction goal.

The adoption of legislation or regulatory programs to reduce emissions of GHGs could require us or our customers to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas, which could reduce the demand for our products and services. Consequently, legislation and regulatory programs to reduce emissions of GHGs could have an adverse effect on our business, financial condition and results of operations. Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events. If any such effects were to occur, they could have an adverse effect on our financial condition and results of operations.

Other Laws in Foreign Jurisdictions

Our operations outside of the U.S. are potentially subject to similar foreign governmental controls relating to protection of the environment. For example, our recently acquired Australian accommodations business is regulated by general statutory environmental controls at both the state and federal level. These controls include: the regulation of hard and liquid waste, including the requirement for trade waste and/or wastewater permits or licenses; the regulation of water, noise, heat, and atmospheric gases emissions; the regulation of the production, transport and storage of dangerous and hazardous materials (including asbestos); and the regulation of pollution and site contamination. Some specified activities, for example, sewage treatment works, may require regulation at a state level by way of environmental protection licenses which also impose monitoring and reporting obligations on the holder. National and state based regulations for the monitoring and reduction of GHG emissions have been proposed or commenced but no national mandatory emissions trading market has yet commenced. Federal requirements for the disclosure of energy performance under building rating regulations have been introduced and are to be expanded. These regulations require the tracking of specific environmental performance factors.

We believe that, to date, our operations outside of the U.S. have been in substantial compliance with existing requirements of these foreign governmental bodies and that such compliance has not had a material adverse effect on our operations. However, this trend of compliance with existing requirements may not continue in the future or the cost of such compliance may become material. For instance, any future restrictions on emissions of GHGs that are imposed in foreign countries in which we operate, such as in Canada and Australia, pursuant to the Kyoto Protocol or other locally enforceable requirements, could adversely affect demand for our services.

Properties

The following table presents information about our principal properties and facilities. For a discussion about how each of our business segments utilizes its respective properties, please see “Business.” Except as indicated below, we own all of these properties or facilities.

	Approximate
	Square
Location	Footage/Acreage	Description

United States:
Houston, Texas (lease)	15,829	Principal executive offices
Arlington, Texas	11,264	Offshore products business office
Arlington, Texas	36,770	Offshore products business office and warehouse
Arlington, Texas	55,853	Offshore products manufacturing facility
Arlington, Texas (lease)	63,272	Offshore products manufacturing facility
Arlington, Texas	44,780	Elastomer technology center for offshore products
Arlington, Texas	60,000	Molding and aerospace facilities for offshore products
Houston, Texas (lease)	52,000	Offshore products business office
Houston, Texas	25 acres	Offshore products manufacturing facility and yard
Houston, Texas	22 acres	Offshore products manufacturing facility and yard
Houston, Texas (lease)	50,750	Offshore products service facility and office
Lampasas, Texas	48,500	Molding facility for offshore products
Lampasas, Texas (lease)	20,000	Warehouse for offshore products
Tulsa, Oklahoma	74,600	Molding facility for offshore products
Tulsa, Oklahoma (lease)	14,000	Molding facility for offshore products
Houma, Louisiana	40 acres	Offshore products manufacturing facility and yard
Houma, Louisiana (lease)	20,000	Offshore products manufacturing facility and yard
Houston, Texas (lease)	9,945	Tubular services business office
Tulsa, Oklahoma (lease)	11,955	Tubular services business office
Midland, Texas	60 acres	Tubular yard
Godley, Texas	31 acres	Tubular yard
Crosby, Texas	109 acres	Tubular yard
Searcy, Arkansas	14 acres	Tubular yard
Montoursville, Pennsylvania	24 acres	Tubular yard
Belle Chasse, Louisiana (own and lease)	427,020	Accommodations manufacturing facility and yard
Vernal, Utah (lease)	21 acres	Accommodations facility and yard
Dickinson, North Dakota (lease)	26 acres	Accommodations facility and yard
Odessa, Texas	22 acres	Office, shop, warehouse and yard in support of drilling operations for well site services
Casper, Wyoming	7 acres	Office, shop and yard in support of drilling operations for well site services

Approximate
Square
Location	Footage/Acreage	Description

Canada:
Nisku, Alberta	9 acres	Accommodations manufacturing facility
Spruce Grove, Alberta	15,000	Accommodations facility and equipment yard
Grande Prairie, Alberta	15 acres	Accommodations facility and equipment yard
Grimshaw, Alberta (lease)	20 acres	Accommodations equipment yard
Edmonton, Alberta	33 acres	Accommodations manufacturing facility
Edmonton, Alberta (lease)	86,376	Accommodations office and warehouse
Edmonton, Alberta (lease)	16,130	Accommodations office
Fort McMurray, Alberta (Beaver River and Athabasca Lodges) (lease)	128 acres	Accommodations facility
Fort McMurray, Alberta (Wapasu Lodge)(lease)	240 acres	Accommodations facility
Fort McMurray, Alberta (Conklin Lodge)(lease)	135 acres	Accommodations facility
Fort McMurray, Alberta (Christina Lake Lodge)	45 acres	Accommodations facility
Fort McMurray, Alberta (Pebble Beach) (lease)	140 acres	Accommodations facility
Australia:
Copabella, Queensland, Australia	198 acres	Accommodations facility
Calliope, Queensland, Australia	124 acres	Accommodations facility
Narrabri, New South Wales, Australia	82 acres	Accommodations facility
Wandoan, Queensland, Australia	51 acres	Accommodations facility
Middlemount, Queensland, Australia	37 acres	Accommodations facility
Dysart, Queensland, Australia	34 acres	Accommodations facility
Kambalda, Western Australia, Australia	27 acres	Accommodations facility
Other International:
Aberdeen, Scotland (lease)	15 acres	Offshore products manufacturing facility and yard
Bathgate, Scotland	3 acres	Offshore products manufacturing facility and yard
Barrow-in-Furness, England (own and lease)	63,300	Offshore products service facility and yard
Singapore (lease)	155,398	Offshore products manufacturing facility
Singapore (lease)	71,516	Offshore products manufacturing facility
Macae, Brazil (lease)	6 acres	Offshore products manufacturing facility and yard
Rayong Province, Thailand (lease)	28,000	Offshore products service and manufacturing facility

We have eight tubular sales offices and a total of 58 rental tool supply and distribution points throughout the United States, Canada, Mexico and Argentina. Most of these office locations are leased and provide sales, technical support and personnel services to our customers. We also have various offices supporting our business segments which are both owned and leased. We believe that our leases are at competitive or market rates and do not anticipate any difficulty in leasing additional suitable space upon expiration of our current lease terms.

Legal Proceedings

We are a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters, including occasional claims by individuals alleging exposure to hazardous materials as a result of our products or operations. Some of these claims relate to matters occurring prior to our acquisition of businesses, and some relate to businesses we have sold. In certain cases, we are entitled to indemnification from the sellers of businesses, and in other cases, we have indemnified the buyers of businesses from us. Although we can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on us, we believe that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by indemnity or insurance, will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

There were no changes in or disagreements on any matters of accounting principles or financial statement disclosure between us and our independent auditors during our two most recent fiscal years or any subsequent interim period.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to use commercially reasonable efforts to:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	have the exchange offer completed by the 365th day following issuance of the notes.

Additionally, we agreed to offer to holders of the old notes the new notes in exchange for surrender of the old notes upon the SEC’s declaring the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from June 1, 2011. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offer, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “— Procedures for Tendering — Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer would violate any by applicable law or applicable interpretation of the staff of the SEC, or

•	any holder of the old notes (other than a participating broker-dealer) is not eligible to participate in the exchange offer or, in the case of any holder of the old notes (other than a participating broker-dealer) that participates in the exchange offer, such holder of the old notes does not receive freely tradeable exchange securities on the date of the exchange, or

•	upon completion of the exchange offer, any initial purchaser shall so request, under certain circumstances, in connection with any offering or sale of notes.

We have agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of one year following its effective date and such time as all notes covered by the shelf registration statement have been sold or may be freely sold without volume restrictions by non-affiliates pursuant to Rule 144, do not bear a restrictive legend and do not bear a restrictive CUSIP number. We refer to this period as the “shelf effectiveness period.”

The registration rights agreement provides that, in the event that either the exchange offer is not completed prior to the 365th calendar day following the issuance of the notes or the shelf registration statement, if required, is not declared effective (or does not automatically become effective) when required under the Registration Rights Agreement, or a registration statement applicable to the notes is declared effective as required under the Registration Rights Agreement but thereafter fails to remain effective and is unusable in connection with resales for more than 60 calendar days (we refer to each of such events as a Registration Default), the interest rate on the old notes will be increased by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 0.50% per annum until the cure of all Registration Defaults, at which time the increased interest shall cease to accrue.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference in this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See “— Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $600,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2011, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral (promptly followed in writing) or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary — Exchange Offer — Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act of 1933; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act of 1933 or exempt from the registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act of 1933.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF THE NOTES

Oil States International, Inc. issued the old notes and will issue the new notes (the old notes and the new notes referred to in this Description of the Notes as the Notes) under an Indenture (the Indenture) among the Issuer, the Guarantors and Wells Fargo Bank, N.A., as trustee (the Trustee), dated June 1, 2011. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture or the Registration Rights Agreement from the Issuer at its address set forth elsewhere in this prospectus. In this Description of the Notes, the term “Issuer” refers to Oil States International, Inc. and not to any of its subsidiaries.

The following is a summary of the material terms and provisions of the new notes and the Indenture. The following summary does not purport to be a complete description of the new notes and the Indenture, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the new notes and the Indenture. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.” The new notes will be denominated in U.S. dollars and all payment on the new notes will be made in U.S. dollars.

Principal, Maturity and Interest

The Notes will mature on June 1, 2019. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable in cash semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2011, to Holders of record at the close of business on May 15 or November 15, as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If a payment date falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest, in the case of the old notes, will accrue solely as a result of such delayed payment. Interest on overdue principal and interest and, with respect to the old notes, Additional Interest, if any, will accrue at the applicable interest rate on the Notes.

The Issuer also will pay Additional Interest to Holders of the old notes in the circumstances described in the Registration Rights Agreement.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

An aggregate principal amount of new notes equal to up to $600.0 million is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the old notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.” The new notes, together with any Additional Notes and unexchanged old notes will be treated as one class under the Indenture, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account in the City and State of New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes in the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has initially designated the Trustee to act as Paying Agent and Registrar. The Issuer may

change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

Ranking

The new notes, like the old notes, will be general unsecured obligations of the Issuer. The new notes, like the old notes, will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and equal in right of payment with all existing and future obligations of the Issuer that are not so subordinated. Each Guarantee will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and equal in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

The new notes and each Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Indebtedness under the Credit Agreement (including borrowings by the Issuer and the Canadian Restricted Subsidiaries that are co-borrowers thereunder) is secured by substantially all of the assets of the Issuer and its material Domestic Restricted Subsidiaries.

The new notes, like the old notes, will also be effectively subordinated to all existing and future obligations, including Indebtedness and trade payables, of any Subsidiaries of the Issuer that do not guarantee the Notes, including any Foreign Restricted Subsidiaries and any Unrestricted Subsidiaries. Certain of the Issuer’s Canadian Restricted Subsidiaries are co-borrowers under the Credit Agreement, and their borrowings under the Credit Agreement are guaranteed by the Issuer’s material Canadian Restricted Subsidiaries. Additionally, certain of the Issuer’s other Foreign Restricted Subsidiaries have Credit Facilities in foreign jurisdictions. Claims of creditors of these Foreign Restricted Subsidiaries and Unrestricted Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of Indebtedness of the Issuer and its other Subsidiaries, including the Notes.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.”

Guarantees

The Issuer’s obligations under the new notes, like the old notes, will be jointly and severally guaranteed, on a senior unsecured basis, by each Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility.

As with the old notes, not all of the Issuer’s Subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. Nonetheless, in the event of the bankruptcy, insolvency or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee may be subject to review and avoidance under applicable fraudulent conveyance, fraudulent preference, fraudulent transfer and insolvency laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than a reasonably equivalent value or fair or sufficient consideration at a time when the Guarantor was insolvent, was rendered insolvent, was on the eve of insolvency or was left with inadequate capital to conduct its business. A court may conclude that a Guarantor did not receive reasonably equivalent value or fair or sufficient consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives from the issuance of the Guarantee. If a Guarantee was rendered avoidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Relating to the Notes — Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.”

Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

A Guarantor shall be released from its obligations under its Guarantee and its obligations under the Indenture and the Registration Rights Agreement upon:

(1)

(a) any sale, exchange or transfer (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate the applicable provisions of the Indenture;

(b) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the release or discharge of all outstanding guarantees by the Guarantor of Indebtedness of the Issuer and its Restricted Subsidiaries under any Credit Facility;

(d) legal or covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “Satisfaction and Discharge”; or

(e) dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; and

(2) the Issuer delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in the Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Optional Redemption

General

Except as set forth below and under “— Change of Control”, the Issuer is not entitled to redeem the Notes at its option prior to June 1, 2014.

At any time or from time to time on or after June 1, 2014, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest and, with respect to the old notes, Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning June 1 of the years indicated:

Optional
Year	Redemption Price

2014	104.875%
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to June 1, 2014, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and, with respect to the old notes, Additional Interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65.0% of the aggregate principal amount of Notes issued under the Indenture on the Issue Date remains outstanding immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

Redemption at Applicable Premium

The Notes may also be redeemed, in whole or in part, at any time prior to June 1, 2014 at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium (calculated by the Issuer) as of, and accrued and unpaid interest and, with respect to the old notes, Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at June 1, 2014 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption — General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through June 1, 2014, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2014; provided, however, that if the period from the redemption date to June 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, file an Officers’ Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate (subject to the procedures of DTC); provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless that method is otherwise prohibited.

Notice of redemption will be delivered to the Holders at least 30, but not more than 60, days before the date of redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “— Optional Redemption,” each Holder will have the right to require that the Issuer purchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and, with respect to the old notes, Additional Interest, if any, thereon to the date of purchase.

Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3) describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk Factors — Risks Relating to the Notes — We may not be able to repurchase the notes in certain circumstances.” In addition, in the event of a Change of Control the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If the Issuer fails to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Credit Agreement and may constitute an event of default under other existing or future Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. The Issuer does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise effect the Issuer’s capital structure or credit ratings. Restrictions on the Issuer’s ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.” Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Certain Covenants

As of the Issue Date, all of the Issuer’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate any of the Issuer’s Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

(1) an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

(2) an Unrestricted Subsidiary will not guarantee the Notes;

(3) a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

(4) the assets, income, cash flows and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Covenant Termination

Following the first date that the Notes have a Moody’s rating of Baa3 or higher or an S&P rating of BBB- or higher (each, an “Investment Grade Rating”) and no Default or Event of Default has occurred and is then continuing, then upon delivery by the Issuer to the Trustee of an Officers’ Certificate to the foregoing effect, the Issuer and the Restricted Subsidiaries will no longer be subject to the following covenants:

(1) “— Certain Covenants — Limitation on Additional Indebtedness”;

(2) “— Certain Covenants — Limitation on Restricted Payments”;

(3) “— Certain Covenants — Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(4) “— Certain Covenants — Limitation on Transactions with Affiliates”;

(5) “— Certain Covenants — Limitation on Asset Sales”;

(6) clause (3) of the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”; and

(7) “— Certain Covenants — Conduct of Business.”

After the foregoing covenants have been terminated, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described under “— Limitation on Designations of Unrestricted Subsidiaries.”

Limitation on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Issuer’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness under one or more Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (i) $1.2 billion or (ii) the sum of $600.0 million plus 25.0% of the Issuer’s Consolidated Tangible Assets determined at the time of incurrence;

(2) Indebtedness under (a) the Notes issued on the Issue Date, (b) the Exchange Notes issued in exchange therefor pursuant to the Registration Rights Agreement, and (c) the Guarantees of the Notes;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2), (4), (6), (7), (9), (10) and (12));

(4) guarantees by (a) the Issuer or Guarantors of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes or the Guarantee, as the case may be, and (b) Guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in accordance with the provisions of the Indenture;

(5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that

(a) if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b) if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(c)

(i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary shall be deemed, in each case of this clause (c), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7) Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds;

(8) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $75.0 million or (b) 3.0% of the Issuer’s Consolidated Tangible Assets determined at the time of incurrence;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), or clause (15) below;

(12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (12) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(13) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and then outstanding, will not exceed the greater of (a) $150.0 million or (b) 7.0% of the Issuer’s Consolidated Tangible Assets determined at the time of incurrence;

(14) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15) Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer of any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (15) and any other related Indebtedness, either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(16) Indebtedness representing deferred compensation to directors, officers, members of management or employees (in their capacities as such) of the Issuer or any Restricted Subsidiary and incurred in the ordinary course of business.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date after giving effect to the application of the proceeds from the offering of the old notes shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “— Limitation on Additional Indebtedness” covenant, the Issuer shall be in Default of this covenant).

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2) through (12) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50.0% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2011 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b) 100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or a Subsidiary of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under “— Redemption with Proceeds from Equity Offerings”), and (B) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) 100.0% of the aggregate amount by which Indebtedness (other than Indebtedness held by a Subsidiary of the Issuer) of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Qualified Equity Interests, plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitation on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “— Change of Control” or (b) at a purchase price not greater than 100.0% of the principal amount thereof in accordance with provisions similar to the covenant described under “— Limitation on Asset Sales”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(5) the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $10.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (b) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(7) dividends or distributions on Disqualified Equity Interests of the Issuer or any Restricted Subsidiary or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with the covenant “— Limitation on Additional Indebtedness” to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8) the payment of cash in lieu of fractional Equity Interests of the Issuer;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.”;

(10) cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11) Restricted Payments consisting of purchases of the Issuer’s common stock from time to time in an aggregate amount not to exceed $100.0 million; or

(12) payment of other Restricted Payments from time to time in an aggregate amount not to exceed $50.0 million;

provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant the covenant described under “— Limitation on Designations of Unrestricted Subsidiaries.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement) as in effect on that date;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Issuer, not materially more restrictive than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(8) in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under the Indenture, to any Person pending the closing of such sale;

(10) any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that in the good faith judgment of the Issuer are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12) Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “— Limitation on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired; and

(13) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or are otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $25.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1) transactions to the extent between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2) reasonable director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis or payable based on the allocation of tax liabilities under applicable tax laws;

(4) any Permitted Investments (other than pursuant to clause (1) of the definition thereof);

(5) any Restricted Payments which are made in accordance with the covenant described under “— Limitation on Restricted Payments”;

(6) any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date;

(7) any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the Board of Directors of the Issuer or the senior management of the Issuer, such transactions are on terms not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer; and

(9) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests and the granting of registration and other customary rights in connection therewith.

Limitation on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless contemporaneously with the incurrence of such Lien:

(1) in the case of any Lien securing Indebtedness that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such Indebtedness with a Lien on the same collateral; and

(2) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such subordinated Indebtedness, in each case, for so long as such obligation is secured by such Lien.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale; and

(2) at least 75.0% of the total consideration from such Asset Sale and all other Asset Sales on a cumulative basis since the Issue Date received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

For purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor,

(b) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received),

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $75.0 million or (ii) 2.5% of the Issuer’s Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(d) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant.

Notwithstanding the foregoing, the 75.0% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75.0% limitation.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) repay, redeem or otherwise retire any Indebtedness of the Issuer or a Restricted Subsidiary (other than any Disqualified Equity Interests or Subordinated Indebtedness of the Issuer or a Guarantor, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); or

(2) (A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

The amount of Net Available Proceeds not applied or invested as provided in clauses (1) or (2) of the preceding paragraph will constitute “Excess Proceeds.”

On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase or redeem the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of Notes and Pari Passu Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of the Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds

Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Pending the final application of any Net Available Proceeds pursuant to this covenant, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by the Indenture.

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “— Change of Control” and/or the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.” and not by the provisions of the Asset Sale covenant.

The Issuer will comply with all applicable securities laws and regulations in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Limitation on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitation on Asset Sales” provisions of the Indenture by virtue of such compliance.

Limitation on Designation of Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the covenant described under “— Limitation on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Issuer or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in amount equal to the amount of such Indebtedness so guaranteed) permitted by the covenants described under “— Limitation on Additional Indebtedness” and “— Limitation on Restricted Payments”;

(2) on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (1) above) with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Issuer or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Issuer; and

(3) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) above).

Any such Designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitation on Additional Indebtedness” or the Lien is not permitted under the covenant described under “— Limitation on Liens,” the Issuer shall be in default of the applicable covenant.

The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Limitation on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate, or merge with or into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to any Person unless:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or of any State of the United States or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture executed and delivered to the Trustee;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that such merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except in circumstances under which the Indenture provides for the release of the Guarantee of a Guarantor as described under the caption “— Guarantees,” no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving Person), unless either:

(1)

(a) (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation or merger is the Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the Indenture;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger or consolidation and such agreements and/or supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “— Limitation on Asset Sales.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or merger or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Guarantee, if applicable.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) the Issuer or any Guarantor may consolidate or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Issuer or Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

Additional Guarantees

If any Restricted Subsidiary of the Issuer, other than a Guarantor, shall guarantee any Indebtedness of the Issuer or any Guarantor under a Credit Facility, then the Issuer shall, within 30 days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations described under “— Guarantees.”

Conduct of Business

The Issuer will engage, and will cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of the Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer will be deemed to have furnished such reports to the Trustee and the Holders of the Notes if it has filed such reports with the SEC using the EDGAR filing system or if it has made such reports publicly available on its website.

Events of Default

Each of the following is an “Event of Default”:

(1) failure to pay interest on, or, with respect to the old notes, Additional Interest with respect to, any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described above under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described under “— Change of Control”;

(4) (a) except with respect to the covenant described under the heading “— Certain Covenants — Reports,” failure by the Issuer or any Restricted Subsidiary to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding, or (b) failure by the Issuer for 120 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with the covenant described under the heading “— Certain Covenants — Reports”;

(5) default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $35.0 million or more;

(6) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $35.0 million shall be rendered against the Issuer, any of its Significant

Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7) certain events of bankruptcy affecting the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) occurs with respect to the Issuer, all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except an Event of Default relating to the payment of principal or interest or, with respect to the old notes, Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or, with respect to the old notes, Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or, with respect to the old notes, Additional Interest on, or the principal of, the Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, within 30 days after any Officer of the Issuer becomes aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes and all obligations of any Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to:

(1) rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest and, with respect to the old notes, Additional Interest, if any, on such Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the obligations of the Issuer and the Guarantors in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to the provisions of the Indenture described above under “— Change of Control” and under “— Certain Covenants” (other than the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.,” except to the extent described below) and the limitation imposed by clause (3) under “— Covenants — Limitation on Mergers, Consolidations, Etc.” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs in accordance with the Indenture, the Events of Default described under clauses (3) through (8) under the caption “— Events of Default” will no longer constitute an Event of Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest and, with respect to the old notes, Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)

(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest and, with respect to the old notes, Additional Interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all other sums payable by it under the Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

A Holder is able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes (except as required by applicable tax laws).

Amendment, Supplement and Waiver

Except as otherwise provided in the next three succeeding paragraphs, the Indenture, the Guarantees or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under the captions “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales”) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest or, with respect to the old notes, Additional Interest, if any, on any Notes (except a rescission of acceleration of the Notes by the

Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest or, with respect to the old notes, Additional Interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Guarantees or the Notes without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or sale, lease, transfer, conveyance or other disposition or assignment in accordance with “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”;

(4) to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of the Indenture (to the extent in accordance with the Indenture);

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to secure the Notes or any Guarantees or any other obligation under the Indenture;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee;

(9) to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a substantially verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, as evidenced by an Officers’ Certificate of the Issuer; or

(10) to provide for the issuance of Additional Notes or Exchange Notes in accordance with the Indenture and the Registration Rights Agreement, as the case may be.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment under the Indenture becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or effect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any Guarantor has any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the old notes and the related Guarantees and are part of the consideration for issuance of the new notes and the related Guarantees.

Concerning the Trustee

The Trustee was appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the old notes and the Guarantees are governed by, and construed in accordance with, and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(a) any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(b) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness”) to any Person other than the Issuer or any Restricted Subsidiary in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “— Change of Control” or “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(4) the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(7) any sale, lease, conveyance or other disposition of any assets or any sale or issuance of Equity Interests in each case, made pursuant to a Permitted Joint Venture Investment;

(8) a disposition of inventory in the ordinary course of business;

(9) a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(10) the trade or exchange by the Issuer or any Restricted Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided, that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to the following clause (11); and

(11) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10.0 million per occurrence.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Houston, Texas or the State of New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to U.S. generally accepted accounting principles as in effect on the Issue Date shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or a U.S. branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3) commercial paper issued by any Person incorporated in the United States rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, rated at least A by Moody’s or S&P and having maturities of not more than one year from the date of acquisition;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7) demand deposit accounts maintained in the ordinary course of business; and

(8) in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing more than 50.0% of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis, which occurrence is followed by a Rating Decline within 90 days thereof, in each case other than as a result of a merger or consolidation as a result of which the beneficial owners of the Issuer’s Voting Stock immediately prior to the transaction beneficially own, immediately after the transaction, a majority of the voting power of the Voting Stock of the successor entity or any parent thereof;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors or trustees, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer, which occurrence is followed by a Rating Decline within 90 days thereof; and

(4) the adoption by the stockholders of the Issuer of a Plan of Liquidation.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) in each case only to the extent deducted in determining Consolidated Net Income,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense,

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period); and

(4) excluding any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by such Person or any Restricted Subsidiary during such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1) imputed interest on Capitalized Lease Obligations;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations related to interest rates;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(5) the interest portion of any deferred payment obligations;

(6) all other non-cash interest expense (except as provided below);

(7) capitalized interest;

(8) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(9) all interest payable with respect to discontinued operations; and

(10) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness, and excluding, without duplication, any non-cash interest referred to in clause (10) of the definition of Consolidated Net Income and the cumulative effect of any change in accounting principles or policies.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary other than a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4) gains or losses attributable to discontinued operations;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles or policies;

(9) extraordinary gains and losses and the related tax effect;

(10) non-cash interest expense attributable to the equity component of convertible debt, including under ASC Topic 470;

(11) non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards; and

(12) goodwill write-downs or other non-cash impairments of assets.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.”

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 10, 2010, by and among the Issuer, as borrower, certain Canadian Restricted Subsidiaries of the Borrower, as borrowers, Wells Fargo Bank, N.A., as administrative agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively.

“dollars”, “U.S. dollars” or “$” shall mean lawful money of the United States.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Eligible Bank” shall mean any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $250.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Issuer.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a party to the Indenture for purposes of providing a Guarantee with respect to the Notes, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who is independent with respect to the transaction at issue.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means June 1, 2011.

“Issuer” means Oil States International, Inc., a Delaware corporation, and any successor Person resulting from any transaction permitted by the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not Subordinated Indebtedness.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.”

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of $2.5 million individually and $5.0 million in the aggregate outstanding at any one time;

(4) Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Permitted Joint Venture Investments made by the Issuer or any of its Restricted Subsidiaries, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) and then outstanding, that does not exceed the greater of (a) $50.0 million or (b) 2.0% of the Issuer’s Consolidated Tangible Assets determined at the time of investment;

(12) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with “— Certain Covenants — Limitation on Additional Indebtedness”;

(13) repurchases of, or other Investments in the Notes;

(14) advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments existing on the Issue Date or made pursuant to commitments in effect on the Issue Date;

(16) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date and then outstanding, do not exceed the greater of (a) $150.0 million or (b) 5.0% of the Issuer’s Consolidated Tangible Assets determined at the time of investment; and

(18) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “— Certain Covenants — Limitation on Restricted Payments.”

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such specified Person in any other Person engaged in a Permitted Business (a) over which the specified Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has direct or indirect operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person and (b) of which at least 20.0% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2) Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3) pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security regulations;

(4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(7) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11) any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary in accordance with the Indenture;

(12) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13) Liens securing all of the Notes and Liens securing any Guarantee;

(14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date other than Liens securing the Credit Agreement; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Issue Date (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(16) Liens in favor of the Issuer or a Guarantor;

(17) Liens securing Indebtedness under Credit Facilities incurred and then outstanding pursuant to clause (1) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness” and related Hedging Obligations;

(18) Liens arising pursuant to Purchase Money Indebtedness; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary.

(19) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(20) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(21) Liens to secure Indebtedness incurred to replace or refinance Indebtedness secured by Liens referred to in the foregoing clauses (13), (15), (18), (19), (20) and this clause (21); provided that such Liens do not extend to any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and the amount of such Indebtedness is not increased except as necessary to pay premiums or expenses incurred in connection with such refinancing;

(22) licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(24) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(25) Liens on assets of any Foreign Restricted Subsidiary to secure Indebtedness of such Foreign Restricted Subsidiary which Indebtedness is permitted by the Indenture;

(26) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business; and

(27) other Liens with respect to obligations which do not in the aggregate exceed at any time outstanding the greater of (a) $150.0 million or (b) 5.0% of the Issuer’s Consolidated Tangible Assets determined at the time of incurrence of such obligation.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or

(2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees, or (b) public offerings with respect to the Issuer’s Qualified Equity Interests (or options, warrants or rights with respect thereto) registered on Form S-4 or S-8.

“Rating Agencies” means Moody’s and S&P. “Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or — for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing

Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date, together with any joinder agreement executed thereafter by the Guarantors and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

For the avoidance of doubt, no payment with respect to the Issuer’s 2 3/8% Contingent Convertible Senior Notes due 2025 will be deemed to be a Restricted Payment.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Restricted Subsidiary and any lender.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. “United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries,” it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Oil States International, Inc. at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, appearing in this Prospectus and Registration Statement, and the effectiveness of Oil States International, Inc.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEPENDENT AUDITORS

The consolidated financial statements of The MAC Services Group Limited at June 30, 2010 and for the year ended June 30, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Oil States International, Inc.
Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002
Telephone number: (713) 652-0582

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER
OLD 6.50% SENIOR NOTES DUE 2019
OF
OIL STATES INTERNATIONAL, INC.
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED          , 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2011 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor - Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only):
(612) 667-6282

For Information or Confirmation by
Telephone:
(800) 344-5128

If you wish to exchange your issued and outstanding 6.50% Senior Notes due 2019 (“old notes”) for an equal aggregate principal amount of newly issued 6.50% Senior Notes due 2019 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exchange offer, you must validly tender (and not withdraw) your old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated          , 2011 (the “Prospectus”), of Oil States International, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange

Offer the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of June 1, 2011 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors (as defined therein), and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, Attention: Robert W. Hampton.1 By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on

1 Please confirm that this is the individual you wish this request to be directed to.

behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer — Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

OIL STATES INTERNATIONAL, INC.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Oil States International, Inc.:

We have audited the accompanying consolidated balance sheets of Oil States International, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oil States International, Inc. and subsidiaries at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Oil States International, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 22, 2011 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 22, 2011, except for Note 16, as to which the date is September 1, 2011

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Oil States International, Inc.:

We have audited Oil States International, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Oil States International, Inc. and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Oil States International, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Oil States International, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2010 and our report dated February 22, 2011 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 22, 2011

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2010	2009	2008
	(In thousands, except per share amounts)

Revenues:
Product	$1,282,212	$1,279,181	$1,874,262
Service and other	1,129,772	829,069	1,074,195

	2,411,984	2,108,250	2,948,457

Costs and expenses:
Product costs	1,147,427	1,109,769	1,594,139
Service and other costs	726,867	530,429	640,835
Selling, general and administrative expenses	150,865	139,293	143,080
Depreciation and amortization expense	124,202	118,108	102,604
Impairment of goodwill	—	94,528	85,630
Acquisition related expenses	6,959	—	—
Other operating (income)/expense	82	(2,606)	(1,586)

	2,156,402	1,989,521	2,564,702

Operating income	255,582	118,729	383,755
Interest expense	(16,274)	(15,266)	(23,585)
Interest income	751	380	3,561
Equity in earnings of unconsolidated affiliates	239	1,452	4,035
Gains on sale of investment	—	—	6,160
Other income/(expense)	330	414	(476)

Income before income taxes	240,628	105,709	373,450
Income tax provision	(72,023)	(46,097)	(154,151)

Net income	$168,605	$59,612	$219,299
Less: Net income attributable to noncontrolling interests	587	498	446

Net income attributable to Oil States International, Inc.	$168,018	$59,114	$218,853

Basic net income per share attributable to Oil States International, Inc. common stockholders	$3.34	$1.19	$4.41
Diluted net income per share attributable to Oil States International, Inc. common stockholders	$3.19	$1.18	$4.26
Weighted average number of common shares outstanding (in thousands):
Basic	50,238	49,625	49,622
Diluted	52,700	50,219	51,414

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(In thousands, except share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$96,350	$89,742
Accounts receivable, net	478,739	385,816
Inventories, net	501,435	423,077
Prepaid expenses and other current assets	23,480	26,933

Total current assets	1,100,004	925,568
Property, plant and equipment, net	1,252,657	749,601
Goodwill, net	475,222	218,740
Other intangible assets, net	139,421	19,681
Investments in unconsolidated affiliates	5,937	5,164
Other noncurrent assets	42,758	13,632

Total assets	$3,015,999	$1,932,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$304,739	$208,541
Income taxes	4,604	14,419
Current portion of long-term debt and capitalized leases	181,175	464
Deferred revenue	60,847	87,412
Other current liabilities	2,810	4,387

Total current liabilities	554,175	315,223
Long-term debt and capitalized leases	731,732	164,074
Deferred income taxes	81,198	55,332
Other noncurrent liabilities	19,961	15,691

Total liabilities	1,387,066	550,320

Stockholders’ equity:
Oil States International, Inc. stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 54,108,011 shares and 53,047,082 shares issued, respectively, and 50,838,863 shares and 49,814,964 shares outstanding, respectively	541	531
Additional paid-in capital	508,429	468,428
Retained earnings	1,128,133	960,115
Accumulated other comprehensive income	84,549	44,115
Common stock held in treasury at cost, 3,269,148 and 3,232,118 shares, respectively	(93,746)	(92,341)

Total Oil States International, Inc. stockholders’ equity	1,627,906	1,380,848

Noncontrolling interest	1,027	1,218

Total stockholders’ equity	1,628,933	1,382,066

Total liabilities and stockholders’ equity	$3,015,999	$1,932,386

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME

					Accumulated
					Other
		Additional			Comprehensive
	Common	Paid-In	Retained	Comprehensive	Income	Treasury	Noncontrolling
	Stock	Capital	Earnings	Income	(Loss)	Stock	Interest
	(In thousands)

Balance, December 31, 2007	$522	$430,540	$682,148		$73,036	$(81,535)	$347
Net income			218,853	$218,853			446
Currency translation adjustment				(101,365)	(101,365)		(59)
Unrealized gain on marketable securities, net of tax				2,028	2,028
Reclassification adjustment, net of tax				(2,028)	(2,028)
Other comprehensive loss				(80)	(80)

Comprehensive income				$117,408

Dividends paid							(213)
Exercise of stock options, including tax benefit	4	12,292
Amortization of restricted stock compensation		5,371
Surrender of stock to pay taxes on restricted stock awards						(863)
Stock option expense		5,537
Stock acquired for cash						(9,434)
Other		(7)				1

Balance, December 31, 2008	$526	$453,733	$901,001		$(28,409)	$(91,831)	$521
Net income			59,114	$59,114			498
Currency translation adjustment				72,548	72,548		199
Other comprehensive loss				(24)	(24)

Comprehensive income				$131,638

Exercise of stock options, including tax benefit	2	3,146
Amortization of restricted stock compensation		6,008
Surrender of stock to pay taxes on restricted stock awards	3	(3)				(511)
Stock option expense		5,542
Other		2				1

Balance, December 31, 2009	$531	$468,428	$960,115		$44,115	$(92,341)	$1,218
Net income			168,018	$168,018			587
Currency translation adjustment				40,274	40,274		25
Other comprehensive income				160	160

Comprehensive income				$208,452

Dividends paid							(803)
Exercise of stock options, including tax benefit	9	27,380
Amortization of restricted stock compensation		6,592
Surrender of stock to pay taxes on restricted stock awards	2	(2)				(1,406)
Stock option expense		6,028
Other	(1)	3				1

Balance, December 31, 2010	$541	$508,429	$1,128,133		$84,549	$(93,746)	$1,027

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009	2008
	(In thousands)

Cash flows from operating activities:
Net income	$168,605	$59,612	$219,299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	124,202	118,108	102,604
Deferred income tax provision (benefit)	20,590	(15,126)	13,692
Excess tax benefits from share-based payment arrangements	(4,029)	—	(3,429)
Loss on impairment of goodwill	—	94,528	85,630
Losses (gains) on sale of investment and disposals of assets	211	(325)	(6,270)
Equity in earnings of unconsolidated subsidiaries, net of dividends	(143)	(1,452)	(2,983)
Non-cash compensation charge	12,620	11,550	10,908
Accretion of debt discount	7,249	6,749	6,283
Other, net	1,583	3,693	3,254
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(61,835)	205,627	(155,897)
Inventories	(75,416)	200,469	(281,971)
Accounts payable and accrued liabilities	82,032	(168,758)	143,479
Taxes payable	(22,468)	(38,428)	66,616
Other current assets and liabilities, net	(22,279)	(22,885)	56,249

Net cash flows provided by operating activities	230,922	453,362	257,464
Cash flows from investing activities:
Capital expenditures, including capitalized interest	(182,207)	(124,488)	(247,384)
Acquisitions of businesses, net of cash acquired	(709,575)	18	(29,835)
Proceeds from sale of investment and collection of notes receivable	—	21,166	27,381
Proceeds from sale of buildings and equipment	2,734	2,839	4,390
Other, net	(632)	(2,143)	(646)

Net cash flows used in investing activities	(889,680)	(102,608)	(246,094)
Cash flows from financing activities:
Revolving credit borrowings (repayments), net	347,129	(294,760)	1,474
Term loan borrowings	300,955	—	—
Debt and capital lease repayments	(487)	(4,961)	(4,960)
Issuance of common stock from share based payment arrangements	23,361	3,460	8,868
Purchase of treasury stock	—	—	(9,563)
Excess tax benefits from share based payment arrangements	4,029	—	3,429
Payment of financing costs	(24,548)	—	(39)
Other, net	(1,407)	(512)	(875)

Net cash flows provided by (used in) financing activities	649,032	(296,773)	(1,666)
Effect of exchange rate changes on cash	16,477	5,695	(9,802)

Net increase (decrease) in cash and cash equivalents from continuing operations	6,751	59,676	(98)
Net cash used in discontinued operations — operating activities	(143)	(133)	(295)
Cash and cash equivalents, beginning of year	89,742	30,199	30,592

Cash and cash equivalents, end of year	$96,350	$89,742	$30,199

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

The Consolidated Financial Statements include the accounts of Oil States International, Inc. (Oil States or the Company) and its consolidated subsidiaries. Investments in unconsolidated affiliates, in which the Company is able to exercise significant influence, are accounted for using the equity method. The Company’s operations prior to 2001 were conducted by Oil States Industries, Inc. (OSI). On February 14, 2001, the Company acquired three companies (Oil States Energy Services, Inc. (OSES) (formerly known as HWC Energy Services, Inc.); PTI Group, Inc. (PTI) and Sooner Inc. (Sooner)). All significant intercompany accounts and transactions between the Company and its consolidated subsidiaries have been eliminated in the accompanying Consolidated Financial Statements.

The Company, through its subsidiaries, is a leading provider of specialty products and services to oil and gas drilling and production companies throughout the world. Through its accommodations business, the Company also serves other natural resource markets, principally in Australia. It operates in a substantial number of the world’s active oil and gas producing regions, including the Gulf of Mexico, U.S. onshore, West Africa, the North Sea, Canada, Australia, South America, Southeast Asia and India. The Company operates in four principal business segments — accommodations, offshore products, well site services and tubular services.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, investments, receivables, payables, and debt instruments. The Company believes that the carrying values of these instruments, other than our fixed rate contingent convertible senior subordinated notes, on the accompanying consolidated balance sheets approximate their fair values.

The fair value of our 2 3/8% Notes is estimated based on a quoted price in an active market (a Level 1 fair value measurement). The carrying and fair values of these notes are as follows (in thousands):

		At December 31,
		2010		2009
	Interest	Carrying	Fair	Carrying	Fair
	Rate	Value	Value	Value	Value

Principal amount due 2025	2 3/8%	$175,000	$354,057	$175,000	$243,653
Less: unamortized discount		11,892	—	19,141	—

Net value		$163,108	$354,057	$155,859	$243,653

As of December 31, 2010, the estimated fair value of the Company’s debt outstanding under its credit facilities was estimated to be at fair value.

As of December 31, 2010, the Company had approximately $96.4 million of cash and cash equivalents and $317.7 million of the Company’s $1.05 billion U.S. and Canadian credit facilities available for future financing needs. The Company also had availability totaling $50.6 million under its Australian credit facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventories

Inventories consist of tubular and other oilfield products, manufactured equipment, spare parts for manufactured equipment, raw materials and supplies and materials for the construction of remote accommodation facilities. Inventories include raw materials, labor, subcontractor charges and manufacturing overhead and are carried at the lower of cost or market. The cost of inventories is determined on an average cost or specific-identification method.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost or at estimated fair market value at acquisition date if acquired in a business combination, and depreciation is computed, for assets owned or recorded under capital lease, using the straight-line method, after allowing for salvage value where applicable, over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price for acquired businesses over the allocated fair value of the related net assets after impairments, if applicable. Goodwill is stated net of accumulated amortization of $10.9 million at December 31, 2010 and $10.7 million at December 31, 2009.

We evaluate goodwill for impairment annually and when an event occurs or circumstances change to suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the implied fair value (IFV) of the reporting unit. Our reporting units with goodwill remaining include offshore products, accommodations and rental tools, after the 100% impairment of goodwill associated with our tubular services and drilling reporting units discussed in Note 7 to these Consolidated Financial Statements. The IFV of the reporting units are estimated using an analysis of trading multiples of comparable companies to our reporting units. We also utilize discounted projected cash flows and acquisition multiples analyses in certain circumstances. We discount our projected cash flows using a long-term weighted average cost of capital for each reporting unit based on our estimate of investment returns that would be required by a market participant. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired, and a second step is performed to determine the amount of impairment, if any. We conduct our annual impairment test in December of each year.

For our intangible assets, when facts and circumstances indicate a loss in value has occurred, we compare the carrying value of the intangible asset to the fair value of the intangible asset. For intangible assets that we amortize, we review the useful life of the intangible asset and evaluate each reporting period whether events and circumstances warrant a revision to the remaining useful life. We evaluate the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life.

See Note 7 — Goodwill and Other Intangible Assets.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairment of Long-Lived Assets

In compliance with current accounting standards regarding the accounting for the impairment or disposal of long-lived assets at the asset group level, the recoverability of the carrying values of property, plant and equipment is assessed at a minimum annually, or whenever, in management’s judgment, events or changes in circumstances indicate that the carrying value of such asset groups may not be recoverable based on estimated future cash flows. If this assessment indicates that the carrying values will not be recoverable, as determined based on undiscounted cash flows over the remaining useful lives, an impairment loss is recognized. The impairment loss equals the excess of the carrying value over the fair value of the asset. The fair value of the asset is based on prices of similar assets, if available, or discounted cash flows. Based on the Company’s review, the carrying values of its asset groups are recoverable, and no impairment losses have been recorded for the periods presented.

Foreign Currency and Other Comprehensive Income

Gains and losses resulting from balance sheet translation of foreign operations where a foreign currency is the functional currency are included as a separate component of accumulated other comprehensive income within stockholders’ equity representing substantially all of the balances within accumulated other comprehensive income. Remeasurements of intercompany loans denominated in a different currency than the functional currency of the entity that are of a long-term investment nature are recognized as comprehensive income within stockholders’ equity. Gains and losses resulting from balance sheet remeasurements of assets and liabilities denominated in a different currency than the functional currency, other than intercompany loans that are of a long-term investment nature, are included in the consolidated statements of income as incurred.

Foreign Exchange Risk

A portion of revenues, earnings and net investments in foreign affiliates are exposed to changes in foreign exchange rates. We seek to manage our foreign exchange risk in part through operational means, including managing expected local currency revenues in relation to local currency costs and local currency assets in relation to local currency liabilities. Foreign exchange risk is also managed through foreign currency denominated debt. The Company had no currency contracts outstanding at December 31, 2010, December 31, 2009 or December 31, 2008. Net gains or losses from foreign currency exchange contracts that are designated as hedges would be recognized in the income statement to offset the foreign currency gain or loss on the underlying transaction. Foreign exchange gains and losses associated with our operations have totaled a $1.1 million loss in 2010, a $0.3 million loss in 2009 and a $1.6 million gain in 2008 and were included in other operating income.

Interest Capitalization

Interest costs for the construction of certain long-term assets are capitalized and amortized over the related assets’ estimated useful lives. For the years ended December 31, 2010 and December 31, 2009, $0.2 million and $0.1 million were capitalized, respectively. There was no interest capitalized during the year ended December 31, 2008.

Revenue and Cost Recognition

Revenue from the sale of products, not accounted for utilizing the percentage-of-completion method, is recognized when delivery to and acceptance by the customer has occurred, when title and all significant risks of ownership have passed to the customer, collectability is probable and pricing is fixed and determinable. Our product sales terms do not include significant post delivery obligations. For significant projects, revenues are recognized under the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract (cost-to-cost method). Billings on such contracts in excess of costs

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

incurred and estimated profits are classified as deferred revenue. Management believes this method is the most appropriate measure of progress on large contracts. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. In drilling services and rental tool services, revenues are recognized based on a periodic (usually daily) rental rate or when the services are rendered. Proceeds from customers for the cost of oilfield rental equipment that is damaged or lost downhole are reflected as gains or losses on the disposition of assets. For drilling services contracts based on footage drilled, we recognize revenues as footage is drilled. Revenues exclude taxes assessed based on revenues such as sales or value added taxes.

Cost of goods sold includes all direct material and labor costs and those costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling, general, and administrative costs are charged to expense as incurred.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with current accounting standards regarding the accounting for income taxes. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

When the Company’s earnings from foreign subsidiaries are considered to be indefinitely reinvested, no provision for U.S. income taxes is made for these earnings. If any of the subsidiaries have a distribution of earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

In accordance with current accounting standards, the Company records a valuation allowance in each reporting period when management believes that it is more likely than not that any deferred tax asset created will not be realized. Management will continue to evaluate the appropriateness of the valuation allowance in the future based upon the operating results of the Company.

In accounting for income taxes, we are required by the provisions of current accounting standards regarding the accounting for uncertainty in income taxes to estimate a liability for future income taxes. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

Receivables and Concentration of Credit Risk, Concentration of Suppliers

Based on the nature of its customer base, the Company does not believe that it has any significant concentrations of credit risk other than its concentration in the oil and gas industry. The Company evaluates the credit-worthiness of its significant, new and existing customers’ financial condition and, generally, the Company does not require significant collateral from its customers.

The Company purchased 72% of its oilfield tubular goods from three suppliers in 2010, with the largest supplier representing 56% of its purchases in the period. The loss of any significant supplier in the tubular services segment could adversely affect it.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. If a trade receivable is deemed to be uncollectible, such receivable is charged-off against the allowance for doubtful accounts. The Company considers the following factors when determining if collection of revenue is reasonably assured: customer credit-worthiness, past transaction history with the customer, current economic industry trends, customer solvency and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from various credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents to ensure that the customer has the means of making payment. If these factors do not indicate collection is reasonably assured, the Company would require a prepayment or other arrangement to support revenue recognition and recording of a trade receivable. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Earnings per Share

The Company’s basic earnings per share (EPS) amounts have been computed based on the average number of common shares outstanding, including 1,757 shares of common stock as of December 31, 2010 and 101,757 shares as of December 31, 2009, issuable upon exercise of exchangeable shares of one of the Company’s Canadian subsidiaries. These exchangeable shares, which were issued to certain former shareholders of PTI Group Inc. in connection with the Company’s IPO and the combination of PTI into the Company, are intended to have characteristics essentially equivalent to the Company’s common stock prior to the exchange. We have treated the shares of common stock issuable upon exchange of the exchangeable shares as outstanding. All shares of restricted stock awarded under the Company’s Equity Participation Plan are included in the Company’s basic and fully diluted shares as such restricted stock shares vest.

Diluted EPS amounts include the effect of the Company’s outstanding stock options and restricted stock shares under the treasury stock method. In addition, shares assumed issued upon conversion of the Company’s 2 3/8% Contingent Convertible Senior Subordinated Notes averaged 1,647,321, 202,820 and 1,270,433 during the years ended December 31, 2010, December 31, 2009 and December 31, 2008, respectively, and are included in the calculation of fully diluted shares outstanding and fully diluted earnings per share.

Stock-Based Compensation

Current accounting standards regarding share-based payments require companies to measure the cost of employee services received in exchange for an award of equity instruments (typically stock options) based on the grant-date fair value of the award. The fair value is estimated using option-pricing models. The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the awards, usually the vesting period. During the years ended December 31, 2010, 2009 and 2008, the Company recognized non-cash general and administrative expenses for stock options and restricted stock awards totaling $12.6 million, $11.5 million and $10.9 million, respectively. The Company accounts for assets held in a Rabbi Trust for certain participants under the Company’s deferred compensation plan in accordance with current accounting standards. See Note 12.

Guarantees

The Company applies current accounting standards regarding guarantor’s accounting and disclosure requirements for guarantees, including indirect indebtedness of others, for the Company’s obligations under certain guarantees.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pursuant to these standards, the Company is required to disclose the changes in product warranty liabilities. Some of our products in our offshore products and accommodations businesses are sold with a warranty, generally ranging from 12 to 18 months. Parts and labor are covered under the terms of the warranty agreement. Warranty provisions are based on historical experience by product, configuration and geographic region.

Changes in the warranty liabilities were as follows (in thousands):

	Year Ended December 31,
	2010	2009

Beginning balance	$2,169	$1,966
Provisions for warranty	1,314	2,819
Consumption of liabilities	(1,924)	(2,808)
Translation and other changes	17	192

Ending balance	$1,576	$2,169

Current warranty provisions are typically related to the current year’s sales, while warranty consumption is associated with payments to service the warranty obligations.

During the ordinary course of business, the Company also provides standby letters of credit or other guarantee instruments to certain parties as required for certain transactions initiated by either the Company or its subsidiaries. As of December 31, 2010, the maximum potential amount of future payments that the Company could be required to make under these guarantee agreements was approximately $22.2 million. The Company has not recorded any liability in connection with these guarantee arrangements beyond that required to appropriately account for the underlying transaction being guaranteed. The Company does not believe, based on historical experience and information currently available, that it is probable that any amounts will be required to be paid under these guarantee arrangements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of a few such estimates include the costs associated with the disposal of discontinued operations, including potential future adjustments as a result of contractual agreements, revenue and income recognized on the percentage-of-completion method, estimate of the Company’s share of earnings from equity method investments, the valuation allowance recorded on net deferred tax assets, warranty, inventory and allowance for doubtful accounts. Actual results could differ from those estimates.

Discontinued Operations

Prior to our initial public offering in February 2001, we sold businesses and reported the operating results of those businesses as discontinued operations. Existing liabilities related to the discontinued operations as of December 31, 2010 and 2009 represent an estimate of the remaining contingent liabilities associated with the Company’s exit from those businesses.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Details of Selected Balance Sheet Accounts

Additional information regarding selected balance sheet accounts at December 31, 2010 and 2009 is presented below (in thousands):

	2010	2009

Accounts receivable, net:
Trade	$365,988	$287,148
Unbilled revenue	113,389	102,527
Other	3,462	1,087

Total accounts receivable	482,839	390,762
Allowance for doubtful accounts	(4,100)	(4,946)

	$478,739	$385,816

	2010	2009

Inventories, net:
Tubular goods	$332,720	$265,717
Other finished goods and purchased products	71,266	66,489
Work in process	45,662	43,729
Raw materials	60,241	55,421

Total inventories	509,889	431,356
Allowance for obsolescence	(8,454)	(8,279)

	$501,435	$423,077

	Estimated
	Useful Life	2010	2009

Property, plant and equipment, net:
Land		$43,411	$19,426
Buildings and leasehold improvements	1-40 years	193,617	165,526
Machinery and equipment	2-29 years	311,217	301,900
Accommodations assets	3-15 years	840,002	383,332
Rental tools	4-10 years	166,245	151,050
Office furniture and equipment	1-10 years	36,325	29,817
Vehicles	2-10 years	82,783	72,142
Construction in progress		113,773	65,652

Total property, plant and equipment		1,787,373	1,188,845
Accumulated depreciation		(534,716)	(439,244)

		$1,252,657	$749,601

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation expense was $121.6 million, $114.7 million and $99.0 million in the years ended December 31, 2010, 2009 and 2008, respectively.

	2010	2009

Accounts payable and accrued liabilities:
Trade accounts payable	$224,543	$145,200
Accrued compensation	47,760	35,834
Insurance liabilities	8,615	8,133
Accrued taxes, other than income taxes	4,887	4,216
Liabilities related to discontinued operations	2,268	2,411
Other	16,666	12,747

	$304,739	$208,541

4.	Recent Accounting Pronouncements

In October 2009, the FASB issued an accounting standards update that modified the accounting and disclosures for revenue recognition in a multiple-element arrangement. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption was permitted), modify the criteria for recognizing revenue in multiple- element arrangements and the scope of what constitutes a non-software deliverable. The Company early adopted this standard. The impact of these amendments was not material to the Company’s reported results.

In December 2009, the FASB issued an accounting standards update which amends previously issued accounting guidance for the consolidation of variable interest entities (VIE’s). These amendments require a qualitative approach to identifying a controlling financial interest in a VIE, and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. These amendments are effective for annual reporting periods beginning after November 15, 2009. Adoption of this standard had no effect on our financial condition, results of operations or cash flows.

In January 2010, the FASB issued an accounting standards update which requires reporting entities to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. These amendments were effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. We do not expect the adoption of these amendments to have a material impact on our disclosures.

In December 2010, the FASB issued an accounting standards update on disclosures of supplementary pro forma information for business combinations. These amendments specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. These amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. We have early adopted the provisions of this amendment in 2010 and they are reflected in our pro forma disclosures.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Acquisitions and Supplemental Cash Flow Information

Components of cash used for acquisitions as reflected in the consolidated statements of cash flows for the years ended December 31, 2010, 2009 and 2008 are summarized as follows (in thousands):

	2010	2009	2008

Fair value of assets acquired including intangibles and goodwill	$850,557	$3,112	$32,543
Liabilities assumed	(119,386)	(411)	(2,604)
Noncash consideration	(7,966)	(379)	—
Cash acquired	(13,630)	(2,340)	(104)

Cash used in acquisition of businesses	$709,575	$(18)	$29,835

2010

On December 30, 2010, we acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (the Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the coal mining, construction and resource industries. As a result of the acquisition, we will significantly expand our existing accommodations business and will strategically position ourselves in the growing Australian natural resources market. The MAC currently has 5,210 rooms in six locations in Queensland and, to a lesser extent, Western Australia. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash for a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our new five-year, $1.05 billion senior secured bank facilities. See Note 8 for additional information on our senior secured bank facilities. Prospectively, The MAC’s operations will be reported as part of our accommodations segment.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date (in thousands):

Cash and cash equivalents	$12,279
Accounts receivable	18,971
Inventories and other current assets	2,800
Property, plant and equipment	387,579
Intangible assets	104,500
Other noncurrent assets	5,110

Total identifiable assets acquired	531,239
Accounts payable and accrued liabilities	(10,130)
Current portion of long-term debt	(519)
Other current liabilities	(2,301)
Long-term debt	(86,506)
Deferred income taxes	(13,513)
Other noncurrent liabilities	(142)

Total liabilities assumed	(113,111)

Net identifiable assets acquired	418,128
Goodwill	231,974

Net assets acquired	$650,102

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill has been recorded based on the amount by which the purchase price exceeds the fair value of the net assets acquired. None of the goodwill is expected to be deductible for income tax purposes. The fair value of the property, plant and equipment, intangible assets and related deferred taxes is provisional pending receipt of the final valuations for those assets. Fair values of property, plant and equipment and intangible assets were determined based on Level 3 measurements. The cost approach, which estimates value by determining the current cost of replacing an asset with another of equivalent economic utilities, was used, as appropriate, for property, plant and equipment. The cost to replace a given asset reflects the estimated reproduction or replacement cost for the asset, less an allowance for loss in value due to depreciation. The income approach was primarily used to value the intangible assets, consisting primarily of customer relationships and the brand. The income approach indicates value for a subject asset based on present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a required market rate of return that reflects the relative risk of achieving the cash flows and the time value of money.

Of the $104.5 million of acquired intangible assets, $9.7 million was provisionally assigned to The MAC’s brand name recognition which is not subject to amortization and $94.8 million was provisionally assigned to customer contract and relationship assets which are estimated at a useful life of 10 years. As noted earlier, the fair value of the acquired identifiable intangible assets is provisional pending receipt of the final valuations for these assets.

The Company recognized $6.6 million of acquisition costs that were expensed during the year ended December 31, 2010. These costs are included in Acquisition related expenses on the consolidated statement of income. Given the December 30, 2010 acquisition date, no revenues or earnings of The MAC are included in the Company’s consolidated statement of income for the year ended December 31, 2010.

The following unaudited pro forma supplemental financial information presents the consolidated results of operations of the Company and The MAC as if the acquisition of The MAC had occurred on January 1, 2009. The Company has adjusted historical financial information to give effect to pro forma items that are directly attributable to the acquisition and expected to have a continuing impact on the consolidated results. These items include adjustments to record the incremental amortization and depreciation expense related to the increase in fair values of the acquired assets, interest expense related to borrowings under the Company’s senior credit facilities to fund the acquisition and to reclassify certain items to conform to the Company’s financial reporting presentation. The unaudited pro forma does not purport to be indicative of the results of operations had the transaction occurred on the date indicated or of future results for the combined entities (in thousands, except per share data):

	Year Ended
	December 31,
	2010	2009
	(Unaudited)

Revenues	$2,527,330	$2,195,761
Net income attributable to Oil States International, Inc.	165,284	60,000
Net income per share attributable to Oil States International, Inc common stockholders
Basic	$3.29	$1.21
Diluted	$3.14	$1.19

Included in the pro forma results above for the years ended December 31, 2010 and 2009 are depreciation of the increased fair value of property, plant and equipment acquired as part of The MAC, totaling $5.3 million and $4.6 million, respectively, net of tax, or $0.10 and $0.09, respectively, per diluted share, amortization expense for intangibles acquired as part of the purchase of The MAC, totaling $5.5 million and $4.7 million, respectively, net of tax, or $0.10 and $0.09, respectively, per diluted share and interest expense of $10.4 million and $10.6 million, respectively, net of tax, or $0.20 and $0.21, respectively, per diluted share. The year ended

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2010 pro forma results also include The MAC acquisition costs of approximately $13.3 million ($4.2 million recorded on the Company’s books and $9.1 million recorded on The MAC’s books), net of tax, or $0.25 per diluted share.

On December 20, 2010, we also acquired all of the operating assets of Mountain West Oilfield Service and Supplies, Inc. and Ufford Leasing LLC (Mountain West) for total consideration of $47.1 million and estimated contingent consideration of $4.0 million. Headquartered in Vernal, Utah, with operations in the Rockies and the Bakken Shale region, Mountain West provides remote site workforce accommodations to the oil and gas industry. Mountain West has been included in the accommodations segment since its date of acquisition.

On October 5, 2010, we purchased all of the equity of Acute Technological Services, Inc. (Acute) for total consideration of $30.0 million. Headquartered in Houston, Texas and with operations in Brazil, Acute provides metallurgical and welding innovations to the oil and gas industry in support of critical, complex subsea component manufacturing and deepwater riser fabrication on a global basis. Acute has been included in the offshore products segment since its date of acquisition.

We funded the Acute and Mountain West acquisitions using cash on hand and our then existing credit facility.

Accounting for the three acquisitions made in 2010 has not been finalized and is subject to adjustments during the purchase price allocation period, which is not expected to exceed a period of one year from the respective acquisition dates.

The acquisitions of Acute and Mountain West were not material to the Company’s Consolidated Financial Statements, and, therefore, the Company does not present pro forma information for these acquisitions.

2009

In June 2009, we acquired the 51% majority interest in a venture we had previously accounted for under the equity method. The business acquired supplies accommodations and other services to mining operations in Canada. Consideration paid for the business was $2.3 million in cash and estimated contingent consideration of $0.3 million. The operations of this business have been included in the accommodations segment since the date of acquisition.

2008

On February 1, 2008, we purchased all of the equity of Christina Lake Enterprises Ltd., the owners of an accommodations lodge (Christina Lake Lodge) in the Conklin area of Alberta, Canada. Christina Lake Lodge provides lodging and catering in the southern area of the oil sands region. Consideration for the lodge consisted of $6.9 million in cash, net of cash acquired, including transaction costs, funded from borrowings under the Company’s existing credit facility, and the assumption of certain liabilities. The Christina Lake Lodge has been included in the accommodations segment since the date of acquisition.

On February 15, 2008, we acquired a waterfront facility on the Houston ship channel for use in our offshore products segment. The new waterfront facility expanded our ability to manufacture, assemble, test and load out larger subsea production and drilling rig equipment thereby expanding our capabilities. The consideration for the facility was approximately $22.9 million in cash, including transaction costs, funded from borrowings under the Company’s existing credit facility. The operations of this business have been included in the offshore products segment since the date of acquisition.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Supplemental Cash Flow Information

Cash paid during the years ended December 31, 2010, 2009 and 2008 for interest and income taxes was as follows (in thousands):

	2010	2009	2008

Interest (net of amounts capitalized)	$7,303	$7,549	$16,265
Income taxes, net of refunds	$75,303	$102,759	$70,441
Non-cash investing activities:
Building capital lease	$—	$—	8,304
Non-cash financing activities:
Borrowings and assumption of liabilities for business and asset acquisition and related intangibles	$7,966	$379	$—

6.	Earnings Per Share (EPS)

	2010	2009	2008
	(In thousands, except per share data)

Basic earnings per share:
Net income attributable to Oil States International, Inc.	$168,018	$59,114	$218,853
Weighted average number of shares outstanding	50,238	49,625	49,622
Basic earnings per share	$3.34	$1.19	$4.41
Diluted earnings per share:
Net income attributable to Oil States International, Inc.	$168,018	$59,114	$218,853
Weighted average number of shares outstanding (basic)	50,238	49,625	49,622
Effect of dilutive securities:
Options on common stock	630	290	419
2 3/8% Convertible Senior Subordinated Notes	1,647	203	1,271
Restricted stock awards and other	185	101	102
Total shares and dilutive securities	52,700	50,219	51,414
Diluted earnings per share	$3.19	$1.18	$4.26

Our calculations of diluted earnings per share for the years ended December 31, 2010, 2009 and 2008 exclude 364,345 shares, 1,505,619 shares and 721,298 shares, respectively, issuable pursuant to outstanding stock options and restricted stock awards, due to their antidilutive effect.

7.	Goodwill and Other Intangible Assets

The Company does not amortize goodwill but tests for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the “component” level) if discrete financial information is prepared and regularly reviewed by management at the component level. The Company had three reporting units with goodwill as of December 31, 2010. There is no remaining goodwill in our drilling or tubular services reporting units subsequent to the full impairment of goodwill at those reporting units as of December 31, 2008. Goodwill is allocated to each of the reporting units based on actual acquisitions made by the Company and its subsidiaries. The Company recognizes an impairment loss for any amount by which the carrying amount of a reporting unit’s goodwill exceeds the unit’s fair value. The Company uses, as appropriate in the current circumstance, comparative market multiples, discounted cash flow calculations and acquisition comparables to establish the unit’s fair value (a Level 3 fair value measurement).

The Company amortizes the cost of other intangibles over their estimated useful lives unless such lives are deemed indefinite. Amortizable intangible assets are reviewed for impairment based on undiscounted cash

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested for impairment annually, and written down to fair value as required. As of December 31, 2010, no provision for impairment of other intangible assets was required based on the evaluations performed.

Changes in the carrying amount of goodwill for the years ended December 31, 2010 and 2009 are as follows (in thousands):

	Well Site Services
	Rental	Drilling			Offshore	Tubular
	Tools	and Other	Subtotal	Accommodations	Products	Services	Total

Balance as of December 31, 2008
Goodwill	$166,841	$22,767	$189,608	$53,526	$85,074	$62,863	$391,071
Accumulated Impairment Losses	—	(22,767)	(22,767)	—	—	(62,863)	(85,630)

	166,841	—	166,841	53,526	85,074	—	305,441
Goodwill acquired	—	—	—	337	—	—	337
Foreign currency translation and other changes	2,470	—	2,470	4,495	525	—	7,490
Goodwill impairment	(94,528)	—	(94,528)	—	—	—	(94,528)

	74,783	—	74,783	58,358	85,599	—	218,740

Balance as of December 31, 2009
Goodwill	169,311	22,767	192,078	58,358	85,599	62,863	398,898
Accumulated Impairment Losses	(94,528)	(22,767)	(117,295)	—	—	(62,863)	(180,158)

	74,783	—	74,783	58,358	85,599	—	218,740
Goodwill acquired	—	—	—	239,080	15,242	—	254,322
Foreign currency translation and other changes	723	—	723	1,624	(187)	—	2,160

	75,506	—	75,506	299,062	100,654	—	475,222

Balance as of December 31, 2010
Goodwill	170,034	22,767	192,801	299,062	100,654	62,863	655,380
Accumulated Impairment Losses	(94,528)	(22,767)	(117,295)	—	—	(62,863)	(180,158)

	$75,506	$—	$75,506	$299,062	$100,654	$—	$475,222

The increase in goodwill in 2010 was due to acquisitions completed during the fourth quarter of 2010. See Note 5 to the Consolidated Financial Statements included in this registration statement.

Current accounting standards prescribe a two-step method for determining goodwill impairment. The Company has historically employed a trading multiples valuation method to determine fair value of its reporting units. Given the market turmoil caused by the global economic recession and credit market disruption in the second half of 2008, the Company augmented its valuation methodology in 2008 and 2009 to include discounted cash flow valuations of its reporting units based on the expected cash flows of such units.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the total amount assigned and the total accumulated amortization for major intangible asset classes as of December 31, 2010 and 2009 (in thousands):

	December 31, 2010		December 31, 2009
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortizable intangible assets
Customer contracts/relationships	$127,124	$3,848	$16,128	$2,636
Non-compete agreements	5,117	3,704	6,656	5,946
Patents and other	18,080	3,348	9,612	4,133

	$150,321	$10,900	$32,396	$12,715

The weighted average remaining amortization period for all intangible assets, other than goodwill and indefinite lived intangibles, was 9.6 years and 11.5 years as of December 31, 2010 and 2009, respectively. Total amortization expense is expected to be $13.1 million, $12.9 million, $12.5 million, $12.5 million and $12.4 million in 2011, 2012, 2013, 2014 and 2015, respectively. Amortization expense was $2.6 million, $3.4 million and $3.6 million in the years ended December 31, 2010, 2009 and 2008, respectively.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Long-term Debt

As of December 31, 2010 and 2009, long-term debt consisted of the following (in thousands):

	2010	2009

US revolving credit facility, which matures December 10, 2015, with available commitments up to $500 million; secured by substantially all of our assets; commitment fee on unused portion ranged from 0.375% per annum to 0.500% in 2010 and 0.175% per annum in 2009; variable interest rate payable monthly based on prime or LIBOR plus applicable percentage; weighted average rate was 3.5% for 2010 and 1.4% for 2009	$345,600	$—
US term loan, which matures December 10, 2015, of $200 million; 1.25% of aggregate principal repayable per quarter in 2011, 2.5% per quarter thereafter; secured by substantially all of our assets; variable interest rate payable monthly based on prime or LIBOR plus applicable percentage; weighted average rate was 3.5% for 2010	200,000	—
Canadian revolving credit facility, which matures on December 10, 2015, with available commitments up to $250 million; secured by substantially all of our assets; commitment fee on unused portion ranged from 0.175% per annum to 0.500% in 2010 and 0.175% per annum in 2009; variable interest rate payable monthly based on the Canadian prime rate or Bankers Acceptance discount rate plus applicable percentage; weighted average rate was 3.6% for 2010 and 1.9% for 2009	62,538	—
Canadian term loan, which matures December 10, 2015, of $100 million; 1.25% of aggregate principal repayable per quarter in 2011, 2.5% per quarter thereafter; secured by substantially all of our assets; variable interest rate payable monthly based on prime or LIBOR plus applicable percentage; weighted average rate was 4.5% for 2010	100,955	—
2 3/8% contingent convertible senior subordinated notes, net due 2025	163,108	155,859
Australian revolving credit facility, which matures on October 15, 2013, of A$75 million; secured by substantially all of our assets; variable interest rate payable monthly based on the Australian prime rate plus applicable percentage	25,305	—
Subordinated unsecured notes payable to sellers of businesses, interest rate of 6%, which mature in 2012	4,000	—
Capital lease obligations and other debt	11,401	8,679

Total debt	912,907	164,538
Less: Current maturities	181,175	464

Total long-term debt	$731,732	$164,074

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Scheduled maturities of combined long-term debt as of December 31, 2010, are as follows (in thousands):

2011	$181,175
2012	32,618
2013	55,731
2014	30,375
2015	605,407
Thereafter	7,601

$912,907

The Company’s capital leases consist primarily of plant facilities, an office building and equipment. The value of capitalized leases and the related accumulated depreciation totaled $11.5 million and $2.7 million, respectively, at December 31, 2010. The value of capitalized leases and the related accumulated depreciation totaled $9.6 million and $1.3 million, respectively, at December 31, 2009.

2 3/8% Contingent Convertible Senior Notes

In June, 2005, we sold $125 million aggregate principal amount of 2 3/8% contingent convertible senior notes due 2025 through a placement to qualified institutional buyers pursuant to the SEC’s Rule 144A. The Company granted the initial purchaser of the notes a 30-day option to purchase up to an additional $50 million aggregate principal amount of the notes. This option was exercised in July 2005 and an additional $50 million of the notes were sold at that time.

The notes are senior unsecured obligations of the Company and bear interest at a rate of 2 3/8% per annum. The notes mature on July 1, 2025, and may not be redeemed by the Company prior to July 6, 2012. Holders of the notes may require the Company to repurchase some or all of the notes on July 1, 2012, 2015, and 2020. The notes provide for a net share settlement, and therefore may be convertible, under certain circumstances, into a combination of cash, up to the principal amount of the notes, and common stock of the company, if there is any excess above the principal amount of the notes, at an initial conversion price of $31.75 per share. Shares underlying the notes were included in the calculation of diluted earnings per share during periods when our average stock price exceeded the initial conversion price of $31.75 per share. The terms of the notes require that our stock price in any quarter, for any period prior to July 1, 2023, be above 120% of the initial conversion price (or $38.10 per share) for at least 20 trading days in a defined period before the notes are convertible. If a note holder chooses to present their notes for conversion during a future quarter prior to the first put/call date in July 2012, they would receive cash up to $1,000 for each 2 3/8% note plus Company common stock for any excess valuation over $1,000 using the conversion rate of the 2 3/8% notes of 31.496 multiplied by the Company’s average common stock price over a ten trading day period following presentation of the 2 3/8% Notes for conversion. As of December 31, 2010, these contingent conversion thresholds were met and, as a result, we have assumed the conversion of the notes during the first quarter of 2011 in our schedule of debt maturities above. In connection with the note offering, the Company agreed to register the notes within 180 days of their issuance and to keep the registration effective for up to two years subsequent to the initial issuance of the notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the carrying amount of our 2 3/8% Notes in our consolidated balance sheets (in thousands):

	December 31,	December 31,
	2010	2009

Carrying amount of the equity component in additional paid-in capital	$28,449	$28,449
Principal amount of the liability component	$175,000	$175,000
Less: Unamortized discount	11,892	19,141

Net carrying amount of the liability	$163,108	$155,859

The effective interest rate was 7.17% for our 2 3/8% Notes. Interest expense on the notes, excluding amortization of debt issue costs, was as follows (in thousands):

	Year Ended December 31,
	2010	2009	2008

Interest expense	$11,405	$10,905	$10,440

As of
December 31,
2010

Remaining period over which discount will be amortized	1.5 years
Conversion price	$31.75
Number of shares to be delivered upon conversion(1)	2,781,265
Conversion value in excess of principal amount (in thousands)	$178,251
Derivative transactions entered into in connection with the convertible notes	None

(1)	Calculation is based on the Company’s December 31, 2010 closing stock price of $64.09.

Credit Facilities

On December 10, 2010, we replaced our existing bank credit facility with senior credit facilities governed by the Amended and Restated Credit Agreement. The Company’s credit facilities currently total $1.05 billion of available commitments consisting of revolving borrowings, up to $750 million, and term borrowings, of $300 million. The Company borrowed all of the term commitment in connection with the acquisition of The MAC. Under these senior secured revolving credit facilities with a group of banks, up to $350 million is available in the form of loans denominated in Canadian dollars and may be made to the Company’s principal Canadian operating subsidiaries. The facilities mature on December 10, 2015. Amounts borrowed under these facilities bear interest, at the Company’s election, at either:

•	a variable rate equal to LIBOR (or, in the case of Canadian dollar denominated loans, the Bankers’ Acceptance discount rate) plus a margin ranging from 2.0% to 3.0%; or

•	an alternate base rate equal to the higher of the bank’s prime rate and the federal funds effective rate (or, in the case of Canadian dollar denominated loans, the Canadian Prime Rate).

Commitment fees ranging from 0.375% to 0.50% per year are paid on the undrawn portion of the facilities, depending upon our leverage ratio.

The credit facilities are guaranteed by all of the Company’s active domestic subsidiaries and, in some cases, the Company’s Canadian and other foreign subsidiaries. The credit facilities are secured by a first priority lien on all the Company’s inventory, accounts receivable and other material tangible and intangible assets, as well as those of the Company’s active subsidiaries. However, no more than 65% of the voting stock

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of any foreign subsidiary is required to be pledged if the pledge of any greater percentage would result in adverse tax consequences.

The Credit Agreement, which governs our credit facilities, contains customary financial covenants and restrictions, including restrictions on our ability to declare and pay dividends. Specifically, we must maintain an interest coverage ratio, defined as the ratio of consolidated EBITDA, to consolidated interest expense of at least 3.0 to 1.0 and our maximum leverage ratio, defined as the ratio of total debt to consolidated EBITDA of no greater than 3.5 to 1.0 in 2011, 3.25 to 1.0 in 2012 and 3.0 to 1.0 thereafter. Each of the factors considered in the calculations of ratios are defined in the Credit Agreement. EBITDA and consolidated interest as defined, exclude goodwill impairments, debt discount amortization and other non-cash charges. As of December 31, 2010, we were in compliance with our debt covenants and expect to continue to be in compliance during 2011. The credit facilities also contain negative covenants that limit the Company’s ability to borrow additional funds, encumber assets, pay dividends, sell assets and enter into other significant transactions.

Under the Company’s credit facilities, the occurrence of specified change of control events involving our company would constitute an event of default that would permit the banks to, among other things, accelerate the maturity of the facilities and cause them to become immediately due and payable in full.

As of December 31, 2010, we had $710.2 million outstanding under these facilities and an additional $22.1 million of outstanding letters of credit, leaving $317.7 million available to be drawn under the facilities.

We also have an Australian floating rate credit facility supporting our Australian accommodations business that provides for an aggregate borrowing capacity of $75.9 million (A$75 million) under which $25.3 million (A$25.0 million) was outstanding as of December 31, 2010.

9.	Retirement Plans

The Company sponsors defined contribution plans. Participation in these plans is available to substantially all employees. The Company recognized expense of $7.7 million, $7.3 million and $8.4 million, respectively, related to its various defined contribution plans during the years ended December 31, 2010, 2009 and 2008, respectively.

10.	Income Taxes

Consolidated pre-tax income (loss) for the years ended December 31, 2010, 2009 and 2008 consisted of the following (in thousands):

	2010	2009	2008

US operations	$68,921	$(41,354)	$220,236
Foreign operations	171,707	147,063	153,214

Total	$240,628	$105,709	$373,450

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of the income tax provision for the years ended December 31, 2010, 2009 and 2008 consisted of the following (in thousands):

	2010	2009	2008

Current:
Federal	$25,237	$12,403	$94,082
State	1,122	674	5,097
Foreign	44,249	45,700	37,639

	70,608	58,777	136,818

Deferred:
Federal	(1,572)	(15,239)	10,259
State	(58)	(566)	1,241
Foreign	3,045	3,125	5,833

	1,415	(12,680)	17,333

Total Provision	$72,023	$46,097	$154,151

The provision for taxes differs from an amount computed at statutory rates as follows for the years ended December 31, 2010, 2009 and 2008 consisted (in thousands):

	2010	2009	2008

Federal tax expense at statutory rates	$84,220	$36,998	$130,552
Effect of foreign income tax, net	(12,796)	(12,162)	(10,570)
Nondeductible goodwill	—	18,373	24,317
Nondeductible acquisition costs	2,315	—	—
Other nondeductible expenses	1,454	1,518	2,586
State tax expense, net of federal benefits	1,017	127	3,800
Domestic manufacturing deduction	(978)	(80)	(1,212)
Uncertain tax positions adjustments	(1,036)	1,139	2,868
Other, net	(2,173)	184	1,810

Net income tax provision	$72,023	$46,097	$154,151

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The significant items giving rise to the deferred tax assets and liabilities as of December 31, 2010 and 2009 are as follows (in thousands):

	2010	2009

Deferred tax assets:
Net operating loss carryforward	$1,976	$3,532
Allowance for doubtful accounts	752	1,294
Allowance for Inventory obsolescence	4,775	3,802
Employee benefits	11,823	8,889
Deductible goodwill and other intangibles	10,870	12,568
Other	3,467	1,746
Foreign tax credit carryover	1,259	1,900
Other	3,872	2,399

Gross deferred tax asset	38,794	36,130
Less: valuation allowance	421	421

Net deferred tax asset	38,373	35,709

Deferred tax liabilities:
Depreciation	(88,872)	(77,402)
Deferred revenue	(1,466)	(1,309)
Intangibles	(13,568)	—
Accrued liabilities	(1,132)	(543)
Lower of cost or market	(3,846)	(5,849)
Convertible notes	(4,218)	(6,766)
Other	(3,289)	(2,685)

Deferred tax liability	(116,391)	(94,554)

Net deferred tax liability	$(78,018)	$(58,845)

Reclassifications of the Company’s deferred tax balance based on net current items and net non-current items as of December 31, 2010 and 2009 are as follows (in thousands):

	2010	2009

Current deferred tax liability	$(1,462)	$(3,513)
Long-term deferred tax liability	(76,556)	(55,332)

Net deferred tax liability	$(78,018)	$(58,845)

Our primary deferred tax assets at December 31, 2010, are related to employee benefit costs for our Equity Participation Plan, deductible goodwill, allowance for inventory obsolescence, foreign tax credit carryforwards and $5.6 million in available federal net operating loss carryforwards, or regular tax NOLs, as of that date. The regular tax NOLs will expire in varying amounts after the year 2011 if they are not first used to offset taxable income that we generate. Our ability to utilize a portion of the available regular tax NOLs is currently limited under Section 382 of the Internal Revenue Code due to a change of control that occurred during 1995. We currently believe that substantially all of our regular tax NOLs will be utilized. The Company has utilized all federal alternative minimum tax net operating loss carryforwards.

Our income tax provision for the year ended December 31, 2010 totaled $72.0 million, or 29.9% of pretax income, compared to $46.1 million, or 43.6% of pretax income, for the year ended December 31, 2009.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effective tax rate in 2009 was impacted by a significant portion of the goodwill impairment loss recognized during the period being non-deductible for tax purposes. Excluding the goodwill impairment, the effective tax rate for 2009 would have approximated 29.7%.

Appropriate U.S. and foreign income taxes have been provided for earnings of foreign subsidiary companies that are expected to be remitted in the near future. The cumulative amount of undistributed earnings of foreign subsidiaries that the Company intends to permanently reinvest and upon which no deferred US income taxes have been provided is $658 million at December 31, 2010 the majority of which has been generated in Canada. Upon distribution of these earnings in the form of dividends or otherwise, the Company may be subject to US income taxes (subject to adjustment for foreign tax credits) and foreign withholding taxes. It is not practical, however, to estimate the amount of taxes that may be payable on the eventual remittance of these earnings after consideration of available foreign tax credits.

The American Jobs Creation Act of 2004 that was signed into law in October 2004 introduced a requirement for companies to disclose any penalties imposed on them or any of their consolidated subsidiaries by the IRS for failing to satisfy tax disclosure requirements relating to “reportable transactions.” During the year ended December 31, 2010, no penalties were imposed on the Company or its consolidated subsidiaries for failure to disclose reportable transactions to the IRS.

The Company files tax returns in the jurisdictions in which they are required. All of these returns are subject to examination or audit and possible adjustment as a result of assessments by taxing authorities. The Company believes that it has recorded sufficient tax liabilities and does not expect the resolution of any examination or audit of its tax returns would have a material adverse effect on its operating results, financial condition or liquidity.

An examination of the Company’s consolidated U.S. federal tax return for the year 2004 by the Internal Revenue Service was completed during the third quarter of 2007. No significant adjustments were proposed as a result of this examination. Tax years subsequent to 2007 remain open to U.S. federal tax audit and, because of NOL’s utilized by the Company, years from 1994 to 2002 remain subject to federal tax audit with respect to NOL’s available for tax carryforward. Our Canadian subsidiaries’ federal tax returns subsequent to 2006 are subject to audit by Canada Revenue Agency.

In June 2006, the FASB issued a new accounting standard, which clarifies the accounting and disclosure for uncertain tax positions, as defined. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The interpretation seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

The Company adopted the provisions of this new accounting standard on January 1, 2007. The total amount of unrecognized tax benefits as of December 31, 2010 was $3.0 million. Of this amount, $2.4 million of the unrecognized tax benefits that, if recognized, would affect the effective tax rate. The Company recognizes interest and penalties accrued related to unrecognized tax benefits as a component of the Company’s provision for income taxes. As of December 31, 2010 and 2009, the Company had accrued $2.7 million and $2.8 million, respectively, of interest expense and penalties.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

	2010	2009	2008

Balance as of January 1st	$4,031	$4,274	$2,536
Additions for tax positions of prior years	128	2,136	2,270
Reductions for tax positions of prior years	—	—	(214)
Lapse of the Applicable Statute of Limitations	(1,115)	(2,379)	(318)

Balance as of December 31st	$3,044	$4,031	$4,274

It is reasonably possible that the amount of unrecognized tax benefits will change during the next twelve months due to the closing of the statute of limitations and that change, if it were to occur, could have a favorable impact on our results of operation.

11.	Commitments and Contingencies

The Company leases a portion of its equipment, office space, computer equipment, automobiles and trucks under leases which expire at various dates.

Minimum future operating lease obligations in effect at December 31, 2010, are as follows (in thousands):

Operating
Leases

2011	$10,198
2012	8,630
2013	7,242
2014	6,117
2015	3,381
Thereafter	6,666

Total	$42,234

Rental expense under operating leases was $12.9 million, $10.4 million and $9.1 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The Company is a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its commercial operations, products, employees and other matters, including warranty and product liability claims and occasional claims by individuals alleging exposure to hazardous materials as a result of its products or operations. Some of these claims relate to matters occurring prior to its acquisition of businesses, and some relate to businesses it has sold. In certain cases, the Company is entitled to indemnification from the sellers of businesses, and in other cases, it has indemnified the buyers of businesses from it. Although the Company can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on it, management believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on its consolidated financial position, results of operations or liquidity.

12.	Stock-Based Compensation

Current accounting standards require companies to measure the cost of employee services received in exchange for an award of equity instruments (typically stock options) based on the grant-date fair value of the

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

award. The fair value is estimated using option-pricing models. The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the awards, usually the vesting period.

The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the following table. The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the option at the time of grant. The dividend yield on our common stock is assumed to be zero since we do not pay dividends and have no current plans to do so in the future. The expected market price volatility of our common stock is based on an estimate made by us that considers the historical and implied volatility of our common stock as well as a peer group of companies over a time period equal to the expected term of the option. The expected life of the options awarded in 2008, 2009 and 2010 was based on a formula considering the vesting period and term of the options awarded.

	2010	2009	2008

Risk-free weighted interest rate	2.1%	1.8%	2.6%
Expected life (in years)	4.3	4.3	4.3
Expected volatility	55%	55%	37%

The following table summarizes stock option activity for each of the three years ended December 31, 2010:

		Weighted	Weighted	Aggregate
		Average	Average	Intrinsic
		Exercise	Contractual	Value
	Options	Price	Life (Years)	(Thousands)

Balance at December 31, 2007	1,929,007	24.25	4.2	19,947
Granted	565,250	37.19
Exercised	(412,529)	21.50
Forfeited	(134,312)	30.92

Balance at December 31, 2008	1,947,416	28.13	3.7	2,706
Granted	768,650	17.20
Exercised	(199,615)	17.33
Forfeited	(34,500)	32.83

Balance at December 31, 2009	2,481,951	25.55	3.6	34,618
Granted	417,250	37.67
Exercised	(866,436)	26.96
Forfeited	(65,375)	27.75

Balance at December 31, 2010	1,967,390	27.42	3.5	72,138

The weighted average fair values of options granted during 2010, 2009 and 2008 were $17.13, $7.76, and $12.49 per share, respectively. All options awarded in 2010 had a term of six years and were granted with exercise prices at the grant date closing market price. The total intrinsic value of options exercised during 2010, 2009 and 2008 were $19.9 million, $3.2 million and $12.3 million, respectively. Cash received by the Company from option exercises during 2010, 2009 and 2008 totaled $23.4 million, $3.5 million and $8.9 million, respectively. The tax benefit realized for the tax deduction from stock options exercised during 2010, 2009 and 2008 totaled $6.1 million, $1.2 million and $3.7 million, respectively.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information for stock options outstanding at December 31, 2010:

	Options Outstanding
		Weighted		Options Exercisable
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
	Outstanding as of	Contractual	Exercise	Exercisable as of	Exercise
Range of Exercise Prices	12/31/2010	Life	Price	12/31/2010	Price

$ 8.33 - $15.36	182,125	2.20	$11.69	178,000	$11.60
$16.65 - $16.65	574,825	4.12	$16.65	93,363	$16.65
$21.83 - $34.86	422,805	2.08	$29.64	272,305	$30.90
$36.53 - $36.53	340,000	3.13	$36.53	115,500	$36.53
$36.99 - $36.99	14,760	2.38	$36.99	11,070	$36.99
$37.67 - $58.47	432,875	4.96	$38.70	19,375	$50.02

$ 8.33 - $58.47	1,967,390	3.50	$27.42	689,613	$25.57

At December 31, 2010, a total of 1,934,315 shares were available for future grant under the Equity Participation Plan.

During 2010, we granted restricted stock awards totaling 233,493 shares valued at a total of $9.1 million. Of the restricted stock awards granted in 2010, a total of 214,000 awards vest in four equal annual installments. A total of 192,027 shares of restricted stock were awarded in 2009 with an aggregate value of $3.6 million. A total of 271,771 shares of restricted stock were awarded in 2008 with an aggregate value of $11.7 million.

Stock based compensation pre-tax expense recognized in the years ended December 31, 2010, 2009 and 2008 totaled $12.6 million, $11.5 million and $10.9 million, or $0.18, $0.13 and $0.12 per diluted share after tax, respectively. At December 31, 2010, $17.9 million of compensation cost related to unvested stock options and restricted stock awards attributable to future performance had not yet been recognized.

Deferred Compensation Plan

The Company maintains a deferred compensation plan (Deferred Compensation Plan). This plan is available to directors and certain officers and managers of the Company. The plan allows participants to defer the receipt of all or a portion of their directors’ fees and/or salary and annual bonuses. Employee contributions to the Deferred Compensation Plan are matched by the Company at the same percentage as if the employee was a participant in the Company’s 401k Retirement Plan and was not subject to the IRS limitations on match-eligible compensation. The Deferred Compensation Plan also permits the Company to make discretionary contributions to any employee’s account. Director’s contributions are not matched by the Company. Since inception of the plan, this discretionary contribution provision has been limited to a matching of the participants’ contributions on a basis equivalent to matching permitted under the Company’s 401(k) Retirement Savings Plan. The vesting of contributions to the participants’ accounts is also equivalent to the vesting requirements of the Company’s 401(k) Retirement Savings Plan. The Deferred Compensation Plan does not have dollar limits on tax-deferred contributions. The assets of the Deferred Compensation Plan are held in a Rabbi Trust (Trust) and, therefore, are available to satisfy the claims of the Company’s creditors in the event of bankruptcy or insolvency of the Company. Participants have the ability to direct the Plan Administrator to invest the assets in their accounts, including any discretionary contributions by the Company, in pre-approved mutual funds held by the Trust. Prior to November 1, 2003, participants also had the ability to direct the Plan Administrator to invest the assets in their accounts in Company common stock. In addition, participants currently have the right to request that the Plan Administrator re-allocate the portfolio of investments (i.e. cash or mutual funds) in the participants’ individual accounts within the Trust. Current balances invested in Company common stock may not be further increased. Company contributions are in the form of cash.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Distributions from the plan are generally made upon the participants’ termination as a director and/or employee, as applicable, of the Company. Participants receive payments from the Plan in cash. At December 31, 2010, the balance of the assets in the Trust totaled $8.5 million, including 17,554 shares of common stock of the Company reflected as treasury stock at a value of $0.2 million. The Company accounts for the Deferred Compensation Plan in accordance with current accounting standards regarding the accounting for deferred compensation arrangements where amounts earned are held in a Rabbi Trust and invested.

Assets of the Trust, other than common stock of the Company, are invested in nine funds covering a variety of securities and investment strategies. These mutual funds are publicly quoted and reported at fair value. The Company accounts for these investments in accordance with current accounting standards regarding the accounting for certain investments in debt and equity securities. The Trust also holds common shares of the Company. The Company’s common stock that is held by the Trust has been classified as treasury stock in the stockholders’ equity section of the consolidated balance sheets. The fair value of the assets held by the Trust, exclusive of the fair value of the shares of the Company’s common stock that are reflected as treasury stock, at December 31, 2010 was $8.3 million and is classified as “Other noncurrent assets” in the consolidated balance sheet. The fair value of the investments was based on quoted market prices in active markets (a Level 1 fair value measurement). Amounts payable to the plan participants at December 31, 2010, including the fair value of the shares of the Company’s common stock that are reflected as treasury stock, was $9.4 million and is classified as “Other noncurrent liabilities” in the consolidated balance sheet.

In accordance with current accounting standards, all fair value fluctuations of the Trust assets have been reflected in the consolidated statements of income. Increases or decreases in the value of the plan assets, exclusive of the shares of common stock of the Company, have been included as compensation adjustments in the respective statements of income. Increases or decreases in the fair value of the deferred compensation liability, including the shares of common stock of the Company held by the Trust, while recorded as treasury stock, are also included as compensation adjustments in the consolidated statements of income. In response to the changes in total fair value of the Company’s common stock held by the Trust, the Company recorded net compensation expense adjustments of $0.4 million in 2010, $0.4 million in 2009 and ($0.3) million in 2008.

13.	Segment and Related Information

In accordance with current accounting standards regarding disclosures about segments of an enterprise and related information, the Company has identified the following reportable segments: well site services, accommodations, offshore products and tubular services. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Past acquisitions have been direct extensions to our business segments. Historically, the Company’s accommodations business was aggregated, along with our rental tool and land drilling services business lines, into our well site services segment. However, in the time since our original identification and aggregation of our reportable segments, our accommodations business has grown at a significant rate primarily due to our increased activity supporting oil sands developments and decreased activity in support of conventional well drilling in northern Alberta, Canada. Unlike our land drilling and rental tools activities, which are significantly influenced by the current prices of oil and natural gas, demand for oil sands accommodations is influenced to a greater extent by the long-term outlook for energy prices, particularly crude oil prices, given the multi-year time frame to complete oil sands projects and the significant costs associated with development of such large-scale projects. Based on these factors, we began presenting accommodations as a separate reportable segment effective with our quarterly report on Form 10-Q for the period ended March 31, 2010. Our well site services segment now consists of our rental tool and land drilling services business lines. Prior period segment information has been restated in accordance with this change.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial information by industry segment for each of the three years ended December 31, 2010, 2009 and 2008, is summarized in the following table in thousands. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

				Equity in
	Revenues from	Depreciation	Operating	Earnings of
	Unaffiliated	and	Income	Unconsolidated	Capital	Total
	Customers	Amortization	(Loss)	Affiliates	Expenditures	Assets

2010
Well Site Services —
Rental Tools	$342,953	$40,859	$47,326	$—	$42,884	$383,778
Drilling and Other	133,214	24,149	576	—	10,300	108,163

Total Well Site Services	476,167	65,008	47,902	—	53,184	491,941
Accommodations	537,690	45,694	151,417	(25)	107,347	1,491,682
Offshore Products	428,963	11,496	60,664	—	13,299	520,944
Tubular Services	969,164	1,301	35,941	264	7,889	458,808
Corporate and Eliminations	—	703	(40,342)	—	488	52,624

Total	$2,411,984	$124,202	$255,582	$239	$182,207	$3,015,999

2009
Well Site Services —
Rental Tools	$234,121	$40,900	$(97,844)	$—	$31,915	$340,792
Drilling and Other	71,175	26,343	(16,345)	—	11,048	116,555

Total Well Site Services	305,296	67,243	(114,189)	—	42,963	457,347
Accommodations	481,402	37,892	140,665	203	68,381	573,011
Offshore Products	509,388	10,945	81,049	—	12,114	510,399
Tubular Services	812,164	1,443	41,758	1,249	354	360,652
Corporate and Eliminations	—	585	(30,554)	—	676	30,977

Total	$2,108,250	$118,108	$118,729	$1,452	$124,488	$1,932,386

2008
Well Site Services —
Rental Tools	$355,809	$35,511	$75,787	$—	$75,077	$476,460
Drilling and Other(1)	177,339	19,826	17,433	1,637	42,961	176,726

Total Well Site Services	533,148	55,337	93,220	1,637	118,038	653,186
Accommodations	427,130	34,146	120,972	1,174	108,622	495,683
Offshore Products	528,164	11,465	89,280	—	16,879	498,784
Tubular Services	1,460,015	1,390	106,470	1,224	2,198	634,758
Corporate and Eliminations	—	266	(26,187)	—	1,647	16,107

Total	$2,948,457	$102,604	$383,755	$4,035	$247,384	$2,298,518

(1)	Subsequent to March 1, 2006, the effective date of the sale of our workover services business, we have classified our equity interest in Boots & Coots and the notes receivable acquired in the transaction as “Drilling and Other.”

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial information by geographic segment for each of the three years ended December 31, 2010, 2009 and 2008, is summarized below in thousands. Revenues in the US include export sales. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Total assets are attributable to countries based on the physical location of the entity and its operating assets and do not include intercompany balances.

	United			United	Other
	States	Canada	Australia	Kingdom	Non-US	Total

2010
Revenues from unaffiliated customers	$1,708,709	$512,288	$—	$77,180	$113,807	$2,411,984
Long-lived assets	639,120	502,322	724,522	17,275	28,088	1,911,327
2009
Revenues from unaffiliated customers	$1,460,810	$460,492	$—	$105,222	$81,726	$2,108,250
Long-lived assets	541,563	424,523	—	18,352	22,327	1,006,765
2008
Revenues from unaffiliated customers	$2,353,528	$406,176	$—	$127,189	$61,564	$2,948,457
Long-lived assets	668,376	359,923	—	17,232	15,425	1,060,956

No customers accounted for more than 10% of the Company’s revenues in any of the years ended December 31, 2010, 2009 and 2008. Equity in net income of unconsolidated affiliates is not included in operating income.

14.	Valuation Allowances

Activity in the valuation accounts was as follows (in thousands):

	Balance at	Charged to	Deductions	Translation	Balance at
	Beginning of	Costs and	(Net of	and Other,	End of
	Period	Expenses	Recoveries)	Net	Period

Year Ended December 31, 2010:
Allowance for doubtful accounts receivable	$4,946	$869	$(1,915)	$200	$4,100
Allowance for inventory obsolescence	8,279	1,288	(510)	(603)	8,454
Liabilities related to discontinued operations	2,411	—	(143)	—	2,268
Year Ended December 31, 2009:
Allowance for doubtful accounts receivable	$4,168	$3,048	$(2,479)	$209	$4,946
Allowance for inventory obsolescence	6,712	2,264	(867)	170	8,279
Liabilities related to discontinued operations	2,544	—	(133)	—	2,411
Year Ended December 31, 2008:
Allowance for doubtful accounts receivable	$3,629	$2,821	$(2,735)	$453	$4,168
Allowance for inventory obsolescence	7,549	1,302	(1,597)	(542)	6,712
Liabilities related to discontinued operations	2,839	—	(295)	—	2,544

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Quarterly Financial Information (Unaudited)

The following table summarizes quarterly financial information for 2010 and 2009 (in thousands, except per share amounts):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2010
Revenues	$532,345	$594,532	$588,347	$696,759
Gross profit*(1)	125,835	125,050	139,745	147,060
Net income(1)	40,243	37,477	46,346	43,952
Basic earnings per share(1)	0.81	0.75	0.92	0.87
Diluted earnings per share(1)	0.78	0.71	0.88	0.82
2009
Revenues	$667,098	$456,334	$456,103	$528,715
Gross profit*	146,889	94,642	102,258	124,264
Net income (loss)(2)	56,128	(63,486)	26,579	39,893
Basic earnings (loss) per share(2)	1.13	(1.28)	0.54	0.80
Diluted earnings (loss) per share(2)	1.13	(1.28)	0.53	0.78

(1)	The gross profit and net income in the fourth quarter of 2010 included $6.3 million in acquisition costs related to the three acquisitions in the quarter.

(2)	The net income in the second quarter of 2009 included an after tax loss of $81.2 million, or approximately $1.62 per diluted share, on the impairment of goodwill.

Amounts are calculated independently for each of the quarters presented. Therefore, the sum of the quarterly amounts may not equal the total calculated for the year.

*	Represents “revenues” less “product costs” and “service and other costs” included in the Company’s consolidated statements of income.

16.	Condensed Consolidating Financial Information

Certain wholly owned subsidiaries, as detailed below (the “Guarantor Subsidiaries”) have fully and unconditionally guaranteed all of the 6 1/2% Notes issued by Oil States International, Inc. in 2011.

The following condensed consolidating financial information is included so that separate financial statements of the Guarantor Subsidiaries are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial information presents investments in both consolidated and unconsolidated affiliates using the equity method of accounting.

The following condensed consolidating financial information presents: consolidating statements of income for each of the three years in the period ended December 31, 2010, condensed consolidating balance sheets as of December 31, 2010 and 2009 and the consolidating statements of cash flows for each of the three years in the period ended December 31, 2010 of (a) Oil States International, Inc., parent/guarantor, (b) Acute Technological Services, Inc., Capstar Drilling LP, L.L.C., Capstar Holding, L.L.C., Capstar Drilling, Inc., Capstar Drilling GP, L.L.C., General Marine Leasing, LLC, Oil States Energy Services, Inc., Oil States Management, Inc., Oil States Industries, Inc., Oil States Skagit SMATCO, LLC, PTI Group USA LLC, PTI Mars Holdco 1, LLC, Sooner Inc., Sooner Pipe, L.L.C., Sooner Holding Company, Specialty Rental Tools & Supply, L.L.C., Stinger Wellhead Protection, Incorporated, and Well Testing, Inc., the Guarantor Subsidiaries and (c) the non-guarantor subsidiaries, (d) consolidating adjustments necessary to consolidate Oil States International, Inc. and its subsidiaries and (e) Oil States International, Inc. on a consolidated basis.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Year Ended December 31, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$1,698,363	$713,621	$—	$2,411,984
Intercompany revenues	—	28,359	931	(29,290)	—

Total revenues	—	1,726,722	714,552	(29,290)	2,411,984

OPERATING EXPENSES
Cost of sales and services	—	1,433,931	447,885	(7,522)	1,874,294
Intercompany cost of sales and services	—	21,294	473	(21,767)	—
Selling, general and administrative expenses	33,272	81,225	36,368	—	150,865
Depreciation and amortization expense	703	74,151	49,355	(7)	124,202
Acquisition related expenses	6,468	319	172	—	6,959
Other operating (income)/expense	(101)	(752)	935	—	82

Operating income (loss)	(40,342)	116,554	179,364	6	255,582
Interest expense	(14,906)	(680)	(4,746)	4,058	(16,274)
Interest income	471	1,405	2,934	(4,059)	751
Equity in earnings of unconsolidated affiliates	170,407	25,096	(25)	(195,239)	239
Other income/(expense)	33,725	(31,544)	(1,851)	—	330

Income before income taxes	149,355	110,831	175,676	(195,234)	240,628
Income tax provision	18,664	(42,357)	(48,330)	—	(72,023)

Net income	168,019	68,474	127,346	(195,234)	168,605
Less: Net income attributable to non-controlling interest	—	—	577	10	587

Net income attributable to Oil States International, Inc.	$168,019	$68,474	$126,769	$(195,244)	$168,018

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Year Ended December 31, 2009
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$1,455,447	$652,803	$—	$2,108,250
Intercompany revenues	—	7,005	3,363	(10,368)	—

Total revenues	—	1,462,452	656,166	(10,368)	2,108,250

OPERATING EXPENSES
Cost of sales and services	—	1,233,878	408,748	(2,428)	1,640,198
Intercompany cost of sales and services	—	4,562	3,386	(7,948)	—
Selling, general and administrative expenses	30,069	75,849	33,375	—	139,293
Depreciation and amortization expense	585	75,699	41,831	(7)	118,108
Impairment of goodwill	—	94,528	—	—	94,528
Other operating (income)/expense	(100)	(19,153)	16,639	8	(2,606)

Operating income (loss)	(30,554)	(2,911)	152,187	7	118,729
Interest expense	(13,737)	(5,135)	(953)	4,559	(15,266)
Interest income	4,384	235	320	(4,559)	380
Equity in earnings of unconsolidated affiliates	69,012	8,675	204	(76,439)	1,452
Other income/(expense)	28,716	(27,005)	(1,297)	—	414

Income before income taxes	57,821	(26,141)	150,461	(76,432)	105,709
Income tax provision	3,121	(2,290)	(46,928)	—	(46,097)

Net income	60,942	(28,431)	103,533	(76,432)	59,612
Less; Net income attributable to non-controlling interest	—	—	490	8	498

Net income attributable to Oil States International, Inc.	$60,942	$(28,431)	$103,043	$(76,440)	$59,114

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Year Ended December 31, 2008
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$2,338,161	$610,296	$—	$2,948,457
Intercompany revenues	—	4,558	3,895	(8,453)	—

Total revenues	—	2,342,719	614,191	(8,453)	2,948,457

OPERATING EXPENSES
Cost of sales and services	—	1,859,289	377,864	(2,179)	2,234,974
Intercompany cost of sales and services	—	3,056	3,218	(6,274)	—
Selling, general and administrative expenses	25,973	81,023	36,084	—	143,080
Depreciation and amortization expense	266	63,847	38,498	(7)	102,604
Impairment of goodwill	—	85,630	—	—	85,630
Other operating (income)/expense	(52)	79	(1,605)	(8)	(1,586)

Operating income (loss)	(26,187)	249,795	160,132	15	383,755
Interest expense	(12,368)	(4,954)	(4,855)	(1,408)	(23,585)
Interest income	4,208	2,155	1,845	(4,647)	3,561
Equity in earnings of unconsolidated affiliates	229,752	36,754	1,174	(263,645)	4,035
Gains on sale of investment	—	6,160	—	—	6,160
Other income/(expense)	24,677	(25,235)	91	(9)	(476)

Income before income taxes	220,082	264,675	158,387	(269,694)	373,450
Income tax provision	(1,229)	(108,831)	(46,289)	2,198	(154,151)

Net income	218,853	155,844	112,098	(267,496)	219,299
Less: Net income attributable to non-controlling interest	—	—	427	19	446

Net income attributable to Oil States International, Inc.	$218,853	$155,844	$111,671	$(267,515)	$218,853

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheets

	December 31, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$(180)	$1,170	$95,360	$—	$96,350
Accounts receivable, net	852	303,771	174,116	—	478,739
Inventories, net	—	429,427	72,008	—	501,435
Prepaid expenses and other current assets	6,243	10,796	6,441	—	23,480

Total current assets	6,915	745,164	347,925	—	1,100,004
Property, plant and equipment, net	1,930	394,335	856,422	(30)	1,252,657
Goodwill, net	—	171,135	304,087	—	475,222
Other intangible assets, net	—	34,894	104,527	—	139,421
Investments in unconsolidated affiliates	1,723,711	200,652	569	(1,918,995)	5,937
Long-term intercompany receivables (payables)	567,560	(50,475)	(524,050)	6,965	—
Other noncurrent assets	33,562	336	8,860	—	42,758

Total assets	$2,333,678	$1,496,041	$1,098,340	$(1,912,060)	$3,015,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$28,650	$202,503	$73,585	$1	$304,739
Income taxes	(31,363)	30,919	5,048	—	4,604
Current portion of long-term debt and capitalized leases	173,122	2,424	5,629	—	181,175
Deferred revenue	—	44,981	15,866	—	60,847
Other current liabilities	—	1,727	1,083	—	2,810

Total current liabilities	170,409	282,554	101,211	1	554,175
Long-term debt and capitalized leases	536,747	9,774	185,211	—	731,732
Deferred income taxes	(10,816)	48,642	43,372	—	81,198
Other noncurrent liabilities	9,432	10,141	837	(449)	19,961

Total liabilities	705,772	351,111	330,631	(448)	1,387,066

Stockholders’ equity	1,627,906	1,144,930	766,848	(1,911,778)	1,627,906
Non-controlling interest	—	—	861	166	1,027

Total stockholders’ equity	1,627,906	1,144,930	767,709	(1,911,612)	1,628,933

Total liabilities and stockholders’ equity	$2,333,678	$1,496,041	$1,098,340	$(1,912,060)	$3,015,999

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheets

	December 31, 2009
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$7,148	$148	$82,446	$—	$89,742
Accounts receivable, net	141	231,845	153,830	—	385,816
Inventories, net	—	356,745	66,332	—	423,077
Prepaid expenses and other current assets	3,746	14,082	9,105	—	26,933

Total current assets	11,035	602,820	311,713	—	925,568
Property, plant and equipment, net	2,145	351,670	395,823	(37)	749,601
Goodwill, net	—	148,838	69,902	—	218,740
Other intangible assets, net	—	19,631	50	—	19,681
Investments in unconsolidated affiliates	1,231,680	173,544	59	(1,400,119)	5,164
Long-term intercompany receivables (payables)	292,469	(252,192)	(47,243)	6,966	—
Other noncurrent assets	9,562	493	3,577	—	13,632

Total assets	$1,546,891	$1,044,804	$733,881	$(1,393,190)	$1,932,386

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,404	$141,787	$52,349	$1	$208,541
Income taxes	(11,069)	11,082	14,406	—	14,419
Current portion of long-term debt and capitalized leases	30	393	41	—	464
Deferred revenue	—	61,167	26,245	—	87,412
Other current liabilities	—	3,364	1,023	—	4,387

Total current liabilities	3,365	217,793	94,064	1	315,223
Long-term debt and capitalized leases	155,878	8,088	108	—	164,074
Deferred income taxes	(1,046)	31,487	24,891	—	55,332
Other noncurrent liabilities	7,846	7,052	1,242	(449)	15,691

Total liabilities	166,043	264,420	120,305	(448)	550,320

Stockholders’ Equity	1,380,848	780,384	612,514	(1,392,898)	1,380,848
Non-controlling interest	—	—	1,062	156	1,218

Total stockholders’ equity	1,380,848	780,384	613,576	(1,392,742)	1,382,066

Total liabilities and stockholders’ equity	$1,546,891	$1,044,804	$733,881	$(1,393,190)	$1,932,386

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:	$(40,342)	$95,961	$175,303	$—	$230,922
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalized interest	(490)	(68,249)	(113,468)	—	(182,207)
Acquisitions of businesses, net of cash acquired	—	(71,992)	(637,583)	—	(709,575)
Proceeds from sale of buildings and equipment	—	2,260	474	—	2,734
Other, net	—	(8,949)	8,317	—	(632)

Net cash provided by (used in) investing activities	(490)	(146,930)	(742,260)	—	(889,680)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings (repayments), net	346,742	—	387	—	347,129
Term loan borrowings	200,000	—	100,955	—	300,955
Debt and capital lease payments	(30)	(403)	(54)	—	(487)
Issuance of common stock from share-based payment arrangements	23,361	—	—	—	23,361
Excess tax benefits from share-based payment arrangements	4,029	—	—	—	4,029
Payment of financing costs	(24,548)	—	—	—	(24,548)
Proceeds from (funding of) accounts and notes with affiliates, net	(514,643)	52,539	462,104	—	—
Other, net	(1,407)	—	—	—	(1,407)

Net cash provided by (used in) financing activities	33,504	52,136	563,392	—	649,032
Effect of exchange rate changes on cash	—	(2)	16,479	—	16,477

Net change in cash and cash equivalents from continuing operations	(7,328)	1,165	12,914	—	6,751
Net cash used in discontinued operations operating activities	—	(143)	—	—	(143)
Cash and cash equivalents, beginning of period	7,148	148	82,446	—	89,742

Cash and cash equivalents, end of period	$(180)	$1,170	$95,360	$—	$96,350

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2009
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:	$(90,736)	$363,176	$180,922	$—	$453,362
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalized interest	(677)	(48,403)	(75,408)	—	(124,488)
Acquisitions of businesses, net of cash acquired	—	—	18	—	18
Proceeds from sale of buildings and equipment	—	2,261	578	—	2,839
Proceeds from sale of investments and collection of notes receivable	—	21,166	—	—	21,166
Other, net	(1)	(153)	(1,989)	—	(2,143)

Net cash used in investing activities	(678)	(25,129)	(76,801)	—	(102,608)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings (repayments), net	(230,198)	—	(64,562)	—	(294,760)
Debt and capital lease payments	(27)	(4,880)	(54)	—	(4,961)
Issuance of common stock from share-based payment arrangements	3,460	—	—	—	3,460
Proceeds from (funding of) accounts and notes with affiliates, net	325,890	(334,059)	8,169	—	—
Other, net	(511)	941	(942)	—	(512)

Net cash provided by (used in) financing activities	98,614	(337,998)	(57,389)	—	(296,773)
Effect of exchange rate changes on cash	—	—	5,695	—	5,695

Net change in cash and cash equivalents from continuing operations	7,200	49	52,427	—	59,676
Net cash used in discontinued operations operating activities	—	(133)	—	—	(133)
Cash and cash equivalents, beginning of period	(52)	232	30,019	—	30,199

Cash and cash equivalents, end of period	$7,148	$148	$82,446	$—	$89,742

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended December 31, 2008
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:	$(70,245)	$192,094	$135,615	$—	$257,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalized interest	(1,649)	(128,401)	(117,334)	—	(247,384)
Acquisitions of businesses, net of cash acquired	—	(22,916)	(6,919)	—	(29,835)
Proceeds from sale of buildings and equipment	—	3,122	1,268	—	4,390
Proceeds from sale of investments and collection of notes receivable	—	27,381	—	—	27,381
Other, net	—	(196)	(450)	—	(646)

Net cash used in investing activities	(1,649)	(121,010)	(123,435)	—	(246,094)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings (repayments), net	12,106	—	(10,632)	—	1,474
Debt and capital lease payments	(24)	(4,836)	(100)	—	(4,960)
Issuance of common stock from share-based payment arrangements	8,868	—	—	—	8,868
Repurchase of treasury stock	(9,563)	—	—	—	(9,563)
Payment of financing costs	(39)	—	—	—	(39)
Excess tax benefit from share-based payment arrangements	3,429	—	—	—	3,429
Proceeds from (funding of) accounts and notes with affiliates, net	58,295	(65,895)	7,600	—	—
Other, net	(875)	—	—	—	(875)

Net cash provided by (used in) financing activities	72,197	(70,731)	(3,132)	—	(1,666)
Effect of exchange rate changes on cash	—	—	(9,802)	—	(9,802)

Net change in cash and cash equivalents from continuing operations	303	353	(754)	—	(98)
Net cash used in discontinued operations operating activities	—	(295)	—	—	(295)
Cash and cash equivalents, beginning of period	(355)	174	30,773	—	30,592

Cash and cash equivalents, end of period	$(52)	$232	$30,019	$—	$30,199

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2011	2010	2011	2010
	(In thousands, except per share amounts)

Revenues	$820,317	$594,532	$1,580,758	$1,126,877

Costs and expenses:
Cost of sales and services	616,778	469,482	1,191,176	875,992
Selling, general and administrative expenses	42,765	37,183	86,472	72,336
Depreciation and amortization expense	45,238	30,600	90,390	61,678
Other operating (income) expense	373	(486)	2,781	(687)

	705,154	536,779	1,370,819	1,009,319

Operating income	115,163	57,753	209,939	117,558
Interest expense, net of capitalized interest	(12,532)	(3,500)	(22,781)	(6,971)
Interest income	235	103	1,248	181
Other income/(expense)	490	(158)	684	634

Income before income taxes	103,356	54,198	189,090	111,402
Income tax expense	(28,887)	(16,590)	(52,270)	(33,379)

Net income	74,469	37,608	136,820	78,023
Less: Net income attributable to noncontrolling interest	226	131	500	303

Net income attributable to Oil States International, Inc.	$74,243	$37,477	$136,320	$77,720

Net income per share attributable to Oil States International, Inc. common stockholders
Basic	$1.45	$0.75	$2.67	$1.55
Diluted	$1.34	$0.71	$2.48	$1.49
Weighted average number of common shares outstanding:
Basic	51,231	50,146	51,083	50,021
Diluted	55,270	52,455	55,061	52,188

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$123,304	$96,350
Accounts receivable, net	552,024	478,739
Inventories, net	592,679	501,435
Prepaid expenses and other current assets	29,350	23,480

Total current assets	1,297,357	1,100,004
Property, plant, and equipment, net	1,436,714	1,252,657
Goodwill, net	491,507	475,222
Other intangible assets, net	137,961	139,421
Other noncurrent assets	61,515	48,695

Total assets	$3,425,054	$3,015,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$315,672	$304,739
Income taxes	7,429	4,604
Current portion of long-term debt and capitalized leases	192,556	181,175
Deferred revenue	54,598	60,847
Other current liabilities	6,541	2,810

Total current liabilities	576,796	554,175
Long-term debt and capitalized leases	884,750	731,732
Deferred income taxes	90,774	81,198
Other noncurrent liabilities	21,012	19,961

Total liabilities	1,573,332	1,387,066

Stockholders’ equity:
Oil States International, Inc. stockholders’ equity:
Common stock	546	541
Additional paid-in capital	531,618	508,429
Retained earnings	1,264,453	1,128,133
Accumulated other comprehensive income	150,264	84,549
Treasury stock	(96,201)	(93,746)

Total Oil States International, Inc. stockholders’ equity	1,850,680	1,627,906

Noncontrolling interest	1,042	1,027

Total stockholders’ equity	1,851,722	1,628,933

Total liabilities and stockholders’ equity	$3,425,054	$3,015,999

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2011	2010
	(In thousands)

Cash flows from operating activities:
Net income	$136,820	$78,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,390	61,678
Deferred income tax provision (benefit)	10,788	(4,909)
Excess tax benefits from share-based payment arrangements	(6,198)	(985)
Non-cash compensation charge	7,198	6,848
Accretion of debt discount	3,823	3,560
Amortization of deferred financing costs	2,914	526
Other, net	(889)	(1,748)
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(66,481)	561
Inventories	(88,781)	(51,066)
Accounts payable and accrued liabilities	7,802	26,840
Taxes payable	9,977	(5,344)
Other current assets and liabilities, net	(10,728)	(28,129)

Net cash flows provided by operating activities	96,635	85,855
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(212)	—
Capital expenditures, including capitalized interest	(230,253)	(76,077)
Other, net	(850)	1,853

Net cash flows used in investing activities	(231,315)	(74,224)
Cash flows from financing activities:
Revolving credit borrowings and (repayments), net	(428,682)	—
6 1/2% senior notes issued	600,000	—
Term loan repayments	(7,494)	—
Debt and capital lease repayments	(587)	(255)
Issuance of common stock from share-based payment arrangements	9,792	7,288
Excess tax benefits from share-based payment arrangements	6,198	985
Payment of financing costs	(12,640)	—
Other, net	(2,456)	(1,363)

Net cash flows provided by financing activities	164,131	6,655
Effect of exchange rate changes on cash	(2,399)	(5,005)

Net increase in cash and cash equivalents from continuing operations	27,052	13,281
Net cash used in discontinued operations — operating activities	(98)	(75)
Cash and cash equivalents, beginning of period	96,350	89,742

Cash and cash equivalents, end of period	$123,304	$102,948

The accompanying notes are an integral part of these financial statements.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Oil States International, Inc. and its wholly-owned subsidiaries (referred to in this report as we or the Company) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the Commission) pertaining to interim financial information. Certain information in footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to these rules and regulations. The unaudited financial statements included in this report reflect all the adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. Results for the interim periods are not necessarily indicative of results for the full year.

The preparation of consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. If the underlying estimates and assumptions, upon which the financial statements are based, change in future periods, actual amounts may differ from those included in the accompanying condensed consolidated financial statements.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the FASB), which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In June 2011, the FASB issued amendments to disclosure requirements for the presentation of comprehensive income. This guidance eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The amendments should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	DETAILS OF SELECTED BALANCE SHEET ACCOUNTS

Additional information regarding selected balance sheet accounts is presented below (in thousands):

	June 30,	December 31,
	2011	2010

Accounts receivable, net:
Trade	$426,712	$365,988
Unbilled revenue	124,038	113,389
Other	4,147	3,462

Total accounts receivable	554,897	482,839
Allowance for doubtful accounts	(2,873)	(4,100)

	$552,024	$478,739

	June 30,	December 31,
	2011	2010

Inventories, net:
Tubular goods	$377,845	$332,720
Other finished goods and purchased products	78,324	71,266
Work in process	56,401	45,662
Raw materials	89,224	60,241

Total inventories	601,794	509,889
Allowance for obsolescence	(9,115)	(8,454)

	$592,679	$501,435

	Estimated	June 30,	December 31,
	Useful Life	2011	2010

Property, plant and equipment, net:
Land		$46,424	$43,411
Buildings and leasehold improvements	1-40 years	209,074	193,617
Machinery and equipment	2-29 years	330,657	311,217
Accommodations assets	3-15 years	952,413	840,002
Rental tools	4-10 years	179,789	166,245
Office furniture and equipment	1-10 years	38,946	36,325
Vehicles	2-10 years	87,913	82,783
Construction in progress		204,308	113,773

Total property, plant and equipment		2,049,524	1,787,373
Accumulated depreciation		(612,810)	(534,716)

		$1,436,714	$1,252,657

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	June 30,	December 31,
	2011	2010

Accounts payable and accrued liabilities:
Trade accounts payable	$241,479	$224,543
Accrued compensation	38,421	47,760
Insurance liabilities	9,708	8,615
Accrued taxes, other than income taxes	8,132	4,887
Liabilities related to discontinued operations	2,170	2,268
Other	15,762	16,666

	$315,672	$304,739

4.	EARNINGS PER SHARE

The calculation of earnings per share attributable to the Company is presented below (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Basic earnings per share:
Net income attributable to Oil States International, Inc.	$74,243	$37,477	$136,320	$77,720
Weighted average number of shares outstanding	51,231	50,146	51,083	50,021
Basic earnings per share	$1.45	$0.75	$2.67	$1.55
Diluted earnings per share:
Net income attributable to Oil States International, Inc.	$74,243	$37,477	$136,320	$77,720
Weighted average number of shares outstanding	51,231	50,146	51,083	50,021
Effect of dilutive securities:
Options on common stock	679	631	703	615
2 3/8% Convertible Senior Subordinated Notes	3,200	1,507	3,094	1,364
Restricted stock awards and other	160	171	181	188

Total shares and dilutive securities	55,270	52,455	55,061	52,188
Diluted earnings per share	$1.34	$0.71	$2.48	$1.49

Our calculation of diluted earnings per share for the three and six months ended June 30, 2011 excludes 178,855 shares and 177,702 shares, respectively, issuable pursuant to outstanding stock options and restricted stock awards due to their antidilutive effect. Our calculation of diluted earnings per share for the three and six months ended June 30, 2010 excludes 466,315 shares and 434,891 shares, respectively, issuable pursuant to outstanding stock options and restricted stock awards due to their antidilutive effect.

5.	BUSINESS ACQUISITIONS AND GOODWILL

On December 30, 2010, we acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (the Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the Australian natural resources market. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash. This price represents a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

five-year, $1.05 billion senior secured bank facilities. The MAC’s operations have been included as part of our accommodations segment beginning in 2011.

The following unaudited pro forma supplemental financial information presents the consolidated results of operations of the Company and The MAC as if the acquisition of The MAC had occurred on January 1, 2010. The Company has adjusted historical financial information to give effect to pro forma items that are directly attributable to the acquisition and are expected to have a continuing impact on the consolidated results. These items include adjustments to record the incremental amortization and depreciation expense related to the increase in fair values of the acquired assets, interest expense related to borrowings under the Company’s senior credit facilities to fund the acquisition and to reclassify certain items to conform to the Company’s financial reporting presentation. The unaudited pro forma results do not purport to be indicative of the results of operations had the transaction occurred on the date indicated or of future results for the combined entities (in thousands, except per share data):

	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(Unaudited)

Revenues	$621,203	$1,178,856
Net income attributable to Oil States International, Inc.	37,828	77,571
Net income per share attributable to Oil States International, Inc. common stockholders
Basic	$0.75	$1.55
Diluted	$0.72	$1.49

Included in the pro forma results above for the three and six months ended June 30, 2010 are (1) depreciation of the increased recorded value of property, plant and equipment acquired as part of The MAC, totaling $2.2 million and $4.4 million, respectively, net of tax, or $0.04 and $0.08 per diluted share, respectively; (2) amortization expense for intangibles acquired as part of the purchase of The MAC, totaling $1.5 million and $3.0 million, respectively, net of tax, or $0.03 and $0.06 per diluted share, respectively; and (3) interest expense of $2.7 million and $5.4 million, respectively, net of tax, or $0.05 and $0.10 per diluted share, respectively.

On December 20, 2010, we also acquired all of the operating assets of Mountain West Oilfield Service and Supplies, Inc. and Ufford Leasing LLC (Mountain West) for total consideration of $47.1 million and estimated contingent consideration of $4.0 million. Headquartered in Vernal, Utah, with operations in the Rockies and the Bakken Shale region, Mountain West provides remote site workforce accommodations to the oil and gas industry. Mountain West has been included in the accommodations segment since its date of acquisition.

On October 5, 2010, we purchased all of the equity of Acute Technological Services, Inc. (Acute) for total consideration of $30.2 million. Headquartered in Houston, Texas and with additional operations in Brazil, Acute provides metallurgical and welding innovations to the oil and gas industry in support of critical, complex subsea component manufacturing and deepwater riser fabrication on a global basis. Acute has been included in the offshore products segment since its date of acquisition.

During the three and six months ended June 30, 2011, the Company recognized $0.3 million and $1.4 million, respectively, of costs in connection with the acquisitions that were expensed.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Changes in the carrying amount of goodwill for the six month period ended June 30, 2011 are as follows (in thousands):

	Well Site Services
		Drilling
	Rental	and			Offshore	Tubular
	Tools	Other	Subtotal	Accommodations	Products	Services	Total

Balance as of December 31, 2009
Goodwill	$169,311	$22,767	$192,078	$58,358	$85,599	$62,863	$398,898
Accumulated Impairment Losses	(94,528)	(22,767)	(117,295)	—	—	(62,863)	(180,158)

	74,783	—	74,783	58,358	85,599	—	218,740
Goodwill acquired	—	—	—	239,080	15,242	—	254,322
Foreign currency translation and other changes	723	—	723	1,624	(187)	—	2,160

	75,506	—	75,506	299,062	100,654	—	475,222

Balance as of December 31, 2010
Goodwill	170,034	22,767	192,801	299,062	100,654	62,863	655,380
Accumulated Impairment Losses	(94,528)	(22,767)	(117,295)	—	—	(62,863)	(180,158)

	75,506	—	75,506	299,062	100,654	—	475,222
Goodwill acquired	—	—	—	503	198	—	701
Foreign currency translation and other changes	457	—	457	14,973	154	—	15,584

	75,963	—	75,963	314,538	101,006	—	491,507

Balance as of June 30, 2011
Goodwill	170,491	22,767	193,258	314,538	101,006	62,863	671,665
Accumulated Impairment Losses	(94,528)	(22,767)	(117,295)	—	—	(62,863)	(180,158)

	$75,963	$—	$75,963	$314,538	$101,006	$—	$491,507

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	DEBT

As of June 30, 2011 and December 31, 2010, long-term debt consisted of the following (in thousands):

	June 30,	December 31,
	2011	2010
	(Unaudited)

U.S. revolving credit facility, which matures December 10, 2015, with available commitments up to $500 million and with an average interest rate of 2.8% for the six month period ended June 30, 2011	$—	$345,600
U.S. term loan, which matures December 10, 2015, of $200 million; 1.25% of aggregate principal repayable per quarter in 2011, 2.5% per quarter thereafter; average interest rate of 2.6% for the six month period ended June 30, 2011	195,000	200,000
Canadian revolving credit facility, which matures December 10, 2015, with available commitments up to $250 million and with an average interest rate of 3.9% for the six month period ended June 30, 2011	—	62,538
Canadian term loan, which matures December 10, 2015, of $100 million; 1.25% of aggregate principal repayable per quarter in 2011, 2.5% per quarter thereafter; average interest rate of 3.7% for the six month period ended June 30, 2011	101,524	100,955
Australian revolving credit facility, which matures October 15, 2013, of A$75 million	—	25,305
6 1/2% senior unsecured notes — due June 2019	600,000	—
2 3/8% contingent convertible senior subordinated notes, net — due 2025	166,931	163,108
Subordinated unsecured notes payable to sellers of businesses, fixed interest rate of 6%, which mature in 2012	4,000	4,000
Capital lease obligations and other debt	9,851	11,401

Total debt	1,077,306	912,907
Less: Current maturities	192,556	181,175

Total long-term debt and capitalized leases	$884,750	$731,732

On June 1, 2011, the Company sold $600 million aggregate principal amount of 6 1/2% senior unsecured notes (6 1/2% Notes) due 2019 through a private placement to qualified institutional buyers.

The 6 1/2% Notes are senior unsecured obligations of the Company and guaranteed by our U.S. subsidiaries (the Guarantors) which bear interest at a rate of 6 1/2% per annum and mature on June 1, 2019. At any time prior to June 1, 2014, the Company may redeem up to 35% of the 6 1/2% Notes at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of certain equity offerings. Prior to June 1, 2014, the Company may redeem some or all of the 6 1/2% Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after June 1, 2014, the Company may redeem some or all of the 6 1/2% Notes at redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date. The percentages of the principal amount are as follows:

% of Principal
Twelve Month Period Beginning June 1,	Amount

2014	104.875%
2015	103.250%
2016	101.625%
2017	100.000%

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with the note offering, the Company, the Guarantors of the 6 1/2% Notes and the initial purchasers entered into a registration rights agreement at the closing of the offering. Pursuant to the registration rights agreement, the Company and the Guarantors agreed that they will, subject to certain exceptions, use commercially reasonable efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the 6 1/2% Notes for an issue of Commission-registered 6 1/2% Notes with identical terms. If the exchange offer is not completed on or before the date that is 365 days after the closing date of this offering (the Target Registration Date), then the Company agreed to pay each holder of the 6 1/2% Notes liquidated damages in the form of additional interest in an amount equal to 0.25% per annum of the principal amount of notes held by such holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), in each case until the exchange offer is completed or the shelf registration statement is declared effective or is no longer required to be effective; provided, however, that at no time will the amount of liquidated damages accruing exceed in the aggregate 0.5% per annum. The maximum additional interest potentially payable pursuant to this provision would be $2.6 million.

The Company utilized approximately $515 million of the net proceeds of the 6 1/2% Notes offering in June 2011 to repay borrowings under its senior secured credit facilities. The remaining net proceeds of approximately $75 million were utilized for general corporate purposes.

As of June 30, 2011, we classified the $175.0 million principal amount of our 2 3/8% Contingent Convertible Senior Subordinated Notes (2 3/8% Notes), net of unamortized discount, as a current liability because certain contingent conversion thresholds based on the Company’s stock price were met at that date and, as a result, 2 3/8% Note holders could present their notes for conversion during the quarter following the June 30, 2011 measurement date. If a 2 3/8% Note holder chooses to present their notes for conversion during a future quarter prior to the first put/call date in July 2012, they will receive cash up to $1,000 for each 2 3/8% Note plus Company common stock for any excess valuation over $1,000 using the conversion rate of the 2 3/8% Notes of 31.496 multiplied by the Company’s average common stock price over a ten trading day period following presentation of the 2 3/8% Notes for conversion. The future convertibility and resultant balance sheet classification of this liability will be monitored at each quarterly reporting date and will be analyzed dependent upon market prices of the Company’s common stock during the prescribed measurement periods.

The following table presents the carrying amount of our 2 3/8% Notes in our consolidated balance sheets (in thousands):

	June 30, 2011	December 31, 2010

Carrying amount of the equity component in additional paid-in capital	$28,449	$28,449
Principal amount of the liability component	$175,000	$175,000
Less: Unamortized discount	8,069	11,892

Net carrying amount of the liability component	$166,931	$163,108

Unamortized Discount — 2 3/8% Notes

The effective interest rate is 7.17% for our 2 3/8% Notes. Interest expense on the 2 3/8% Notes, excluding amortization of debt issue costs, was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Interest expense	$2,968	$2,835	$5,901	$5,638

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2011
Remaining period over which discount will be amortized	1.0 years
Conversion price	$31.75
Number of shares to be delivered upon conversion(1)	3,321,836
Conversion value in excess of principal amount (in thousands)(1)	$265,448
Derivative transactions entered into in connection with the convertible notes	None

(1)	Calculation is based on the Company’s June 30, 2011 closing stock price of $79.91.

On July 13, 2011, The MAC entered into a A$150 million revolving loan facility governed by a Facility Agreement (the Facility Agreement) between The MAC and National Australia Bank Limited and guaranteed by the Company. The Facility Agreement amends The MAC’s existing A$75 million revolving loan facility on substantially the same terms, including the maturity date of the Facility Agreement of November 30, 2013. As of June 30, 2011, there were no borrowings outstanding under the Australian facility.

The Company’s financial instruments consist of cash and cash equivalents, investments, receivables, payables, and debt instruments. The Company believes that the carrying values of these instruments, other than our 2 3/8% Notes, our 6 1/2% Notes and our debt under our revolving credit facilities, on the accompanying consolidated balance sheets approximate their fair values.

The fair values of our 2 3/8% and 6 1/2% Notes are estimated based on quoted prices in active markets (Level 1 fair value measurements). The carrying and fair values of these notes were as follows (in thousands):

		June 30, 2011		December 31, 2010
	Interest	Carrying	Fair	Carrying	Fair
	Rate	Value	Value	Value	Value

6 1/2% Notes
Principal amount due 2019	6 1/2%	$600,000	$606,750	$—	$—
2 3/8% Notes
Principal amount due 2025	2 3/8%	$175,000	$440,767	$175,000	$354,057
Less: unamortized discount		8,069	—	11,892	—

Net value		$166,931	$440,767	$163,108	$354,057

As of June 30, 2011, the Company had approximately $123.3 million of cash and cash equivalents and $727.4 million of the Company’s $1.0 billion U.S. and Canadian credit facilities available for future financing needs. The Company also had availability totaling A$75 million under its Australian credit facility. As of June 30, 2011, we had $18.5 million of outstanding letters of credit under these credit facilities.

Interest expense on the condensed consolidated statements of income is net of capitalized interest of $1.0 million and $2.5 million, respectively, for the three and six months ended June 30, 2011 and less than $0.1 million for the same periods in 2010.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	COMPREHENSIVE INCOME AND CHANGES IN COMMON STOCK OUTSTANDING

Comprehensive income for the three and six months ended June 30, 2011 and 2010 was as follows (in thousands):

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Net income	$74,469	$37,608	$136,820	$78,023
Other comprehensive income:
Foreign currency translation adjustment	35,052	(23,788)	65,715	(15,203)

Total other comprehensive income/(loss)	35,052	(23,788)	65,715	(15,203)

Comprehensive income	109,521	13,820	202,535	62,820
Comprehensive income attributable to noncontrolling interest	(226)	(131)	(500)	(303)

Comprehensive income attributable to Oil States International, Inc.	$109,295	$13,689	$202,035	$62,517

The increases in other comprehensive income in the three and six months ended June 30, 2011 compared to the same periods in 2010 were due primarily to the translation of our net Canadian and Australian accommodations assets at varying exchange rates.

Stock Activity

Shares of common stock outstanding — January 1, 2011	50,838,863
Shares issued upon exercise of stock options and vesting of stock awards	510,685
Shares withheld for taxes on vesting of restricted stock awards and transferred to treasury	(32,923)

Shares of common stock outstanding — June 30, 2011	51,316,625

8.	STOCK BASED COMPENSATION

During the first six months of 2011, we granted restricted stock awards totaling 210,134 shares valued at a total of $15.8 million. Of the restricted stock awards granted in the first six months of 2011, a total of 193,550 awards vest in four equal annual installments starting in February 2012. A total of 184,700 stock options with a ten-year term were awarded in the six months ended June 30, 2011 with an average exercise price of $75.37 and will vest in four equal annual installments starting in February 2012.

Stock based compensation pre-tax expense recognized in the six month periods ended June 30, 2011 and 2010 totaled $7.2 million and $6.8 million, or $0.10 and $0.10 per diluted share after tax, respectively. Stock based compensation pre-tax expense recognized in the three month periods ended June 30, 2011 and 2010 totaled $3.8 million and $3.1 million, or $0.05 and $0.04 per diluted share after tax, respectively. The total fair value of restricted stock awards that vested during the six months ended June 30, 2011 and 2010 was $12.2 million and $7.4 million, respectively. At June 30, 2011, $31.1 million of compensation cost related to unvested stock options and restricted stock awards attributable to future performance had not yet been recognized.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	INCOME TAXES

Income tax expense for interim periods is based on estimates of the effective tax rate for the entire fiscal year. The Company’s income tax provision for the three and six months ended June 30, 2011 totaled $28.9 million, or 27.9% of pretax income, and $52.3 million, or 27.6% of pretax income, respectively, compared to $16.6 million, or 30.6% of pretax income, and $33.4 million, or 30.0% of pretax income, respectively, for the three and six months ended June 30, 2010. The decrease in the effective tax rate from the prior year was largely the result of foreign sourced income in 2011 being taxed at lower statutory rates compared to 2010.

10.	SEGMENT AND RELATED INFORMATION

In accordance with current accounting standards regarding disclosures about segments of an enterprise and related information, the Company has identified the following reportable segments: well site services, accommodations, offshore products and tubular services. The Company’s reportable segments represent strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were initially acquired as a unit, and the management at the time of the acquisition was retained. Subsequent acquisitions have been direct extensions to our business segments. The separate business lines within the well site services segment have been disclosed to provide additional detail for that segment. Results of a portion of our accommodations segment supporting traditional oil and natural gas drilling activities are somewhat seasonal with increased activity occurring in the winter drilling season.

Financial information by business segment for each of the three and six months ended June 30, 2011 and 2010 is summarized in the following table (in thousands):

				Equity in
	Revenues from	Depreciation		Income/(Loss) of
	Unaffiliated	and	Operating	Unconsolidated	Capital
Three Months Ended June 30, 2011	Customers	Amortization	Income (Loss)	Affiliates	Expenditures	Total Assets

Well site services — Rental tools	$112,658	$10,299	$25,103	$—	$18,654	$410,370
Drilling services	40,998	4,806	6,370	—	5,754	116,672

Total well site services	153,656	15,105	31,473	—	24,408	527,042
Accommodations	202,943	26,195	57,750	(1)	106,873	1,700,385
Offshore products	131,742	3,358	18,770	(228)	3,519	588,472
Tubular services	331,976	377	16,956	231	2,780	521,675
Corporate and eliminations	—	203	(9,786)	—	64	87,480

Total	$820,317	$45,238	$115,163	$2	$137,644	$3,425,054

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Equity in
	Revenues from	Depreciation		Income/(Loss) of
	Unaffiliated	and	Operating	Unconsolidated	Capital
Three Months Ended June 30, 2010	Customers	Amortization	Income (Loss)	Affiliates	Expenditures	Total Assets

Well site services — Rental tools	$79,119	$10,405	$10,395	$—	$10,446	$351,981
Drilling services	34,137	6,198	(1,070)	—	3,546	114,071

Total well site services	113,256	16,603	9,325	—	13,992	466,052
Accommodations	121,956	10,707	31,300	—	20,029	615,982
Offshore products	106,005	2,770	16,087	—	1,942	484,852
Tubular services	253,315	341	9,297	34	2,752	405,654
Corporate and eliminations	—	179	(8,256)	—	188	22,473

Total	$594,532	$30,600	$57,753	$34	$38,903	$1,995,013

				Equity in
	Revenues from	Depreciation		Income/(Loss) of
	Unaffiliated	and	Operating	Unconsolidated	Capital
Six Months Ended June 30, 2011	Customers	Amortization	Income (Loss)	Affiliates	Expenditures	Total Assets

Well site services — Rental tools	$220,189	$20,095	$49,493	$—	$35,495	$410,370
Drilling services	74,103	9,739	8,605	—	12,922	116,672

Total well site services	294,292	29,834	58,098	—	48,417	527,042
Accommodations	400,041	52,748	106,723	2	168,915	1,700,385
Offshore products	260,184	6,692	35,520	(228)	7,574	588,472
Tubular services	626,241	728	30,002	279	5,151	521,675
Corporate and eliminations	—	388	(20,404)	—	196	87,480

Total	$1,580,758	$90,390	$209,939	$53	$230,253	$3,425,054

				Equity in
	Revenues from	Depreciation		Income/(Loss) of
	Unaffiliated	and	Operating	Unconsolidated	Capital
Six Months Ended June 30, 2010	Customers	Amortization	Income (Loss)	Affiliates	Expenditures	Total Assets

Well site services — Rental tools	$146,622	$20,915	$14,772	$—	$17,026	$351,981
Drilling services	64,538	12,862	(3,052)	—	4,537	114,071

Total well site services	211,160	33,777	11,720	—	21,563	466,052
Accommodations	267,489	21,283	78,668	—	45,441	615,982
Offshore products	208,998	5,575	28,708	—	5,980	484,852
Tubular services	439,230	685	15,512	64	2,843	405,654
Corporate and eliminations	—	358	(17,050)	—	250	22,473

Total	$1,126,877	$61,678	$117,558	$64	$76,077	$1,995,013

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	COMMITMENTS AND CONTINGENCIES

The Company is a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning its commercial operations, products, employees and other matters, including warranty and product liability claims and occasional claims by individuals alleging exposure to hazardous materials as a result of its products or operations. Some of these claims relate to matters occurring prior to its acquisition of businesses, and some relate to businesses it has sold. In certain cases, the Company is entitled to indemnification from the sellers of businesses, and in other cases, it has indemnified the buyers of businesses from it. Although the Company can give no assurance about the outcome of pending legal and administrative proceedings and the effect such outcomes may have on it, management believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on its consolidated financial position, results of operations or liquidity.

12.	CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Certain wholly owned subsidiaries, as detailed below (the “Guarantor Subsidiaries”) have fully and unconditionally guaranteed all of the 6 1/2% Notes issued by Oil States International, Inc. in 2011.

The following condensed consolidating financial information is included so that separate financial statements of the Guarantor Subsidiaries are not required to be filed with the U.S. Securities and Exchange Commission. The condensed consolidating financial information presents investments in both consolidated and unconsolidated affiliates using the equity method of accounting.

The following condensed consolidating financial information presents: consolidating statements of income for each of the three and six month periods ended June 30, 2011 and 2010, condensed consolidating balance sheets as June 30, 2011 and December 31, 2010 and the statements of cash flows for each of the six months ended June 30, 2011 and 2010 of (a) Oil States International, Inc., parent/guarantor, (b) Acute Technological Services, Inc., Capstar Drilling LP, L.L.C., Capstar Holding, L.L.C., Capstar Drilling, Inc., Capstar Drilling GP, L.L.C., General Marine Leasing, LLC, Oil States Energy Services, Inc., Oil States Management, Inc., Oil States Industries, Inc., Oil States Skagit SMATCO, LLC, PTI Group USA LLC, PTI Mars Holdco 1, LLC, Sooner Inc., Sooner Pipe, L.L.C., Sooner Holding Company, Specialty Rental Tools & Supply, L.L.C., Stinger Wellhead Protection, Incorporated, and Well Testing, Inc., the Guarantor Subsidiaries and (c) the non-guarantor subsidiaries, (d) consolidating adjustments necessary to consolidate Oil States International, Inc. and its subsidiaries and (e) Oil States International, Inc. on a consolidated basis.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Three Months Ended June 30, 2011
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor	Subsidiaries	Guarantors	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$582,948	$237,369	$—	$820,317
Intercompany revenues	—	1,645	216	(1,861)	—

Total revenues	—	584,593	237,585	(1,861)	820,317

OPERATING EXPENSES
Cost of sales and services	—	480,126	137,528	(876)	616,778
Intercompany cost of sales and services	—	778	207	(985)	—
Selling, general and administrative expenses	9,535	19,759	13,471	—	42,765
Depreciation and amortization expense	203	19,300	25,737	(2)	45,238
Other operating (income)/expense	49	(40)	364	—	373

Operating income (loss)	(9,787)	64,670	60,278	2	115,163
Interest expense, net of capitalized interest	(11,061)	(342)	(17,978)	16,849	(12,532)
Interest income	2,648	778	13,658	(16,849)	235
Equity in earnings of unconsolidated affiliates	91,788	5,796	(229)	(97,353)	2
Other income/(expense)	—	274	214	—	488

Income before income taxes	73,588	71,176	55,943	(97,351)	103,356
Income tax provision	654	(14,748)	(14,793)	—	(28,887)

Net income	74,242	56,428	41,150	(97,351)	74,469
Less: Net income attributable to non-controlling interest	—	—	209	17	226

Net income attributable to Oil States International, Inc.	$74,242	$56,428	$40,941	$(97,368)	$74,243

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Three Months Ended June 30, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$425,979	$168,553	$—	$594,532
Intercompany revenues	—	4,653	120	(4,773)	—

Total revenues	—	430,632	168,673	(4,773)	594,532

OPERATING EXPENSES
Cost of sales and services	—	363,640	107,580	(1,738)	469,482
Intercompany cost of sales and services	—	2,992	43	(3,035)	—
Selling, general and administrative expenses	8,077	19,997	9,109	—	37,183
Depreciation and amortization expense	179	18,763	11,660	(2)	30,600
Other operating (income)/expense	—	(139)	(347)	—	(486)

Operating income (loss)	(8,256)	25,379	40,628	2	57,753
Interest expense	(3,272)	(142)	(119)	33	(3,500)
Interest income	—	18	118	(33)	103
Equity in earnings of unconsolidated affiliates	48,374	8,666	—	(57,006)	34
Other income/(expense)	—	160	(352)	—	(192)

Income before income taxes	36,846	34,081	40,275	(57,004)	54,198
Income tax provision	631	(6,843)	(10,378)	—	(16,590)

Net income	37,477	27,238	29,897	(57,004)	37,608
Less: Net income attributable to non-controlling interest	—	—	128	3	131

Net income attributable to Oil States International, Inc.	$37,477	$27,238	$29,769	$(57,007)	$37,477

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Six Months Ended June 30, 2011
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$1,106,232	$474,526	$—	$1,580,758
Intercompany revenues	—	3,301	532	(3,833)	—

Total revenues	—	1,109,533	475,058	(3,833)	1,580,758

OPERATING EXPENSES
Cost of sales and services	—	913,322	279,454	(1,600)	1,191,176
Intercompany cost of sales and services	—	1,852	381	(2,233)	—
Selling, general and administrative expenses	18,934	39,403	28,135	—	86,472
Depreciation and amortization expense	388	40,806	49,199	(3)	90,390
Other operating (income)/expense	1,082	(156)	1,854	1	2,781

Operating income (loss)	(20,404)	114,306	116,035	2	209,939
Interest expense, net of capitalized interest	(19,472)	(688)	(40,435)	37,814	(22,781)
Interest income	5,217	6,561	27,283	(37,813)	1,248
Equity in earnings of unconsolidated affiliates	169,682	12,981	(226)	(182,384)	53
Other income/(expense)	—	424	207	—	631

Income before income taxes	135,023	133,584	102,864	(182,381)	189,090
Income tax provision	1,297	(28,955)	(24,612)	—	(52,270)

Net income	136,320	104,629	78,252	(182,381)	136,820
Less: Net income attributable to non-controlling interest	—	—	477	23	500

Net income attributable to Oil States International, Inc.	$136,320	$104,629	$77,775	$(182,404)	$136,320

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Income

	Six Months Ended June 30, 2010
	Oil States		Other
	International,		Subsidiaries		Consolidated Oil
	Inc. (Parent/	Guarantor	(Non-	Consolidating	States International
	Guarantor)	Subsidiaries	Guarantors	Adjustments	Inc.
	(In thousands)

REVENUES
Operating revenues	$—	$753,054	$373,823	$—	$1,126,877
Intercompany revenues	—	18,208	126	(18,334)	—

Total revenues	—	771,262	373,949	(18,334)	1,126,877

OPERATING EXPENSES
Cost of sales and services	—	646,042	234,712	(4,762)	875,992
Intercompany cost of sales and services	—	13,518	54	(13,572)	—
Selling, general and administrative expenses	16,793	38,002	17,541	—	72,336
Depreciation and amortization expense	358	38,149	23,174	(3)	61,678
Other operating (income)/expense	(102)	(263)	(322)	—	(687)

Operating income (loss)	(17,049)	35,814	98,790	3	117,558
Interest expense	(6,499)	(291)	(249)	68	(6,971)
Interest income	—	48	201	(68)	181
Equity in earnings of unconsolidated affiliates	100,050	17,156	—	(117,142)	64
Other income/(expense)	—	950	(380)	—	570

Income before income taxes	76,502	53,677	98,362	(117,139)	111,402
Income tax provision	1,219	(7,318)	(27,280)	—	(33,379)

Net income	77,721	46,359	71,082	(117,139)	78,023
Less: Net income attributable to non-controlling interest	—	—	305	(2)	303

Net income attributable to Oil States International, Inc.	$77,721	$46,359	$70,777	$(117,137)	$77,720

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheets

	June 30, 2011
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$32,161	$12,301	$78,842	$—	$123,304
Accounts receivable, net	1,568	322,722	227,734	—	552,024
Inventories, net	—	490,553	102,126	—	592,679
Prepaid expenses and other current assets	3,305	4,998	21,047	—	29,350

Total current assets	37,034	830,574	429,749	—	1,297,357
Property, plant and equipment, net	1,737	419,410	1,015,594	(27)	1,436,714
Goodwill, net	—	172,257	319,250	—	491,507
Other intangible assets, net	—	32,180	105,781	—	137,961
Long-term intercompany receivables (payables)	757,166	(366,722)	(397,408)	6,964	—
Other noncurrent assets	1,993,171	220,802	11,318	(2,163,776)	61,515

Total assets	$2,789,108	$1,308,501	$1,484,284	$(2,156,839)	$3,425,054

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,234	$193,257	$104,182	$(1)	$315,672
Income taxes	(43,374)	47,519	3,284	—	7,429
Current portion of long-term debt and capitalized leases	181,936	2,437	8,183	—	192,556
Deferred revenue	—	43,166	11,432	—	54,598
Other current liabilities	—	6,241	300	—	6,541

Total current liabilities	156,796	292,620	127,381	(1)	576,796
Long-term debt and capitalized leases	780,005	9,571	95,174	—	884,750
Deferred income taxes	(8,861)	48,699	50,936	—	90,774
Other noncurrent liabilities	10,488	10,321	652	(449)	21,012

Total liabilities	938,428	361,211	274,143	(450)	1,573,332

Stockholders’ equity	1,850,680	947,290	1,209,288	(2,156,578)	1,850,680
Non-controlling interest	—	—	853	189	1,042

Total stockholders’ equity	1,850,680	947,290	1,210,141	(2,156,389)	1,851,722

Total liabilities and stockholders’ equity	$2,789,108	$1,308,501	$1,484,284	$(2,156,839)	$3,425,054

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheets

	December 31, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$(180)	$1,170	$95,360	$—	$96,350
Accounts receivable, net	852	303,771	174,116	—	478,739
Inventories, net	—	429,427	72,008	—	501,435
Prepaid expenses and other current assets	6,243	10,796	6,441	—	23,480

Total current assets	6,915	745,164	347,925	—	1,100,004
Property, plant and equipment, net	1,930	394,335	856,422	(30)	1,252,657
Goodwill, net	—	171,135	304,087	—	475,222
Other intangible assets, net	—	34,894	104,527	—	139,421
Investments in unconsolidated affiliates	1,723,711	200,652	569	(1,918,995)	5,937
Long-term intercompany receivables (payables)	567,560	(50,475)	(524,050)	6,965	—
Other noncurrent assets	33,562	336	8,860	—	42,758

Total assets	$2,333,678	$1,496,041	$1,098,340	$(1,912,060)	$3,015,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$28,650	$202,503	$73,585	$1	$304,739
Income taxes	(31,363)	30,919	5,048	—	4,604
Current portion of long-term debt and capitalized leases	173,122	2,424	5,629	—	181,175
Deferred revenue	—	44,981	15,866	—	60,847
Other current liabilities	—	1,727	1,083	—	2,810

Total current liabilities	170,409	282,554	101,211	1	554,175
Long-term debt and capitalized leases	536,747	9,774	185,211	—	731,732
Deferred income taxes	(10,816)	48,642	43,372	—	81,198
Other noncurrent liabilities	9,432	10,141	837	(449)	19,961

Total liabilities	705,772	351,111	330,631	(448)	1,387,066
Stockholders’ equity	1,627,906	1,144,930	766,848	(1,911,778)	1,627,906
Non-controlling interest	—	—	861	166	1,027

Total stockholders’ equity	1,627,906	1,144,930	767,709	(1,911,612)	1,628,933

Total liabilities and stockholders’ equity	$2,333,678	$1,496,041	$1,098,340	$(1,912,060)	$3,015,999

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Cash Flows

	Six Months Ended June 30, 2011
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:	$(54,893)	$84,969	$66,559	$—	$96,635
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalized interest	(195)	(62,356)	(167,702)	—	(230,253)
Acquisitions of businesses, net of cash acquired	—	(212)	—	—	(212)
Proceeds from (funding of) accounts and notes receivable with affiliates, net	—	(317,224)	317,224	—	—
Other, net	—	(1,241)	391	—	(850)

Net cash provided by (used in) investing activities	(195)	(381,033)	149,913	—	(231,315)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings (repayments), net	(346,742)	—	(81,940)	—	(428,682)
6 1/2% senior notes issued	600,000	—	—	—	600,000
Term loan repayments	(5,000)	—	(2,494)	—	(7,494)
Debt and capital lease payments	(10)	(230)	(347)	—	(587)
Issuance of common stock from share-based payment arrangements	9,792	—	—	—	9,792
Excess tax benefits from share-based payment arrangements	6,198	—	—	—	6,198
Payment of financing costs	(12,640)	—	—	—	(12,640)
Proceeds from (funding of) accounts and notes with affiliates, net	(161,713)	307,523	(145,810)	—	—
Other, net	(2,456)	—	—	—	(2,456)

Net cash provided by (used in) financing activities	87,429	307,293	(230,591)	—	164,131
Effect of exchange rate changes on cash	—	—	(2,399)	—	(2,399)

Net change in cash and cash equivalents from continuing operations	32,341	11,229	(16,518)	—	27,052
Net cash used in discontinued operations operating activities	—	(98)	—	—	(98)
Cash and cash equivalents, beginning of period	(180)	1,170	95,360	—	96,350

Cash and cash equivalents, end of period	$32,161	$12,301	$78,842	$—	$123,304

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statements of Cash Flows

	Six Months Ended June 30, 2010
	Oil States		Other		Consolidated Oil
	International,		Subsidiaries		States
	Inc. (Parent/	Guarantor	(Non-	Consolidating	International,
	Guarantor)	Subsidiaries	Guarantors)	Adjustments	Inc.
	(In thousands)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:	$(38,873)	$48,195	$76,533	$—	$85,855
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalized interest	(250)	(28,456)	(47,371)	—	(76,077)
Other, net	—	1,337	516	—	1,853

Net cash provided by (used in) investing activities	(250)	(27,119)	(46,855)	—	(74,224)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt and capital lease payments	(15)	(198)	(42)	—	(255)
Issuance of common stock from share-based payment arrangements	7,288	—	—	—	7,288
Excess tax benefits from share-based payment arrangements	985	—	—	—	985
Proceeds from (funding of) accounts and notes with affiliates, net	26,887	(20,554)	(6,333)	—	—
Other, net	(1,362)	(1)	—	—	(1,363)

Net cash provided by (used in) financing activities	33,783	(20,753)	(6,375)	—	6,655
Effect of exchange rate changes on cash	—	—	(5,005)	—	(5,005)

Net change in cash and cash equivalents from continuing operations	(5,340)	323	18,298	—	13,281
Net cash used in discontinued operations operating activities	—	(75)	—	—	(75)
Cash and cash equivalents, beginning of period	7,148	148	82,446	—	89,742

Cash and cash equivalents, end of period	$1,808	$396	$100,744	$—	$102,948

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of The MAC Services Group Limited:

We have audited the accompanying consolidated statement of financial position of The MAC Services Group Limited as of June 30, 2010, and the related statements of comprehensive income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company has not presented prior period comparatives because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. Disclosure of comparatives is required by International Financial Reporting Standards as issued by the International Accounting Standards Board.

In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The MAC Services Group Limited at June 30, 2010, and the consolidated results of its operations and its cash flows for the year then ended in conformity with Australian Accounting Standards (including the Australian Accounting Interpretations) and with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/  ERNST & YOUNG

Sydney, Australia
March 17, 2011

The MAC Services Group Limited

STATEMENT OF FINANCIAL POSITION AS AT 30 JUNE 2010

		Consolidated
	Note	2010
		A$000

ASSETS
CURRENT ASSETS
Cash and cash equivalents	9	3,389
Trade and other receivables	10	19,171
Inventories	11	773

TOTAL CURRENT ASSETS		23,333

NON-CURRENT ASSETS
Receivables		1,143
Property, plant and equipment		185,626
Intangible assets		595

TOTAL NON-CURRENT ASSETS		187,364

TOTAL ASSETS		210,697

CURRENT LIABILITIES
Trade and other payables	14	9,758
Interest bearing loans and borrowings	15	609
Income tax payable	6d	1,619
Provisions	16	1,474

TOTAL CURRENT LIABILITIES		13,460

NON-CURRENT LIABILITIES
Interest bearing loans and borrowings	15	41,000
Deferred tax liability	6e	3,368
Provisions	16	118
Derivative financial instruments	17	573

TOTAL NON-CURRENT LIABILITIES		45,059

TOTAL LIABILITIES		58,519

NET ASSETS		152,178

EQUITY
Contributed equity	18	110,448
Retained earnings		41,547
Reserves	19	183

TOTAL EQUITY		152,178

The accompanying notes form part of these financial statements

The MAC Services Group Limited

STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED 30 JUNE 2010

		Consolidated
	Note	2010
		A$000

Rendering of services		82,323
Sale of goods		30,287
Rental revenue		437
Other revenue	4	441

Total revenue		113,488
Changes in inventories of finished goods and work in progress		(91)
Raw materials and consumables used		(23,655)
Depreciation and amortisation expenses	5b	(14,368)
Consultants and advisors		(1,365)
Employee benefits expense	5c	(24,289)
Freight and travel expenses		(1,023)
Rent and occupancy costs		(2,214)
Repairs and maintenance expense		(2,019)
Other expenses		(1,877)
Finance costs	5d	(3,737)

Profit before income tax		38,850

Income tax expense	6a	(11,333)

Profit after income tax		27,517

Other comprehensive income
Unrealised gain from cash flow hedges, net of tax		424

Total comprehensive income for the period		27,941

Earnings per share for profit attributable to ordinary equity holders of the parent Basic earnings per share (cents per share)	8	16.67
Diluted earnings per share (cents per share)	8	16.63

The MAC Services Group Limited

STATEMENT OF CHANGES IN EQUITY FOR YEAR ENDED 30 JUNE 2010

	Contributed	Retained	Option	Hedge
	Equity	Earnings	Reserve	Reserve	Total
	A$000	A$000	A$000	A$000	A$000

CONSOLIDATED
Balance at 1 July 2009	107,743	28,490	339	(825)	135,747

Profit for the year	—	27,517	—	—	27,517
Other comprehensive income	—	—	—	424	424

Total comprehensive income for the period	—	27,517	—	424	27,941

Transactions with owners in their capacity as owners
Issue of ordinary shares	2,705	—	—	—	2,705
Equity settled share based payments	—	—	245	—	245
Dividends	—	(14,460)	—	—	(14,460)

Total transactions with owners	2,705	(14,460)	245	—	(11,510)

Balance at 30 June 2010	110,448	41,547	584	(401)	152,178

The accompanying notes form part of these financial statements.

The MAC Services Group Limited

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 30 JUNE 2010

		Consolidated
	Note	2010
		A$000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers		125,292
Payments to suppliers and employees		(74,189)
Interest received		197
Finance costs		(3,737)
Income tax paid		(8,656)

Net cash provided by operating activities	20a	38,907

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for property, plant and equipment		(15,872)
Proceeds from the sale of property, plant and equipment		232

Net cash used in investing activities		(15,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issue of shares		2,705
Proceeds from borrowings		10,000
Repayment of borrowings		(20,130)
Proceeds from the repayment of share scheme loans		345
Dividends paid		(14,331)

Net cash used in by financing activities		(21,411)

Net increase in cash held		1,856
Cash at beginning of year		1,533

Cash at end of year	9	3,389

The accompanying notes form part of these financial statements.

The MAC Services Group Limited

Notes to the Financial Statements

NOTE 1:	CORPORATE INFORMATION

This financial report of The MAC Services Group Limited (the “Company”) for the year ended 30 June 2010 represents an extract of the previously released annual report authorised for issue on 24 August 2010. This financial report has been authorised for issue in accordance with a resolution of directors on 17 March 2011. All amounts in this report are expressed in Australian dollars.

The MAC Services Group Limited is a company limited by shares incorporated in Australia. The nature of the operations and principal activities of The MAC Services Group Limited and its subsidiaries (together referred to as the “Group”) was the supply of accommodation services to the mining, construction and resource industries.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation

The financial report is a general purpose financial report, which has been prepared in accordance with the requirements of the Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board. The financial report has also been prepared on a historical cost basis, except for derivative financial instruments, which have been measured at fair value. The financial report is presented in Australian dollars and all values are rounded to the nearest thousand dollars (A$000) unless otherwise stated.

The financial report complies with Australian Accounting Standards and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The consolidated financial statements for the year ended June 30, 2010 have been prepared in accordance with IFRS as issued by IASB, except that these consolidated financial statements do not include comparative figures for the prior year as required by AASB 101 Presentation of Financial Statements. The purpose of these consolidated financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X.

b)	New accounting Standards and Interpretations

The Group has adopted the following new and amended Australian Accounting Standards and AASB interpretations as of 1 July 2009:

i) AASB 7 Financial Instruments: Disclosures effective 1 July 2009

The amended Standard requires additional disclosures about fair value measurement. Fair value measurements related to all financial instruments recognised and measured at fair value are to be disclosed by source of inputs using a three level fair value hierarchy, by class. In addition, a reconciliation between the beginning and ending balance for level three fair value measurements is now required, as well as significant transfers between levels in the fair value hierarchy. The change only impacts presentation and disclosure aspects.

ii) AASB 8 Operating Segments effective 1 July 2009

The Group has applied AASB 8 Operating Segments from 1 July 2009. The Group determines and presents operating segments based on the information that is provided internally to the Board of Directors, who are the Group’s chief operating decision makers. Comparative segment information has been re-presented in conformity with the transitional requirements of AASB 8: Segment Reporting. The change only impacts presentation and disclosure aspects.

iii) AASB 101 Presentation of Financial Statements (revised 2007)  effective 1 July 2009

The revised Standard separates owner and non-owner changes in equity. The statement of changes in equity includes only details of transactions with owners, with non-owner changes in equity presented in a

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

reconciliation of each component of equity and included in the new statement of comprehensive income. The statement of comprehensive income presents all items of recognised income and expense. The change only impacts presentation and disclosure aspects.

iv) AASB 123 Borrowing Costs

The revised AASB 123 requires capitalisation of borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset. This is in line with the Group’s previous policy. The Group capitalised A$272,000 of borrowing costs in the current year.

v) AASB 3 Business Combinations (2008) and amended AASB 127 Consolidated and Separate Financial Statements (2008) effective 1 July 2009

The Group has adopted revised AASB 3 Business Combinations (2008) and amended AASB 127 Consolidated and Separate Financial Statements (2008) for business combinations occurring in the financial year starting 1 July 2009. All business combinations occurring on or after 1 July 2009 are accounted for by applying the acquisition method. The change in accounting policy is applied prospectively and had no material impact on earnings.

Accounting Standards and Interpretations issued but not yet effective

Australian Accounting Standards and Interpretations that have recently been issued or amended but are not yet effective and have not been adopted by the Group for the annual reporting period ending 30 June 2010 are outlined below:

AASB 2009-5 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project

The Improvements to IFRS project is an annual process that the IASB has adopted to deal with non-urgent but necessary amendments to IFRS. The amendments result in various accounting changes and terminology or editorial amendments. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 2009-8 Amendments to Australian Accounting Standards — Group Cash-settled Share-based Payment Transactions

The amendment clarifies that if an entity receives goods or services that are cash settled by shareholders not within the group, they are outside the scope of IFRS 2. The amendments become effective for the Group’s 30 June 2011 financial statements. The consolidated entity has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 2009-10 Amendments to Australian Accounting Standards — Classification of Rights Issues [AASB132]

The amendment will provide relief to entities that issue rights (fixed in a currency other than their functional currency), from treating the rights as derivatives with fair value changes recorded in profit or loss. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB Interpretation 19 Extinguishing Financial Liabilities with Equity Instruments

IFRIC 19 clarifies that equity instruments issued to a creditor to extinguish a financial liability are consideration paid in accordance with paragraph 41 of IAS 39 Financial Instruments; Recognition and Measurement. The equity instruments issued are measured at their fair value, unless this cannot be reliably measured, in which case they are measured at the fair value of the liability extinguished. Any

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

gain or loss is recognised immediately in profit or loss. The amendments become effective for the Group’s 30 June 2011 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 9 Financial Instruments

Phase 1 of IFRS 9 will have a significant impact on the classification and measurement of financial assets. The amendments become effective for the Group’s 30 June 2014 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

AASB 124 Related Party Disclosures (Revised)

The definition of a related party has been clarified to simplify the identification of related party relationships, particularly in relation to significant influence and joint control. The amendments become effective for the Group’s 30 June 2012 financial statements. The Group has not yet determined the potential impact of the amendments on the Group’s financial report.

c)	Basis of consolidation

The consolidated financial statements comprise the financial statements of The MAC Services Group Limited and its subsidiaries as at and for the period ended 30 June 2010.

Subsidiaries are all those entities over which the Group has the power to govern the financial and operating policies so as to obtain benefits from their activities. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether a group controls another entity.

The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. In preparing the consolidated financial statements, all intercompany balances and transactions, income and expenses and profit and losses resulting from intra-group transactions have been eliminated in full. Subsidiaries are fully consolidated from the date on which control is obtained by the Group and cease to be consolidated from the date on which control is transferred out of the Group.

The acquisition of subsidiaries is accounted for using the acquisition method of accounting. The acquisition method of accounting involves recognising at acquisition date, separately from goodwill, the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. The identifiable assets acquired and the liabilities assumed are measured at their acquisition date fair value.

The difference between the above items and the fair value of the consideration (including the fair value of any pre-existing investment in the acquiree) is goodwill or a discount on acquisition.

d)	Operating segments

An operating segment is a component of an entity that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity), whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available. This includes start up operations which are yet to earn revenues. Management will also consider other factors in determining operating segments such as the existence of a line manager and the level of segment information presented to the board of directors.

Operating segments have been identified based on the information provided to the chief operating decision makers — being the board of directors.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

The Group aggregates two or more operating segments when they have similar economic characteristics, and the segments are similar in each of the following respects:

i) Nature of the products and services;

ii) Nature of the production processes;

iii) Type or class of customer for the products and services;

iv) Methods used to distribute the products or provide services and if applicable;

v) Nature of the regulatory environment.

Operating segments that meet the quantitative criteria as prescribed by AASB 8 are reported separately. However, an operating segment that does not meet the quantitative criteria is still reported separately where information about the segment would be useful to users of the financial statements.

Information about other business activities and operating segments that are below the quantitative criteria are combined and disclosed in a separate category for ’all other segments’.

e)	Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at bank and in hand and short-term deposits that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

For the purposes of the statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts. Bank overdrafts are included within interest-bearing loans and borrowings in current liabilities on the statement of financial position.

f)	Trade and other receivables

Trade receivables, which generally have 30 day terms, are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less an allowance for impairment.

Collectability of trade receivables is reviewed on an ongoing basis at an operating unit level. Individual debts that are known to be uncollectible are written off when identified. An impairment provision is recognised when there is objective evidence that the Group will not be able to collect the receivable. The amount of the impairment loss is the receivable carrying amount compared to the present value of estimated future cash flows, discounted at the original effective interest rate.

g)	Inventories

Inventories are valued at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. Costs are assigned on the basis of weighted average costs.

h)	Derivative financial instruments and hedging

The Group uses derivative financial instruments to hedge its risks associated with interest rate fluctuations. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value. Derivatives are carried as assets when their fair value is positive and as liabilities when their fair value is negative.

Derivative assets and liabilities are classified as non-current when the remaining maturity is more than twelve months, or current when the remaining maturity is less than twelve months.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Any gains or losses arising from changes in the fair value of derivatives, except for those that qualify as cash flow hedges, are taken directly to profit or loss for the year.

Hedges that meet the strict criteria for hedge accounting are accounted for as follows:

i)	Cash flow hedges

Cash flow hedges are hedges of the Group’s exposure to variability in cash flows that are attributable to a particular risk associated with a recognised asset or liability or to a forecast transaction and that could affect profit or loss. The effective portion of the gain or loss on the hedging instrument is recognised directly in equity, while the ineffective portion is recognised in profit or loss.

Amounts taken to equity are transferred out of equity and included in the measurement of the hedged transaction when the forecast transaction occurs.

At each balance date, the Group measures ineffectiveness. Any ineffective portion relating to interest rate hedges is taken to other expenses in the statement of comprehensive income.

If the forecast transaction is no longer expected to occur, amounts recognised in equity are transferred to the statement of comprehensive income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its designation as a hedge is revoked (due to it being ineffective), amounts previously recognised in equity remain in equity until the forecast transaction occurs.

i)	Non-current assets held for sale

Non-current assets are classified as held for sale and measured at the lower of their carrying amount and fair value less costs to sell if their carrying amount will be recovered principally through a sale transaction instead of use. They are not depreciated or amortised. For an asset to be classified as held for sale, it must be available for immediate sale in its present condition and its sale must be highly probable.

j)	Other financial assets

Financial assets in the scope of AASB 139 Financial Instruments: Recognition and Measurement are categorised as either financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, or available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired or originated.

When financial assets are recognised initially, they are measured at fair value, plus, in the case of assets not at fair value through profit or loss, directly attributable transaction costs.

Recognition and derecognition

All purchases and sales of financial assets are recognised on the date that the Group commits to purchase the asset (trade date). Financial assets are derecognised when the right to receive cash flows from the financial assets has expired or when the entity transfers substantially all the risks and rewards of the financial assets. If the entity neither retains nor transfers substantially all of the risks and rewards, it derecognises the asset if it has transferred control of the assets.

Subsequent measurement

i)	Financial assets at fair value through profit or loss

Financial assets classified as held for trading are included in the category “financial assets at fair value through profit or loss”. Financial assets are classified as held for trading if they are acquired for the purpose of selling in the near term with the intention of making a profit. Derivatives are also classified as held for trading

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

unless they are designated as effective hedging instruments. Gains or losses on financial assets held for trading are recognised in profit or loss and the related assets are classified as current assets in the statement of financial position.

ii)	Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Group’s intention to hold these investments to maturity. They are subsequently measured at amortised cost using the effective interest rate method.

iii)	Loans and receivables

Loans and receivables including loan notes and loans to key management personnel are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortised cost using the effective interest rate method. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than twelve months after balance date, which are classified as non-current.

iv)	Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets, principally equity securities, which are designated as available-for-sale or are not classified as any of the three preceding categories. After initial recognition available-for sale financial assets are measured at fair value with gains or losses being recognised as a separate component of equity until the investment is derecognised or until the investment is determined to be impaired, at which time the cumulative gain or loss previously reported in equity is recognised in profit or loss.

k)	Property, plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials, direct labour, borrowing costs and an appropriate proportion of fixed or variable overheads.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within other income in profit or loss.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the profit and loss during the financial period in which they are incurred.

Depreciation

Depreciation is calculated on the depreciable amount, which is the cost of the asset, or other amount substituted for cost, less its residual value.

Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. Leased assets are depreciated over the

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Land is not depreciated.

The estimated useful lives for the current and comparative periods are as follows:

Depreciation
Class of Fixed Asset	Rate

Buildings	6.7-30%
Plant and equipment	7.5-50%
Leasehold Improvements	20-33%

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

l)	Leases

Leases in terms of which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to the asset. Other leases are operating leases and are not recognised in the Group’s statement of financial position.

m)	Impairment of non-financial assets other than goodwill and indefinite life intangibles

Non-financial assets other than goodwill and indefinite life intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

The Group conducts an annual internal review of asset values, which is used as a source of information to assess for any indicators of impairment. External factors, such as changes in expected future processes, technology and economic conditions, are also monitored to assess for indicators of impairment. If any indication of impairment exists, an estimate of the asset’s recoverable amount is calculated.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are tested for possible reversal of the impairment whenever events or changes in circumstances indicate that the impairment may have reversed.

n)	Goodwill and intangibles

Goodwill

Goodwill acquired in a business combination is initially measured at cost of the business combination being the excess of the consideration transferred over the fair value of the Group’s net identifiable assets acquired and liabilities assumed. If this consideration transferred is lower than the fair value of the net identifiable assets of the subsidiary acquired, the difference is recognised in profit or loss. After initial recognition, goodwill is measured at cost less any accumulated impairment losses.

For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units. Each unit or group of units to which the

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, and is not larger than an operating segment determined in accordance with AASB 8 Operating Segments.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash generating units), to which the goodwill relates.

At each reporting date, the Group performs its impairment testing using the value in use methodology. When the recoverable amount of the cash-generating unit (or group of cash-generating units) is less than the carrying amount, an impairment loss is recognised. When goodwill forms part of a cash-generating unit (group of cash-generating units) and an operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this manner is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Impairment losses recognised for goodwill are not subsequently reversed.

Intangibles

Intangible assets acquired separately or in a business combination are initially measured at cost. The cost of an intangible asset acquired in a business combination is its fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is recognised in profit or loss in the year in which the expenditure is incurred.

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised over their useful life and tested for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively by changing the amortisation period or method, as appropriate, which is a change in accounting estimate. The amortisation expense on intangible assets with finite lives is recognised in profit or loss in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash-generating unit level consistent with the methodology outlined for goodwill above. Such intangibles are not amortised. The useful life of an intangible asset with an indefinite life is reviewed each reporting period to determine whether indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for as a change in an accounting estimate and is thus accounted for on a prospective basis.

o)	Trade and other payables

Trade and other payables are carried at amortised cost and due to their short-term nature they are not discounted. They represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services. The amounts are unsecured and are usually paid within 30 days of recognition.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

p)	Interest bearing loans and borrowings

All loans and borrowings are initially recognised at the fair value of the consideration received less directly attributable transaction costs. After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Fees paid on the establishment of loan facilities that are yield related are included as part of the carrying amount of the loans and borrowings.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least twelve months after the reporting date.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset. All other borrowing costs are expensed in the period they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

q)	Provisions and employee benefits

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the reporting date. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision resulting from the passage of time is recognised in finance costs.

Employee leave benefits

i)	Wages, salaries and annual leave

Liabilities for wages and salaries, including non-monetary benefits, and annual leave expected to be settled within twelve months of the reporting date are recognised in respect of employees’ services up to the reporting date. They are measured at the amounts expected to be paid when the liabilities are settled.

ii)	Long service leave

The liability for long service leave is recognised and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures, and periods of service. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturity and currencies that match, as closely as possible, the estimated future cash outflows.

r)	Share-based payment transactions

The grant date fair value of share-based payment awards granted to employees is recognised as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market vesting conditions are expected to be met, such that the amount ultimately recognised as an expense is based on the number of awards that do not meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

The fair value of the amount payable to employees in respect of share appreciation rights, which are settled in cash, is recognised as an expense, with a corresponding increase in liabilities, over the period that the employees unconditionally become entitled to the payment. The liability is remeasured at each reporting date and at settlement date. Any changes in the fair value of the liability are recognised as personnel expense in profit or loss.

s)	Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

t)	Revenue recognition

Revenue is recognised and measured at the fair value of the consideration received or receivable to the extent it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

i)	Rendering of services

Revenue from the provision of services is recognised when the services are provided or when entitlement exists to accrue the revenue.

ii)	Sale of goods

Revenue from the sale of goods includes food and beverage and other sundry operating revenue. Revenue is recognised when there has been a transfer of risks and rewards to the customer, no further work or processing is required, the quantity and quality of the goods has been determined, the price is fixed and generally title has passed.

iii)  Rental revenue

Rental revenue from investment properties is accounted for on a straight-line basis over the lease term. Contingent rental income is recognised as income in the periods in which it is earned. Lease incentives granted are recognised as an integral part of the total rental income.

iv)	Interest revenue

Revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

u)	Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities based on the current period taxable income. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred income tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Deferred income tax liabilities are recognised for all taxable temporary differences except when the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry-forward of unused tax credits and unused tax losses can be utilised, except when the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxable entity and the same taxation authority.

Tax consolidation legislation

The MAC Services Group Limited and its wholly-owned Australian subsidiaries have formed an income tax consolidated group under tax consolidation legislation. Each entity in the consolidated group recognises its own current and deferred tax assets and liabilities. Such taxes are measured using the ’stand-alone taxpayer’ approach to allocation. Current tax liabilities (assets) and deferred tax assets arising from unused tax losses and tax credits in the subsidiaries are immediately transferred to the head entity.

The consolidated group notified the Australian Tax Office (ATO) that it had formed an income tax consolidated group to apply from 1 July 2006. The tax consolidated group has entered a tax funding arrangement whereby each company in the consolidated group contributes to the income tax payable by the consolidated group in proportion to their contribution to the consolidated group’s taxable income. Differences between the amounts of net tax assets and liabilities derecognised and the net amounts recognised pursuant to the funding arrangement are recognised as either a contribution by, or distribution to the head entity.

v)	Goods and Services Tax (“GST”)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

w)	Earnings per share

The MAC Services Group Limited presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares, which comprise share rights granted to employees.

x)	Significant accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements and estimates on historical experience and on other various factors it believes to be reasonable under the circumstances, the result of which form the basis of the carrying values of assets and liabilities that are not readily apparent from other sources.

Management has identified the following critical accounting policies for which significant judgements, estimates and assumptions are made. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods.

i)	Impairment of non-financial assets other than goodwill and indefinite life intangibles

The Group assesses impairment of all assets at each reporting date by evaluating conditions specific to the Group and to the particular asset that may lead to impairment. These include product and manufacturing performance, technology, economic and political environments and future product expectations. If an impairment trigger exists the recoverable amount of the asset is determined.

ii)	Impairment of goodwill and intangibles with indefinite useful lives

The Group determines whether goodwill and intangibles with indefinite useful lives are impaired at least on an annual basis. This requires an estimation of the recoverable amount of the cash-generating units, using a value in use discounted cash flow methodology, to which the goodwill and intangibles with indefinite useful lives are allocated.

iii)  Share-based payment transactions

The Group measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined with the assistance of an external valuer using a Black Scholes model. The accounting estimates and assumptions relating to equity-settled share-based payments would have no impact on the carrying amounts of assets and liabilities within the next annual reporting period but may impact expenses and equity.

The Group measures the cost of cash-settled share-based payments at fair value at the grant date using the Black-Scholes formula and a Monte-Carlo simulation model, taking into account the terms and conditions upon which the instruments were granted.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 3:	OPERATING SEGMENTS

a)	Identification of reportable segments

The group has identified its operating segments based on the internal reports that are reviewed and used by the board of directors (the chief operating decision makers) in assessing performance and in determining the allocation of resources.

The operating segments are identified by management based on the manner in which the product is sold, the nature of the service provided and the identity of service line manager. Discrete financial information about each of these operating businesses is reported to the board of directors on at least a monthly basis.

The reportable segments are based on aggregated operating segments determined by the similarity of the products produced and sold and/or the services provided, as these are the sources of the Group’s major risks and have the most effect on the rates of return.

b)	Types of products and services

i)	Accommodation Services

The accommodation business provides accommodation and ancillary services to the mining industry in Australia. Ancillary services primarily consist of the supply of meals to guests of the accommodation business.

ii)	Other

Other segment revenue and results relates to the supply of laundry services to our accommodation business and manufacturing services to the mining industry in Australia.

c)	Accounting policies and intersegment transactions

Intersegment pricing is determined on an arm’s-length basis. Segment result and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Elimination adjustments are made to eliminate intersegment revenues from the total consolidated revenues.

d)	Major customers

There are two major customers in the Group’s Accommodation Services segment representing approximately A$25,477,000 or 22.4% and A$17,192,000 or 15.1% of the Group’s total revenues.

e)	Customers and assets by area

The Group’s Accommodation Services and Other segment are managed wholly within Australia. Segment revenue is based on the geographical location of customers, who are wholly within Australia. Segment assets are based on the geographical location of the assets, which are wholly held within Australia.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

	Accommodation		Segment		Consolidated
	Services	Other	Total	Eliminations	Total
	2010	2010	2010	2010	2010
	A$000	A$000	A$000	A$000	A$000

Revenue
Revenue from rendering of services	79,298	3,025	82,323	—	82,323
Revenue from sale of goods	28,808	1,479	30,287	—	30,287
Other revenue	679	199	878	—	878

External segment revenue	108,785	4,703	113,488	—	113,488
Inter-segment revenue	366	1,025	1,391	(1,391)	—

Total segment revenue	109,151	5,728	114,879	(1,391)	113,488
Result
EBITDA	67,502	(2,477)	65,025	(32)	64,993
Depreciation	(13,117)	(973)	(14,090)	—	(14,090)

EBIT	54,385	(3,450)	50,935	(32)	50,903
Corporate Overheads					(8,316)
Financing costs					(3,737)

Profit before income tax					38,850
Income tax expense					(11,333)

Profit after income tax					27,517

Segment assets	202,549	8,148	210,697	—	210,697

Capital expenditure	14,307	1,565	15,872	—	15,872

Segment liabilities	52,294	6,225	58,519	—	58,519

NOTE 4:	OTHER REVENUE

Consolidated
2010
A$000

Interest	197
Other	244

441

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 5:	EXPENSES

a)	Cost of sales	23,746

b)	Depreciation and amortisation included in statement of comprehensive income Depreciation	14,325
	Amortisation of leasehold improvements	43

		14,368

c)	Employee benefits expense
	Wages and salaries	23,172
	Share-based payments expense	245
	Other employee benefits expense	872

		24,289

d)	Finance costs
	Interest expense on financial liabilities	3,737

e)	Rental expense on operating leases
	Minimum lease payments	1,178

NOTE 6:	INCOME TAX

		Consolidated
		2010
		A$000

a)	Income tax expense
	The major components of income tax expense are:
	Current income tax
	Current income tax charge	8,919
	Adjustments in respect of current income tax of previous years	(395)
	Deferred income tax
	Relating to the origination and reversal of temporary differences	2,809

	Income tax expense reported in the statement of comprehensive income	11,333

b)	Amounts charged or credited directly to equity
	Net gain on revaluation of cash flow hedges	182

	Income tax expense reported in equity	182

c)	Numerical reconciliation between aggregate tax expense recognised in the statement of comprehensive income and tax expense calculated per the statutory income tax rate
	Total accounting profit before income tax	38,850

	At the Parent Entity’s statutory income tax rate of 30%	11,655
	Adjustments in respect of current income tax expense of previous years	(395)
	Entertainment	8
	Share based payments	73
	Other	(8)

	Aggregate income tax expense	11,333

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

		Consolidated
		2010
		A$000

d)	Recognised current income tax
	Opening balance	(966)
	Charged to income	(8,919)
	Adjustments in respect of current income tax expense of previous income years	(390)
	Other payments	8,656

	Closing balance	(1,619)

e)	Recognised deferred income tax
	Opening balance	(1,149)
	Charged to income	(2,809)
	Adjustments in respect of current income tax expense of previous income years	772
	Charged to equity	(182)

	Closing balance	(3,368)

	Deferred income tax relates at balance date relates to the following:
	i) Deferred tax asset
	Provisions and accrued expenses	1,104
	Derivatives	172
	Transaction costs on equity issue	410
	Other	124

		1,810

	ii) Deferred tax liabilities
	Property, plant and equipment	5,178

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 7:	DIVIDENDS PAID AND PROPOSED

		Consolidated
		2010
		A$000

a)	Recognised amounts
	Declared and paid during the year:
	Final franked dividend for 2009: A$0.0425 per share franked at a rate of 30%	7,001
	Interim franked dividend for 2010 A$0.045 per share franked at a rate of 30%	7,459

		14,460

b)	Unrecognised amounts
	Final franked dividend for 2010: A$0.0475 per share franked at a rate of 30%	7,883

After reporting date, the above dividends were proposed for approval at the Company’s Annual General Meeting. These amounts have not been recognised as a liability as at 30 June 2010 but will be brought to account subsequent to balance date.

c)	Franking credit balance
	The amount of franking credits available for the subsequent financial year are:
	i) Franking account balance as at the end of the financial year at 30%	9,821
	ii) Franking credits that will arise from the payment of income tax payable as at the end of the financial year	1,619

		11,440
	The amount of franking credits available for future periods:
	i) Impact on the franking account of dividends proposed or declared before the financial report was authorised for issue but not recognised as a distribution to equity holders during the period	(3,378)

		8,062

NOTE 8:	EARNINGS PER SHARE

		Consolidated
		2010
		A$000

a)	Earnings used in calculating earnings per share
	Net profit attributable to ordinary equity holders of the parent	27,517

	Earnings used in the calculation of basic and diluted EPS	27,517

		2010
		‘000

b)	Weighted average number of shares
	Weighted average number of ordinary shares for basic earnings per share	165,053
	Effect of dilution:
	Share rights	401

	Weighted average number of ordinary shares adjusted for the effect of dilution	165,454

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Rights granted under the Long Term Incentive Scheme to employees are considered to be potential ordinary shares and have been included in the determination of diluted earnings per share to the extent they are dilutive.

100,001 options that could potentially dilute basic earnings per share in the future have not been included in the calculation of diluted earnings per share due to being anti-dilutive for the period.

NOTE 9:	CASH AND CASH EQUIVALENTS

Consolidated
2010
A$000

Cash at bank and in hand	3,389

Reconciliation to statement of cash flows
For the purposes of the statement of cash flows, cash and cash equivalents comprise the following at 30 June:
Cash and cash equivalents	3,389

NOTE 10:	TRADE AND OTHER RECEIVABLES

			Consolidated
	Note		2010
			A$000

CURRENT
Trade receivables			19,204
Allowance for impairment loss	10a	)	(767)

			18,437
Prepayments			422
Other receivables			311
Related party receivables:
Other related parties			1

			19,171

NON-CURRENT
Other receivables			35
Share scheme loan			1,108

			1,143

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

a)	Allowance for impairment loss

Trade receivables are non-interest bearing and are generally on 30 day terms. A provision for impairment loss is recognised when there is objective evidence that an individual trade receivable is impaired. An impairment loss of A$767,000 has been recognised by the Group. These amounts have been included in other expenses in the statement of comprehensive income.

Consolidated
2010
A$000

Movements in the provision for impairment loss were as follows:
As at 1 July	219
Charge for the year	915
Receivables written off	(367)

As at 30 June	767

At 30 June, the ageing analysis of trade receivables is as follows:

	Consolidated
	2010
	Gross	Allowance
	A$000	A$000

Not past due	10,419	60
Past due 0-30 days	4,282	46
Past due 31-60 days	1,418	41
Past due 61-90 days	313	9
Past due 90 days	2,772	611

	19,204	767

The carrying amount of receivables past due but not considered impaired are A$8,078,000 for the Group. These comprise customers who have a good debt history and are considered recoverable.

b)	Fair value and credit risk

Due to the short term nature of these receivables, their carrying value is assumed to approximate their fair value. The maximum exposure to credit risk is the fair value of receivables. Collateral is not held as security, nor is it the Group’s policy to transfer (on-sell) receivables to special purpose entities.

NOTE 11:	INVENTORIES

Consolidated
2010
A$000

CURRENT
Consumables	773

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 12:	PROPERTY, PLANT AND EQUIPMENT

Consolidated
2010
A$000

Total freehold land at cost	10,540
Buildings at cost	204,845
Less: accumulated depreciation	(37,684)

Total buildings	167,161

Total land and buildings	177,701

Leasehold improvements
Leasehold improvements at cost	174
Less: accumulated amortisation	(154)

Total leasehold improvements	20

Plant and equipment
Plant and equipment at cost	16,451
Less: accumulated depreciation	(9,643)

6,808

Leased plant and equipment
Capitalised lease assets	1,814
Less: accumulated depreciation	(717)

1,097

Total property, plant and equipment	185,626

a)	Reconciliation of carrying amounts at the beginning and end of the period

	Consolidated
	Freehold		Leasehold	Plant and Equipment
	Land	Buildings	Improvements	Owned	Leased	Total
	A$000	A$000	A$000	A$000	A$000	A$000

At 30 June 2009 net of accumulated depreciation	5,159	169,754	56	6,639	1,382	182,990
Additions	4,135	9,528	7	2,175	27	15,872
Disposals	—	(12)	—	(83)	(19)	(114)
Depreciation charge for the year	—	(12,109)	(43)	(1,923)	(293)	(14,368)
Transfer from assets held for sale	1,246	—	—	—	—	1,246

At 30 June 2010 net of accumulated depreciation	10,540	167,161	20	6,808	1,097	185,626

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 13:	INTANGIBLE ASSETS

Consolidated
2010
A$000

Goodwill at cost	554
Licences at cost	41

595

a)	Reconciliation of carrying amounts at the beginning and end of the period

	Consolidated
	Goodwill	Licences
	A$000	A$000

Year ended 30 June 2010
At 1 July 2009 net of accumulated amortisation and impairment	554	48
Additions	—	—
Disposals	—	(7)

At 30 June 2010 net of accumulated amortisation and impairment	554	41

b)	Impairment tests for goodwill and intangibles with indefinite useful lives

Goodwill acquired through business combinations and licences have been allocated to and are tested at the level of groups of cash generating units at which goodwill is monitored. The Group has two cash generating units being accommodation services and laundry services.

2010
A$000

Accommodation services	82

Laundry services	513

595

The recoverable amount of the cash generating units are determined based on a value in use calculation using cash flow projections as at 30 June 2010 based on financial budgets approved by management.

The pre-tax risk-adjusted discount rate applied to these projections is 14.7%.

The long-term growth rate used to extrapolate cash flows beyond the budget period is 4.0% for Accommodation services and 2.9% for Laundry services.

With regard to the assessment of the value in use of each cash generating unit, management believe that no reasonable possible change in any of the above key assumptions would cause the carrying value of the cash generating unit to materially exceed its recoverable amount.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 14:	TRADE AND OTHER PAYABLES

Consolidated
2010
A$000

CURRENT
Trade payables	5,915
Other payables and accrued expenses	3,843
Income received in advance	—

9,758

Fair value

Due to the short-term nature of these payables, their carrying value is assumed to approximate their fair value.

NOTE 15:	INTEREST BEARING LOANS AND BORROWINGS

Consolidated
2010
A$000

CURRENT
Secured liabilities
Lease liability	609

NON-CURRENT
Secured liabilities
Bank loan	40,729
Lease liability	271

41,000

a)	Fair values

The carrying amounts of the Group’s current and non-current borrowings approximate their fair value.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

b)	Assets pledged as security

The carrying amounts of assets pledged as security for current and non-current interest-bearing liabilities are:

		Consolidated
	Note	2010
		A$000

CURRENT
Floating charge
Cash and cash equivalents	9	3,389
Trade and other receivables	10	19,171
Inventories	11	773
First mortgage Land held for resale		—

Total current assets pledged as security		23,333

NON-CURRENT
First mortgage
Freehold land and buildings	12	177,701
Finance lease
Leased plant and equipment	12	1,097
Floating charge
Receivables	10	1,143
Other property, plant and equipment		6,828
Intangible assets	13	595

Total non-current assets pledged as security		187,364

Total assets pledged as security		210,697

The bank loan is secured by a registered first mortgage over the freehold properties and a floating charge over all assets of the Group and the Company. The covenants within the bank loans require that, the ratio of debt to EBITDA not exceed 2.5:1, the ratio of EBITDA to interest of not less than 4.0:1, and a gearing ratio of not more than 0.5:1. Lease liabilities are secured over the relevant financed asset.

c)	Defaults and breaches

During the current and prior years, there were no defaults or breaches on any of the loans.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 16:	PROVISIONS

Consolidated
2010
A$000

CURRENT
Warranties	—
Manufacturing contracts	—
Re-structuring costs	—
Annual leave	1,420
Long service leave	54

1,474

NON-CURRENT
Long service leave	118

a) Analysis of total provisions
Current	1,474
Non-current	118

1,592

b)	Movements in provisions

Movements in each class of provision during the financial year, other than provisions relating to employee benefits, are set out below:

	Consolidated
		Manufacturing	Restructuring
	Warranties	Contracts	Costs	Total
	A$000	A$000	A$000	A$000

At 1 July 2009	183	900	431	1,514
Utilised	—	(900)	(431)	(1,331)
Unused amounts reversed	(183)	—	—	(183)

At 30 June 2010	—	—	—	—

Provision for Warranties

A provision has been recognised for warranty claims relating to manufactured buildings sold where a twelve-month warranty exists. In calculating the present value of future cash flows in respect of warranty claims, the probability of claims and the amount of the claim has been based upon industry norms in the absence of historical data.

Provision for Manufacturing Contracts

A provision has been recognised for the present value of projected cash outflows in excess of projected cash inflows for manufacturing commitments at the end of the financial period.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Provision for Restructuring Costs

A provision for restructuring costs has been recognised for the costs associated with the projected cash outflows associated with a reorganisation that was resolved to occur during the financial year ended 30 June 2009.

NOTE 17:	DERIVATIVE FINANCIAL INSTRUMENTS

Consolidated
2010
A$000

NON-CURRENT LIABILITIES
Interest rate swap contracts — cash flow hedges	573

Interest-bearing loans of the Group currently bear an average variable interest rate of 7%. In order to protect against rising interest rates the Group has entered into interest rate swap contract under which it has a right to receive interest at variable rates and to pay interest at fixed rates. Swaps in place cover approximately 61% of the principal outstanding. The settlement date of the swap contract approximately corresponds with interest payment dates of borrowings.

The swaps are matched directly against the appropriate loan and interest expense and as such are considered highly effective. They are settled on a net basis. The swaps are measured at fair value and all gains and losses attributable to the hedged risk are taken directly to equity and re-classified into profit or loss when the interest expense is recognised.

At 30 June, the applicable interest rate, notional principal amounts and period of expiry of the interest rate swap contracts are as follows:

Effective Average
Interest Rate
Payable
Consolidated
2010
%

1-2 years	9.00

Notional Principal
Consolidated
2010
A$000

1-2 years	25,000

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 18:	CONTRIBUTED EQUITY

Consolidated
2010
A$000

165,966,692 fully paid ordinary shares	110,448

a)	Movement in ordinary shares on issue

Balance at beginning of year	107,743
Shares issued:
i) 1,229,674 on exercise of options under Employee Share Option Plan	2,705
ii) Nil as part of equity raising	—
Associated transaction costs	—

Balance at end of year	110,448

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.

b)	Capital risk management

When managing capital, management’s objective is to ensure the entity continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders. Management also aims to maintain a capital structure that ensures the lowest cost of capital available to the entity.

Management effectively manages the Group’s capital by assessing the Group’s financial risks and adjusting its capital structure in response to changes in these risks and in financial markets These responses include the management of debt levels, distributions to shareholders and share issues.

During 2010, management paid dividends of A$14,460,000. Management target for future dividend payments are 55% of net profit after tax. There have been no changes in the strategy adopted by management to control the capital of the Group since the prior year. This strategy is to target a leverage ratio where gross debt does not exceed 2.5 times EBITDA, and a gearing ratio of 50%. This target gearing ratio is a long-term objective, and the Group remains well below this debt sizing criteria.

Management monitors capital through the gearing ratio (net debt / total capital). The gearing ratios at balance date were as follows:

		Consolidated
	Note	2010
		A$000

Total borrowings	15	41,609
Less cash and cash equivalents	9	(3,389)

Net debt		38,220
Total equity		152,178

Total capital		190,398

Gearing ratio		20.07%

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 19:	RESERVES

Consolidated
2010
A$000

Option reserve	584
Hedge reserve	(401)

183

Option reserve

The option reserve is used to record the value of share based payments provided to employees, including Key Management Personnel as part of their remuneration.

Hedge reserve

The hedge reserve records the portion of the gain or loss on a hedging instrument in a cash flow hedge that is determined to be an effective hedge.

NOTE 20:	CASH FLOW STATEMENT RECONCILIATION

Consolidated
2010
A$000

a) Reconciliation of net profit after tax to net cash flows from operations
Net profit	27,517
Adjustments for:
Depreciation	14,325
Amortisation	43
Net profit on disposal of property, plant and equipment	(107)
Share-based payments expense	245
Interest on share scheme loans	(133)
Changes in assets and liabilities:
Decrease in trade and other receivables	807
Increase in inventories	(90)
Decrease in trade and other payables	(4,849)
Decrease in provisions	(1,542)
Increase in current tax liability	653
Increase in deferred taxes payable	2,038

Cash flows from operations	38,907

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

NOTE 21:	RELATED PARTY DISCLOSURES

a)	Subsidiaries

The consolidated financial statements include the financial statements of The MAC Services Group Limited and the subsidiaries listed in the following table.

				% Equity
			Country of	Interest
Name	Note		Incorporation	2010

The MAC Linen Pty Ltd			Australia	100
The MAC Travel Pty Ltd	(i	)	Australia	—
MSL Nominees Pty Ltd			Australia	100
MSL Nominees (Karratha) Pty Ltd			Australia	100
The MAC Middlemount Property Trust			Australia	100
The MAC Muswellbrook
Property Trust	(ii	)	Australia	100
The MAC Wandoan Property Trust			Australia	100
The MAC Middlemount
Property Trust			Australia	100
The Karratha Property Trust			Australia	100

(i)	The MAC Travel Pty Ltd was disposed on 31 October 2009.

(ii)	The Muswellbrook Property Trust previously known as The Mackay Property Trust.

b)	Ultimate parent

The ultimate parent of The MAC Services Group Limited at 30 June 2010 is Marley Holdings Pty Limited which owns 52.15% of the ordinary shares.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Consolidated
2010
A$000

c) Transactions with related parties
Transactions between related parties are on normal commercial terms and conditions no more favourable than those available to other parties unless otherwise stated:
Purchases made by the Group with other related parties:
JLM Transport & Logistics Pty Ltd (“JLM”)
A shared services agreement for shared premises and a transport services arrangement exists between The MAC Services Group Ltd and JLM, a company owned by Marley Holdings Pty Ltd of which Mr MK & KW Maloney have control and a beneficial interest	894
Tulla Group Pty Limited
A shared services agreement exists between The MAC Services Group Ltd and Tulla Group Pty Ltd. Mr MK & KW Maloney control and have a beneficial interest in Tulla Group Pty Ltd	7
Taylors Solicitors
Fees for legal services and advice were paid to Taylors Solicitors, a firm of which Mr JC Taylor is a partner	35
Fish’n’Fresh Delites
The supply of goods by Fish’n’Fresh Delites to The MAC Services Group Ltd. Fish’n’Fresh Delites is an entity of which Mr MK & Mr KW Maloney have an interest	195

NOTE 22:	KEY MANAGEMENT PERSONNEL

a)	Key management personnel summary

The following were the key management personnel of the Group at any time during the reporting period and unless otherwise indicated were key management personnel for the entire period.

Key Management Person	Position

Kevin W Maloney	Chairman
Daryl W Corsie	Director — Non Executive
John C Taylor	Director — Non Executive
Terrence J Strapp	Director — Non Executive
Mark K Maloney	Director — Executive
Andrew W Maloney	Alternate Director — Chief Development Officer
Stephen L Law	Company Secretary & General Counsel
Richard H Saunders	Chief Financial Officer (retired 11 January 2010)
Peter L McCann	Chief Financial Officer (appointed 11 January 2010)
Christopher H Jury	Chief Operating Officer
Rod Cunningham	General Manager — Operations (retired 30 August 2009)
Lesley Jolly	Executive General Manager — Human Resources
Rachel Maloney	Executive General Manager — Marketing & Communications (appointed to the Executive Committee on 1 July 2009)

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

b)  Compensation for key management personnel

Consolidated
2010
A$

Short-term employee benefits	3,019,145
Post-employment benefits	210,691
Share based payment	146,360

3,376,196

c)	Option and right holdings of key management personnel — consolidated

						Total
				Net	Balance at	Vested	Exercisable	Not
	Balance at 1	Granted as	Options	Change	30 June	30 June	30 June	Exercisable
Directors	July 2009	Remuneration*	Exercised	Other**	2010	2010	2010	30 June 2010

Kevin W Maloney	100,000	—	(100,000)	—	—	—	—	—
Daryl W Corsie	83,334	—	(83,334)	—	—	—	—	—
John C Taylor	66,667	—	(66,667)	—	—	—	—	—
Terrence Strapp	133,334	—	—	(66,667)	66,667	—	—	66,667
Mark K Maloney	66,667	156,960	(66,667)	—	156,960	—	—	156,960
Andrew W Maloney	100,000	62,163	(100,000)	—	62,163	—	—	62,163
Executives
Stephen L Law	100,000	—	(100,000)	—	—	—	—	—
Richard H Saunders	100,000	—	—	(100,000)	—	—	—	—
Peter M McCann	—	26,115	—	—	26,115	—	—	26,115
Christopher H Jury	100,000	66,655	(100,000)	—	66,655	—	—	66,655
Lesley Jolly	—	28,136	—	—	28,136	—	—	28,136
Rachel Maloney	33,334	14,233	(33,334)	—	14,233	—	—	14,233

	883,336	354,262	(650,002)	(166,667)	420,929	—	—	420,929

*	Granted as Remuneration reflected above includes rights granted under the Executive Long Term Incentive Plan.

**	Net Change Other reflected above includes those options that have been forfeited/lapsed by holders during the year under review.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

d)	Shareholdings of key management personnel — consolidated

Ordinary shares held in The MAC Services Group Limited (number)

			On	Net
	Balance at	Received as	Exercise of	Change	Balance at
	1 July 2009	Compensation	Options	Other**	30 June 2010

Directors
Kevin W Maloney*	*86,655,556	—	100,000	—	86,755,556
Daryl W Corsie	195,834	—	83,334	(20,000)	259,168
John C Taylor	164,167	—	66,667	—	230,834
Terrence J Strapp	50,000	—	—	—	50,000
Mark K Maloney*	*86,709,723	—	66,667	—	86,776,390
Andrew W Maloney*	*87,093,056	—	100,000	—	87,193,056
Executives
Stephen L Law	556,904	—	100,000	(236,904)	420,000
Richard H Saunders	162,500	—	—	(162,500)	—
Christopher H Jury	200,000	—	100,000	(300,000)	—
Rachel Maloney	208,334		33,334	—	241,668

	88,884,962	—	650,002	(719,404)	88,815,560

*	Includes shares held by Marley Holdings Pty Limited. All totals include one entry for Marley Holdings Pty Limited. The affected holdings are noted with an asterisk above.

**	Net Change Other refers to shares purchased or sold during the financial year.

e)	Loans to key management personnel

i) Details of aggregates of loans to key management personnel are as follows:

Balance at
	Beginning of	Interest	Interest Not		Balance at	Number of
	Period	Charged	Charged	Write-Off	End of Period	Individuals
	A$000	A$000	A$000	A$000	A$000

2010	854	133	—	—	790	5

Loans made to key management personnel relate to the issue of options under the Employee Share Option Plan.

ii) Details of key management personnel with loans above A$100,000 in the reporting period are as follows

						Loans Highest
	Balance at	Interest	Interest Not		Balance at	Balance During
	1 July 2009	Charged	Charged	Write-Off	30 June 2010	the Period
	A$000	A$000	A$000	A$000	A$000	A$000

Directors
Andrew W Maloney	350	39	—	—	350	350
Executives
Stephen L Law	204	18	—	—	160	204
Christopher H Jury	160	—	—	—	—	160

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

(iii) Terms and conditions of loans to key management personnel

Loans to key management personnel are unsecured and incurred interest at 11.25% per annum payable half-yearly in arrears.

NOTE 23:	SHARE-BASED PAYMENTS

a)	Employee Share Option Plan — consolidated

i)	Terms of the Employee Share Option Plan

1) On 12 April 2007, 4,575,057 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round was exercisable between 15 March 2008 and 11 April 2008 at an exercise price of A$1.80 each. The second round was exercisable between 15 March 2009 and 11 April 2009 at an exercise price of A$2.05 each. The third round is exercisable between 15 March 2010 and 11 April 2010 at an exercise price of A$2.20 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

2) On 25 September 2007, 100,002 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round is exercisable between 13 September 2008 and 10 October 2008 at an exercise price of A$2.82 each. The second round is exercisable between 13 September 2009 and 10 October 2009 at an exercise price of A$3.21 each. The third round is exercisable between 13 September 2010 and 10 October 2010 at an exercise price of A$3.45 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

3) On 27 November 2007, 1,150,005 share options were granted to Directors by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round was exercisable between 15 March 2008 and 11 April 2008 at an exercise price of A$1.80 each. The second round is exercisable between 15 March 2009 and 11 April 2008 at an exercise price of A$2.05 each. The third round is exercisable between 15 March 2010 and 11 April 2010 at an exercise price of A$2.20 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

4) On 27 November 2007, 200,001 share options were granted to employees by the Company under the Employee Share Option Plan to take up ordinary shares in three rounds at different exercise prices. Each round granted the option to take up one-third of these shares. The first round is exercisable between 13 September 2008 and 10 October 2008 at an exercise price of A$2.82 each. The second round is exercisable between 13 September 2009 and 10 October 2009 at an exercise price of A$3.21 each. The third round is exercisable between 13 September 2010 and 10 October 2010 at an exercise price of A$3.45 each. The options have no voting rights and are not transferable and at balance date no share options were redeemable.

ii)	Option pricing model

The fair value of options is ascertained using a Black-Scholes pricing model taking into account the terms and conditions upon which the options were granted. Options granted under the Employee Share Option plan are equity settled.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

iii)  Movement in the number of share options held by employees under the Employee Share Option Plan

	2010	2010
	No.	WAEP

Outstanding at the
beginning of the year	1,678,684	2.33
Exercised during the year	(1,229,674)	2.20
Lapsed during the year	(349,009)	2.20

Outstanding at the end of the year	100,001	3.45

The options outstanding at 30 June 2010 had an exercise price of A$3.45 and a remaining contractual life of 0.16 years. No options were issued during the year.

b)	Executive Long Term Incentive Plan

i)	Terms of the Executive Long Term Incentive Plan

On 1 July 2009, the Group implemented the Executive Long Term Incentive Plan (“LTI Plan”) for its senior executives. Under the LTI plan, senior executives receive rights equal to a proportion of the senior executive total fixed remuneration at the time of issue divided by the volume weighted average share price as set out in the LTI Plan documentation. The relevant volume weighted average price for the issue on 1 July 2009 was A$1.66.

A senior executive will only acquire any legal title or interest to ordinary shares in the Company that may vest in accordance with the LTI Plan rules. An allocation of rights to a senior executive will vest over a three year period (the performance period) or on cessation of the senior executive’s employment with the Group and will be subject to the following performance hurdles:

TSR Performance Hurdle

50% of the rights received by each senior executive will be subject to the TSR Performance Hurdle. TSR measures the change in share price plus dividends reinvested during the performance period. The Company’s TSR is benchmarked against a Comparator Group comprising constituents of the S&P/ASX 300 at the date of allocation of rights to the senior executive.

The proportion of the TSR performance hurdle available to vest in respect of a particular allocation will be:

TSR Relative to the Comparator Group
Over the Performance Period	% of TSR Grant Vesting

Less than the 51st percentile	0%
At the 51st percentile	50%
Above the 51st percentile and less than the 75th percentile	Pro rata between 50% and 100%
At or above the 75th percentile	100%
At or above the 90th percentile	120% (additional 20% rights allocated)

EPS Performance Hurdle

50% of the rights received by each senior executive will be subject to the EPS Performance Hurdle. EPS is the basic earnings per share calculated under Australian Accounting Standards, adjusted for any non-recurring or non-trading items, at the discretion of the Board. EPS growth is measured as the annual compound

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

increase in EPS over the performance period. The proportion o the TSR performance hurdle available to vest in respect of a particular allocation will be:

Compound EPS Growth Over the
Performance Period	% of EPS Grant Vesting

Less than 8%	0%
8%	50%
More than 8% and up to 12%	Pro rata between 50% and 100%
12% and up to 15%	100%
15% or greater	120% (additional 20% rights allocated)

ii)	Option pricing model

Rights allocated under the Executive Long Term Incentive Plan and attaching to the EPS performance hurdle were valued using a Black-Scholes option valuation model. The rights allocated under the Executive Long Term Incentive Plan and attaching to the TSR performance hurdle were valued using a Monte-Carlo simulation model.

Rights granted under the Executive Long Term Incentive Plan are equity settled.

iii)  Movement in the number of rights held by employees under the Executive Long Term Incentive Plan

2010
No.

Outstanding at the beginning of the year	—
Granted during the year	401,276

Outstanding at the end of the year	401,276

NOTE 24:	COMMITMENTS

a)	Leasing commitments

The Group has entered into commercial property leases. These leases have an average life of between two and five years. Options exist to renew these leases at the end of the lease term. The leases allow for subletting of all lease areas.

Future minimum rentals payable under non-cancellable operating leases are as follows:

Consolidated
2010
A$000

Within one year	996
After one year but not more than five years	332

1,328

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

b)	Finance lease and hire purchase commitments

The Group has entered into a number of hire purchase agreements on equipment. These leases have an average life of between three and five years with option to purchase clauses.

		Consolidated
	Note	2010
		A$000

Within one year		651
After one year but not more than five years		279

Total minimum lease payments		930
Less amounts representing finance charges		(50)

Present value of minimum lease payments		880

Included in the financial statements as:
Current interest bearing loans and borrowings	16	609
Non-current interest bearing loans and borrowings	16	271

		880

c)	Commitments relating to capital expenditure

The Company and Group have contractual obligations principally relating to labour and materials for the construction of new accommodation units as follows:

Consolidated
2010
A$000

Capital expenditure commitments contracted for:
Within one year	1,987

NOTE 25:	CONTINGENCIES

Consolidated
2010
A$000

Estimates of the potential financial effect contingent liabilities that may become payable:
Secured:
Guarantee provided by the Company’s bankers supported by a floating charge over the Company and the Consolidated Group’s assets for the performance of lease obligations	1,189

Unsecured:
NIL	—

NOTE 26:	FINANCIAL RISK MANAGEMENT OBJECTIVES AND PRINCIPLES

The Group’s principal financial instruments comprise receivables, payables, bank loans, finance leases, cash and short-term deposits and derivatives.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Risk exposures and responses

The Group’s activities expose it to a variety of financial risks being market risk (including fair value and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group.

The Group uses derivative financial instruments such as interest rate swaps to hedge certain risk exposures. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, and other price risks, and ageing analysis for credit risk.

Risk management is carried out by the Audit Committee under policies approved by the Board of Directors. The Audit Committee identifies, evaluates and hedges financial risks in co-operation with the operating units. The Board provides written principles for overall risk management, as well as policies covering specific areas, such as interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

The Audit Committee’s overall risk management strategy seeks to assist the Group in meeting its financial targets, whilst minimizing potential adverse effects on financial performance.

i)	Interest rate risk

The Group’s exposure to market interest rates relates primarily to the Group’s long-term debt obligations. The level of debt is disclosed in note 15.

At balance date, the Group had the following mix of financial assets and liabilities exposed to Australia variable interest rate risk that are not designated as cash flow hedges:

Consolidated
2010
A$000

Financial assets
Cash and cash equivalents	3,389
Share scheme loan	1,108
Financial liabilities
Bank loans*	(15,729)

Net exposure	(11,232)

*	Bank loans disclosed above exclude borrowings at a fixed rate under the interest rate swap of A$25,000,000.

Interest rate swap contracts outlined in note 17, with a fair value of A$573,000 are exposed to fair value movements if interest rates change.

The Group’s policy is to manage its finance costs using a mix of fixed and variable rate debt. The Group’s policy is to maintain a portion of its borrowings at fixed rates which are carried at amortised cost and it is acknowledged that fair value exposure is a byproduct of the Group’s attempt to manage its cash flow volatility arising from interest rate changes. To manage this mix in a cost-efficient manner, the Group enters into interest rate swaps, in which the Group agrees to exchange, at specified intervals, the difference between fixed and variable rate interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge underlying debt obligations. At 30 June 2010, after taking into account the effect of interest rate swaps, approximately 61% of the Group’s borrowings are at a fixed rate of interest.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

The following sensitivity analysis is based on the interest rate risk exposures in existence at the reporting date. At 30 June 2010, if interest rates had moved, as illustrated in the table below, with all other variables held constant, post tax profit and other comprehensive income would have been affected as follows:

Consolidated
2010
A$000

Change in post tax profit
+1% (100 basis points)	86
−1% (100 basis points)	(86)
Change in other comprehensive income
+1% (100 basis points)	210
−1% (100 basis points)	(214)

The movements in net profit are due to higher/lower interest costs from variable rate debt and cash balances. The movement in other comprehensive income is due to an increase/decrease in the fair value of derivative instruments designated as cash flow hedges.

In performing the interest rate sensitivity analysis the Group has considered reasonably possible movements in interest rates based on the Group’s current credit rating, relationships with financial institutions, the level of debt that is expected to be renewed as well as economic forecast expectations. A price sensitivity of derivatives has been based on a reasonably possible movement of interest rates at balance dates by applying the change as a parallel shift in the forward curve.

ii)	Foreign currency risk

The Group is not exposed to any material foreign currency risk as it currently operates in one geographical location.

iii)  Price risk

The Group is not exposed to any commodity and equity security price risk.

iv)	Credit risk

Credit risk arises from the financial assets of the Group, which comprise cash and cash equivalents, trade and other receivables, derivative instruments and the granting of financial guarantees. The Group’s exposure to credit risk arises from potential default of the counterparty, with a maximum exposure equal to the carrying amount of the financial assets (as outlined in each applicable note) as well as A$1,189,000 in relation to financial guarantees granted. The Group does not hold any credit derivatives to offset its credit exposure.

The Group trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Group’s policy to securitize its trade and other receivables. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures including an assessment of their independent credit rating, financial position, past experience and industry reputation. Receivable balances are monitored on an ongoing basis with the result that the Group’s experience of bad debts has not been significant. The Group has two major customers, disclosed in Note 3, resulting in a concentration of credit risk.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Credit quality of financial assets is detailed below (consolidated):

	Equivalent S&P Rating		Internally Rated
			Closely
	A+ and	Not Externally	Monitored	No Default
	Above	rated	Customers	Customers	Total
	A$000	A$000	A$000	A$000	A$000

30 June 2010
Current financial assets
Cash and cash equivalents	3,389	—	—	—	3,389
Trade and other receivables	—	—	941	18,230	19,171

	3,389	—	941	18,230	22,560

Non-current financial assets
Receivables	—	1,143	—	—	1,143

v)	Liquidity risk

Liquidity risk arises from the financial liabilities of the Group and the Group’s subsequent ability to meet their obligations to repay their financial liabilities as and when they fall due.

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank overdrafts, bank loans, finance leases and committed available credit lines. The Group manages its liquidity risk by monitoring the total cash inflows and outflows expected on a weekly basis.

The following liquidity risk disclosures reflect all contractually fixed pay-offs, repayments and interest resulting from recognised financial liabilities and financial guarantees as at balance date. For the other obligations the respective undiscounted cash flows for the respective upcoming fiscal years are presented. The timing of cash flows for liabilities is based on the contractual terms of the underlying contract.

However, where the counterparty has a choice of when the amount is paid, the liability is allocated to the earliest period in which the Group can be required to pay. When the Group is committed to make amounts available in instalments, each instalment is allocated to the earliest period in which the Group is required to pay. For financial guarantee contracts, the maximum amount of the guarantee is allocated to the earliest period in which the guarantee can be called.

The risk implied from the values shown in the table below, reflects a balanced view of cash inflows and outflows of financial instruments. Leasing obligations, trade payables and other financial liabilities mainly originate from the financing of assets used in the Group’s ongoing operations such as property, plant, equipment and investments in working capital (e.g., inventories and trade receivables).

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Liquid assets comprising cash and receivables are considered in the Group’s overall liquidity risk. The Group ensures that sufficient liquid assets are available to meet all the required short term cash payments.

	Carrying	Contractual
Consolidated	Amount	Cash Flows	<6 Months	6-12 Months	1-5 Years
	A$000	A$000	A$000	A$000	A$000

30 June 2010
Liquid financial assets
Cash and cash equivalents	3,389	3,389	3,389	—	—
Trade and other receivables	19,546	19,546	18,598	—	948
Non-derivative financial liabilities
Trade and other payables	(9,758)	(9,758)	(9,758)	—	—
Interest bearing borrowings	(41,609)	(48,745)	(1,738)	(1,733)	(45,274)
Financial guarantees	—	(1,189)	(1,189)	—	—
Derivative financial liabilities
Interest rate swap contracts	(573)	(586)	(202)	(202)	(182)

	(29,005)	(37,343)	9,100	(1,935)	(44,508)

It is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.

vi)	Fair value

The Group uses various methods in estimating the fair value of a financial instrument. The methods comprise:

i) Level 1 — the fair value is calculated using quoted prices in active markets.

ii) Level 2 — the fair value is estimated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices).

iii) Level 3 — the fair value is estimated using inputs for the asset or liability that are not based on observable market data.

The fair value of the financial instruments as well as the methods used to estimate the fair value are summarised in the table below.

Consolidated	Level 1	Level 2	Level 3	Total
	A$000	A$000	A$000	A$000

30 June 2010
Financial liabilities
Derivative instruments	—	573	—	573

For financial instruments not quoted in active markets, the Group uses valuation techniques such as present value techniques, comparison to similar instruments for which market observable prices exist and other relevant models used by market participants. These valuation techniques use both observable and unobservable market inputs.

Financial instruments that use valuation techniques with only observable market inputs or unobservable inputs that are not significant to the overall valuation include interest rate swaps.

The fair values of other investments that do not have an active market are based on valuation techniques using market data that is not observable.

The MAC Services Group Limited

Notes to the Financial Statements — (Continued)

Transfer between categories

There were no transfers between Level 1, Level 2 and Level 3 categories during the year.

NOTE 27:	EVENTS AFTER BALANCE SHEET DATE

Subsequent to year end, on 30 December 2010 Oil States International, Inc. (NYSE;OIS) acquired The MAC Services Group Limited. All shares of The MAC Services Group Limited were transferred to a wholly owned subsidiary of Oil States. The Company became a private company and its name changed to The MAC Services Group Pty Ltd.

Other than the matter noted above, the Group has not entered into any material transactions, nor had any items, matters or circumstances that have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the Group, the results of those operations, or the state of affairs of the Group in future financial years.

NOTE 28:	AUDITORS’ REMUNERATION

The auditor of The MAC Services Group Limited from 1 July 2009 is Ernst & Young.

Consolidated
2010
A$

Remuneration of the auditor of the parent entity for:
Audit and review of financial reports	118,450
Remuneration of the auditor of the parent entity for:
Taxation services	8,000
Consulting and advisory services	222,724

349,174

NOTE 29:	PARENT ENTITY INFORMATION

The following information relates to The MAC Services Group Limited, the parent entity:

2010
A$000

Current assets	22,737
Total assets	212,597
Current liabilities	13,153
Total liabilities	58,239
Issued capital	110,448
Retained earnings	43,727
Option reserve	584
Hedge reserve	(401)

Total shareholders’ equity	154,358

Profit of the parent entity	27,561

Total comprehensive income of the parent entity	27,985

All guarantees, contingent liabilities and contractual commitments for the acquisition of property, plant and equipment, as disclosed in notes 24 and 25 for the Group, relate wholly to the parent entity.

The MAC Services Group Limited

STATEMENT OF COMPREHENSIVE INCOME FOR EACH OF THE SIX MONTH PERIODS
ENDED 31 DECEMBER 2010 AND 2009

	31 Dec 2010		31 Dec 2009
	A$000		A$000
	Unaudited

Rendering of services	A$	48,253	A$	41,244
Sale of goods		19,565		15,426
Other revenue		824		84

Total revenue		68,642		56,754
Changes in inventories of finished goods and work in progress		(125)		36
Raw materials and consumables used		(12,937)		(11,629)
Consultants and advisors		(12,375)		(627)
Depreciation and amortisation expenses		(7,393)		(7,096)
Employee benefits expense		(15,869)		(11,200)
Freight and travel expenses		(650)		(452)
Rent and occupancy costs		(1,159)		(1,155)
Other expenses		(2,863)		(3,791)
Finance costs		(2,798)		(1,684)

Profit before income tax		12,473		19,156
Income tax expense		(3,532)		(5,367)

Profit after income tax	A$	8,941	A$	13,789

Other comprehensive income
Net unrealised gain/(loss) from cash flow hedges taken to equity, net of tax		184		371
Total comprehensive income for the period	A$	9,125	A$	14,160

The MAC Services Group Limited
STATEMENT OF CASH FLOWS FOR EACH OF THE SIX MONTH PERIODS ENDED
31 DECEMBER 2010 AND 2009

	31 Dec 2010		31 Dec 2009
	A$000		A$000
	Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	A$	75,616	A$	62,667
Payments to suppliers and employees		(55,429)		(42,778)
Interest received		233		115
Interest paid		(2,798)		(1,593)
Income tax paid		(5,558)		(5,795)

Net cash provided by operating activities		12,064		12,616

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for property, plant and equipment		(32,285)		(4,004)
Proceeds from sale of property, plant and equipment		82		108
Repayment of loans from employees		1,108		285

Net cash provided by/(used in) investing activities		(31,095)		(3,611)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings		44,206		6,000
Repayment of borrowings		(307)		(4,774)
Dividends paid		(16,126)		(6,935)

Net cash provided by/(used in) financing activities		27,773		(5,709)

Net increase (decrease) in cash held		8,742		3,296
Cash at beginning of period		3,389		1,533

Cash at end of period	A$	12,131	A$	4,829

The MAC Services Group Limited

NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The interim financial report for the Company as of and for the six months ended 31 December 2010 and 2009 comprises the Company and its subsidiaries (together referred to as the “consolidated group”).

The consolidated interim financial report has been prepared in accordance with AASB 134: Interim Financial Reporting and the Corporations Act 2001.

The consolidated interim financial report does not include all the information required for a full annual financial report, and should be read in conjunction with the annual financial report.

The accounting policies and methods of computation are the same as those adopted in the most recent annual financial report.

NOTE 2:  OPERATING SEGMENTS

Identification of reportable segments

The consolidated group has identified its operating segments based on the internal reports that are reviewed and used by the Board of Directors (the chief operating decision makers) in assessing performance and in determining the allocation of resources.

The operating segments are identified by management based on the manner in which the product is sold, the nature of the services provided and the identity of the service line manager. Discrete financial information about each of these operating businesses is reported to the executive management team on at least a monthly basis.

The reportable segments are based on aggregated operating segments determined by the similarity of the products sold and the services provided.

Types of products and services

Accommodation

The accommodation business provides accommodation and ancillary services to the mining industry in Australia. Ancillary services primarily consist of the supply of meals to guests of the accommodation business.

Other

Other segment revenue and results relates to the supply of laundry services to our accommodation business and manufacturing services to the mining industry in Australia.

The MAC Services Group Limited

NOTES TO THE INTERIM FINANCIAL STATEMENTS — (Continued)

Accounting policies and intersegment transactions

Intersegment pricing is determined on an arm’s-length basis. Segment result and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Elimination adjustments are made to eliminate intersegment revenues from the total consolidated revenues.

	Accommodation								Consolidated
	Services		Other		Segment Total		Eliminations		Total
	2010	2009	2010	2009	2010	2009	2010	2009	2010	2009
	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000	A$000

Revenue
Revenue from rendering of services	46,597	39,365	1,829	1,879	48,426	41,244	—	—	48,426	41,244
Revenue from sale of goods	19,565	14,176	—	1,250	19,565	15,426	—	—	19,565	15,426
Other revenue	212	84	439	—	651	84	—	—	651	84

External segment revenue	66,374	53,625	2,268	3,129	68,642	56,754	—	—	68,642	56,754
Inter-segment revenue	342	—	535	482	877	482	(877)	(482)	—	—

Total segment revenue	66,716	53,625	2,803	3,611	69,519	57,236	(877)	(482)	68,642	56,754
Result
EBITDA	42,493	33,845	(980)	(824)	41,513	33,021	—	—	41,513	33,021
Depreciation	(6,816)	(6,433)	(407)	(663)	(7,223)	(7,096)	—	—	(7,223)	(7,096)

EBIT	35,677	27,412	(1,387)	(1,487)	34,290	25,925	—	—	34,290	25,925
Corporate overheads									(19,019)	(5,085)
Financing costs									(2,798)	(1,684)

Profit before income tax									12,473	19,156
Income tax expense									(3,532)	(5,367)

Profit after income tax									8,941	13,789

Segment assets
Segment operating assets	746,933	202,576	19,846	9,065	766,779	211,641	—	—	766,779	211,641

NOTE 3:  DIVIDENDS

	Consolidated
	31 Dec	31 Dec
	2010	2009
	A$000	A$000

(a) Dividends declared and paid during the half-year on ordinary shares:
Final franked dividend for the financial year ended 30 June 2010: 4.75 cents, paid 15 October 2010 (2009: 4.25 cents)	7,883	6,994
Special franked dividend: 5.00 cents, paid 30 December 2010(2009:nil)	8,298	—

	16,181	6,994
(b) Dividends proposed and not yet recognized as a liability:
Interim franked dividend for the half-year ended 31 December 2009: 4.5 cents, paid 15 April 2010	—	7,413

The MAC Services Group Limited

NOTES TO THE INTERIM FINANCIAL STATEMENTS — (Continued)

NOTE 4:  CONTINGENT ASSETS AND LIABILITIES

	Consolidated
	31 Dec	31 Dec
	2010	2009
	A$000	A$000

Estimates of the future potential financial effect of contingent liabilities that may become payable:
Secured:
Guarantee provided by the Company’s bankers supported by a floating charge over the Company and the Consolidated Group’s assets for the performance of lease obligations
Un-secured:
A statement of claim has been received in respect of a patent infringement. A defence and counter claim has been lodged and Senior Counsel advice is there are strong grounds for a successful defence of the matter	1,256	1,256

There has not arisen in the interval between the end of the half-year and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect significantly the operations of the consolidated group, the results of those operations, or the state of affairs of the consolidated group, in future financial reporting periods.

NOTE 5:  STOCK BASED COMPENSATION

During the six months ended 31 December 2010 and 2009, we granted Executive Long-Term Incentive rights totaling 367,754 and nil, respectively, valued at a total of A$0.4375 million and nil respectively. Of those granted in the six months ended 31 December 2010 and 2009, all of the 367,754 awards vest in three equal annual installments.

Stock based compensation pre-tax expense recognized in the six month periods ended 31 December 2010 and 2009 totaled A$0.207 million and A$0.142 million, respectively.

NOTE 6:  INCOME TAXES

Income tax expense for interim periods is based on estimates of the effective tax rate for the entire fiscal year. The Company’s income tax provision for the six months ended December 2010 and 2009 totaled A$3.532 million, or 28% of pretax income, compared to A$5.367 million, or 28% of pretax income, for the six months ended 31 December 2009. The effective tax rate for the six months ended 31 December 2010 was impacted by adjustments made to the prior year tax returns resulting in a benefit of A$0.3 million during the period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(All Amounts Expressed in U.S. Dollars)

On December 30, 2010, Oil States International, Inc. (the Company) acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (the Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the coal mining, construction and resource industries. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash for a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our new five-year, $1.05 billion senior secured bank facilities.

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 was derived from the historical consolidated income statements of the Company and The MAC. The unaudited pro forma condensed consolidated income statement reflects the acquisition of The MAC completed on December 30, 2010 and the related financing from the Company’s new $1.05 billion credit facilities, as if such transactions had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated income statement is not necessarily indicative of results of operations that would have occurred had the acquisition been consummated earlier, nor is it necessarily indicative of future results. The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the acquisition and related financing, and reflect those items expected to have a continuing impact on the Company.

The Company and The MAC have incurred fees and expenses totaling $17.8 million in connection with the acquisition of The MAC, and they have included these costs as a separate expense category in the accompanying unaudited pro forma condensed consolidated income statement. The allocation of purchase price to the fair value of the assets acquired and liabilities assumed of The MAC is subject to change based on the final fair value measurements by the Company’s independent third-party valuation firms.

The following unaudited pro forma condensed consolidated income statement for the year ended December 31, 2010 should be read in conjunction with the historical consolidated financial statements of the Company and The MAC, which are included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011 and this amendment to the Company’s Current Report on Form 8-K dated March 17, 2011, respectively.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

	Year Ended December 31, 2010
	Historical		Pro Forma		Pro Forma
	Oil States	The MAC	Adjustments		Combined
	(In millions of U.S. Dollars, except per share amounts)

Revenues	$2,412.0	$114.7			$2,526.7

Costs and expenses:
Cost of sales and services	1,874.3	47.5			1,921.8
Selling, general and administrative expenses	150.9	9.2			160.1
Depreciation and amortization expense	124.2	13.5	$21.2	(a)	158.9
Acquisition related expenses	7.0	11.2			18.2

	2,156.4	81.4	21.2		2,259.0

Operating income	255.6	33.3	(21.2)		267.7
Interest expense	(16.3)	(4.4)	(16.3	)(b)	(37.0)
Interest income	0.8	0.3			1.1
Equity in earnings of unconsolidated affiliates	0.2	—			0.2
Other income	0.3	0.4			0.7

Income before income taxes	240.6	29.6	(37.5)		232.7
Income tax provision	(72.0)	(8.7)	11.9	(c)	(68.8)

Net income	$168.6	$20.9	$(25.6)		$163.9
Less: Net income attributable to noncontrolling interest	0.6	—	—		0.6

Net income attributable to Oil States International, Inc.	$168.0	$20.9	$(25.6)		$163.3

Net income per share attributable to Oil States International, Inc. common stockholders
Basic	$3.34				$3.25
Diluted	$3.19				$3.10
Weighted average number of common shares outstanding:
Basic	50.2				50.2
Diluted	52.7				52.7

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED INCOME STATEMENT
(All Amounts Expressed in U.S. Dollars)

On December 30, 2010, Oil States International, Inc. (the Company) acquired all of the ordinary shares of The MAC Services Group Limited (The MAC), through a Scheme of Arrangement (The Scheme) under the Corporations Act of Australia. The MAC is headquartered in Sydney, Australia and supplies accommodations services to the coal mining, construction and resource industries. As a result of the acquisition, we will significantly expand our existing accommodations business and will strategically position ourselves in the growing Australian natural resources market. The MAC currently has 5, 210 rooms in six locations in Queensland and, to a lesser extent, Western Australia. Under the terms of the Scheme, each shareholder of The MAC received $3.95 (A$3.90) per share in cash for a total purchase price of $638 million, net of cash acquired plus debt assumed of $87 million. The Company funded the acquisition with cash on hand and borrowings available under our new five-year, $1.05 billion senior secured bank facilities.

Given the December 30, 2010 acquisition date, the assets and liabilities of The MAC are included in the Company’s December 31, 2010 balance sheet. Detailed information concerning the assets and liabilities acquired is contained in the Company’s audited Consolidated Financial Statements contained in its Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011.

The Company’s historical condensed consolidated income statement for the year ended December 31, 2010 was derived from the Company’s annual audited consolidated financial statements included in the Company’s Form 10-K as filed with the Securities and Exchange Commission on February 22, 2011. The MAC’s historical condensed consolidated income statement for the year ended December 31, 2010 was derived from The MAC’s annual audited consolidated financial statement for the year ended June 30, 2010 and the unaudited statements for the six-month periods ended December 31, 2010 and 2009 included in this amendment to the Company’s Current Report on Form 8-K dated March 17, 2011, translated into U.S. Dollars using the average exchange rate for the year.

Following are details of pro forma adjustments made:

(a) To record the increased depreciation and amortization expense of $21.2 million for the year ended December 31, 2010 associated with the fair value adjustment to the property, plant and equipment and the acquired identified intangibles, as discussed below. The pro forma tax benefit on the additional depreciation and amortization costs is $6.4 million for the year ended December 31, 2010, calculated at an estimated Australian tax rate of 30.0%.

(b) To record estimated interest on debt issued for the cash acquisition price plus additional cash invested as working capital, less elimination of historical interest on pay down of debt on the acquisition date. The related interest costs on the incremental debt is $16.3 million for the year ended December 31, 2010, calculated at an estimated annual interest rate of 2.5%. The pro forma tax benefit on the additional estimated interest costs is $5.5 million for the year ended December 31, 2010, calculated at an estimated blended tax rate of 34.1%. The rate of interest on the debt is variable by 1/8%. A 1/8% change in the estimated annual interest rate would result in a $0.7 million change in the estimated interest on the incremental debt.

(c) To record the tax effect of additional depreciation and amortization of $6.4 million and interest expense of $5.5 million.

Based on preliminary fair value measurements, the property, plant and equipment of The MAC was increased by $172.5 million and $104.5 million of identifiable intangible assets were acquired. The identified intangibles include customer contracts, customer relationships and tradenames, with estimated useful lives of 10 years, except for The MAC tradenames valued at $9.7 million, which is considered indefinite lived. The fair value measurements and estimated useful lives used to calculate the depreciation and amortization are preliminary and are subject to change based on the final fair value measurements by the Company’s independent valuation experts. The excess of the purchase price over the fair value of the net assets acquired of $232.0 million is included in goodwill.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), in which we are incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, and Section 6.1 of our Bylaws provides a non-exclusive indemnification for certain acts by persons acting as an officer, director, employee or agent of the Company.

The Company determines whether the indemnification of the present or former director, officer, employee or agent is proper in the circumstances in accordance with Section 145 of the DGCL as described above.

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit
No.		Description of Exhibit

4.1		Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as filed with the Commission on November 7, 2000 (File No. 333-43400)).
4.2		Indenture dated as of June 1, 2011 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
4.3		Supplemental Indenture dated as of June 1, 2011 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
4.4		Registration Rights Agreement dated as of June 1, 2011 among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
*5	.1	Opinion of Vinson & Elkins L.L.P.
*12	.1	Computation of Ratio of Earnings to Fixed Charges.
*23	.1	Consent of Ernst & Young LLP (United States)
*23	.2	Consent of Ernst & Young (Australia)
*23	.3	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
*24	.1	Power of Attorney (included on signature pages hereto).
*25	.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A..
***101	.INS	XBRL Instance Document
***101	.SCH	XBRL Taxonomy Extension Schema Document
***101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
***101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document
***101	.LAB	XBRL Taxonomy Extension Label Linkbase Document
***101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
***	Furnished herewith.

(b)	Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

OIL STATES INTERNATIONAL, INC.

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President and Chief Executive Officer

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Stephen A. Wells Stephen A. Wells	Chairman of the Board	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director, President & Chief Executive Officer (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 1, 2011

/s/ Robert W. Hampton Robert W. Hampton	Senior Vice President — Accounting and Corporate Secretary (Principal Accounting Officer)	September 1, 2011

/s/ Martin A. Lambert Martin A. Lambert	Director	September 1, 2011

/s/ S. James Nelson, Jr. S. James Nelson, Jr.	Director	September 1, 2011

Signature	Title	Date

/s/ Mark G. Papa Mark G. Papa	Director	September 1, 2011

/s/ Gary L. Rosenthal Gary L. Rosenthal	Director	September 1, 2011

/s/ Christopher T. Seaver Christopher T. Seaver	Director	September 1, 2011

/s/ Douglas E. Swanson Douglas E. Swanson	Director	September 1, 2011

/s/ William T. Van Kleef William T. Van Kleef	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

ACUTE TECHNOLOGICAL SERVICES, INC.

By:	/s/ Thomas A. Nevitt
Thomas A. Nevitt
President and Chief Executive Officer

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Thomas A. Nevitt Thomas A. Nevitt	President and Chief Executive Officer (Principal Executive Officer)	September 1, 2011

/s/ Tama D. Lucas Tama D. Lucas	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Charles J. Moses Charles J. Moses	Director	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

CAPSTAR DRILLING LP, L.L.C.

By:	/s/ Mike Roghair
Mike Roghair
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Mike Roghair Mike Roghair	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Sole Manager and Senior Vice President	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

CAPSTAR HOLDING, L.L.C.

By:	/s/ Mike Roghair
Mike Roghair
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Mike Roghair Mike Roghair	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	President of Oil States Energy Services, Inc., the Sole Member of Capstar Drilling LP, L.L.C., & the Sole Member of Capstar Drilling GP, L.L.C.	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

CAPSTAR DRILLING, INC.

By:	/s/ Mike Roghair
Mike Roghair
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Mike Roghair Mike Roghair	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Director and Senior Vice President	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

CAPSTAR DRILLING GP, L.L.C.

By:	Oil States Energy Services, Inc., its Sole Member

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Cindy B. Taylor Cindy B. Taylor	President (Principal Executive Officer) President of Oil States Energy Services, Inc., the Sole Member	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

GENERAL MARINE LEASING, LLC

By:	/s/ William Derenbecker
William Derenbecker
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ William Derenbecker William Derenbecker	President (Principal Executive Officer)	September 1, 2011

/s/ Mark Menard Mark Menard	Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	President of Oil States International, Inc., the Sole Member	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

OIL STATES ENERGY SERVICES, INC.

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Cindy B. Taylor Cindy B. Taylor	President and Director (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Director and Senior Vice President	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

OIL STATES MANAGEMENT, INC.

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Cindy B. Taylor Cindy B. Taylor	Director and President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Charles J. Moses Charles J. Moses	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

OIL STATES INDUSTRIES, INC.

By:	/s/ Charles J. Moses
Charles J. Moses
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Charles J. Moses Charles J. Moses	Director and President (Principal Executive Officer)	September 1, 2011

/s/ Tama D. Lucas Tama D. Lucas	Vice President, Chief Financial Officer, Treasurer & Assistant Secretary (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

OIL STATES SKAGIT SMATCO, LLC

By:	/s/ Charles J. Moses
Charles J. Moses
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Charles J. Moses Charles J. Moses	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director of Oil States Industries, Inc., the Sole Member	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

PTI GROUP USA LLC

By:	/s/ Ronald Green
Ronald Green
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Ronald Green Ronald Green	President (Principal Executive Officer)	September 1, 2011

/s/ Mark Menard Mark Menard	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	President and Chief Executive Officer of Oil States International, inc., the Sole Member	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

PTI MARS HOLDCO 1, LLC

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President and Chief Executive Officer

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Cindy B. Taylor Cindy B. Taylor	President and Chief Executive Officer (Principal Executive Officer) President and Chief Executive Officer of Oil States International, Inc., the Sole Member	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 1, 2011

/s/ Robert W. Hampton Robert W. Hampton	Senior Vice President — Accounting and Corporate Secretary (Principal Accounting Officer)	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

SOONER INC.

By:	/s/ John Shoaff
John Shoaff
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ John Shoaff John Shoaff	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Director	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

SOONER PIPE, L.L.C.

By:	/s/ John Shoaff
John Shoaff
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ John Shoaff John Shoaff	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Senior Vice President & Director of Sooner Inc., the Sole Member	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

SOONER HOLDING COMPANY

By:	/s/ John Shoaff
John Shoaff
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ John Shoaff John Shoaff	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Director & Senior Vice President	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

SPECIALTY RENTAL TOOLS & SUPPLY, L.L.C.

By:	/s/ Cindy B. Taylor
Cindy B. Taylor
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Cindy B. Taylor Cindy B. Taylor	President (Principal Executive Officer) President of Oil States Energy Services, Inc., the Sole Member of Capstar Drilling LP, L.L.C., the Sole Member of Capstar Drilling GP, L.L.C., the Sole Member	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

STINGER WELLHEAD PROTECTION, INCORPORATED

By:	/s/ Bob McGuire
Bob McGuire
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Bob McGuire Bob McGuire	President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Christopher E. Cragg Christopher E. Cragg	Director & Senior Vice President	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 1, 2011.

WELL TESTING, INC.

By:	/s/ Christopher E. Cragg
Christopher E. Cragg
President

Each person whose signature appears below appoints Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Christopher E. Cragg Christopher E. Cragg	Director and President (Principal Executive Officer)	September 1, 2011

/s/ Bradley J. Dodson Bradley J. Dodson	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 1, 2011

/s/ Cindy B. Taylor Cindy B. Taylor	Director	September 1, 2011

INDEX TO EXHIBITS

Exhibit
No.		Description of Exhibit

4.1		Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as filed with the Commission on November 7, 2000 (File No. 333-43400)).
4.2		Indenture dated as of June 1, 2011 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
4.3		Supplemental Indenture dated as of June 1, 2011 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
4.4		Registration Rights Agreement dated as of June 1, 2011 among the Company, the Guarantors and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2011 (File No. 001-16337)).
*5	.1	Opinion of Vinson & Elkins L.L.P.
*12	.1	Computation of Ratio of Earnings to Fixed Charges.
*23	.1	Consent of Ernst & Young LLP (United States)
*23	.2	Consent of Ernst & Young (Australia)
*23	.3	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
*24	.1	Power of Attorney (included on signature pages hereto).
*25	.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A..
***101	.INS	XBRL Instance Document
***101	.SCH	XBRL Taxonomy Extension Schema Document
***101	.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
***101	.DEF	XBRL Taxonomy Extension Definition Linkbase Document
***101	.LAB	XBRL Taxonomy Extension Label Linkbase Document
***101	.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
***	Furnished herewith.